     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 2, 2001


                                                      REGISTRATION NO. 333-35954

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               MIXSON CORPORATION
                       (F/K/A SPEED RELEASE LOCK COMPANY)
             (Exact name of registrant as specified in its charter)



              DELAWARE                                3199                               75-2674927
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)              Identification Number)



                              7635 W. 28TH AVENUE
                             HIALEAH, FLORIDA 33016
                                 (305) 821-5190
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                          JOSEPH A. ROTMIL, PRESIDENT
                               MIXSON CORPORATION
                              7635 W. 28TH AVENUE
                             HIALEAH, FLORIDA 33016
                                 (305) 821-5190
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------


                                   COPIES TO:
                                JOEL HELD, ESQ.
                           LAWRENCE B. MANDALA, ESQ.
                                BAKER & MCKENZIE
                           2300 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201
                                 (214) 978-3000

                         ------------------------------

        Approximate date of commencement of proposed sale to the public:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                         ------------------------------


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: /X/


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE


                                          PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF                AGGREGATE            AMOUNT OF             AMOUNT               AMOUNT
      SECURITIES TO BE REGISTERED         OFFERING PRICE(1)    REGISTRATION FEE      PREVIOUSLY PAID            DUE
Common Stock, $.001 par value..........      $7,750,020             $2,022               $1,584                $438


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                SUBJECT TO COMPLETION, DATED             , 2001

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                     [LOGO]

                                   PROSPECTUS


                               MIXSON CORPORATION


                                  COMMON STOCK

                               ------------------


    This is our initial public offering. We are offering a minimum of 1,000,000 and a maximum of 3,000,000 shares of our common stock at an offering price of $2.50 per share. We must sell a minimum of 1,000,000 shares in order for this offering to be completed. The offering period will terminate 180 days after the date of this prospectus or when we sell all of the shares in the offering, whichever is earlier, provided that we may extend the offering period once for up to 30 additional days. If we do not sell at least 1,000,000 shares prior to the termination of the offering, all money paid for shares will be returned to the purchasers, with interest and without deduction. Even if we sell the minimum number of shares, we may not sell the maximum number of shares. All sales proceeds will be held in escrow with Chase Bank of Texas, N.A. until at least 1,000,000 shares have been sold.



    This prospectus also is being furnished to the stockholders of TTI Industries, Incorporated, a Texas corporation, in connection with the proposed distribution by TTI to its stockholders of approximately 100,008 shares of our common stock. TTI has declared a dividend payable to holders of record of TTI
common stock at the close of business on             , 2001. For every share of
TTI common stock held, a TTI stockholder will receive       shares of our common
stock, rounded down to the nearest whole share. This stock dividend will be distributed as soon as practicable after this registration statement becomes effective. Even if our offering is terminated because we do not sell the minimum number of shares, the distribution of our common stock by TTI to its stockholders will occur.


    No action is necessary on the part of the TTI stockholders to receive the shares of our common stock that TTI proposes to distribute. TTI stockholders do not need to pay any consideration to TTI or to us in connection with this distribution. TTI stockholders do not need to surrender any shares of TTI common stock to receive shares of our common stock to be distributed by TTI.


    INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5 TO READ ABOUT CERTAIN RISKS THAT YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


                                                                           MINIMUM      MAXIMUM
                                                              PER SHARE    OFFERING     OFFERING
                                                              ---------   ----------   ----------
Public offering price.......................................    $2.50     $2,500,000   $7,500,000
Underwriting discounts and commissions......................    $  --     $       --   $       --
Proceeds, before expenses, to us............................    $2.50     $2,500,000   $7,500,000


                            ------------------------

               THE DATE OF THIS PROSPECTUS IS             , 2001.

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
PROSPECTUS SUMMARY..........................................      1

SELECTED FINANCIAL DATA.....................................      3

SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION..........      4

RISK FACTORS................................................      5

FORWARD-LOOKING STATEMENTS..................................      9

TERMS OF THE OFFERING.......................................      9

DISTRIBUTION OF OUR SHARES BY TTI...........................     10

USE OF PROCEEDS.............................................     11

DIVIDEND POLICY.............................................     12

CAPITALIZATION..............................................     13

DILUTION....................................................     14

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION.........     15

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................     15

OUR BUSINESS................................................     20

OUR MANAGEMENT..............................................     29

SUMMARY COMPENSATION TABLE..................................     30

CERTAIN TRANSACTIONS WITH MANAGEMENT........................     32

PRINCIPAL STOCKHOLDERS......................................     32

DESCRIPTION OF SECURITIES...................................     34

PLAN OF DISTRIBUTION OF OFFERED SHARES......................     35

SHARES ELIGIBLE FOR FUTURE SALE.............................     36

LEGAL MATTERS...............................................     37

EXPERTS.....................................................     37

WHERE YOU CAN FIND MORE INFORMATION.........................     38

INDEX TO PRO FORMA FINANCIAL STATEMENTS.....................    P-1

INDEX TO FINANCIAL STATEMENTS...............................    F-1


                             IMPORTANT INFORMATION


    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.


                            ------------------------


    "Foil," "Rapide," "Tactica," and "Taclon" are trademarks, and "Speed Release," "Mixson," and "PPCT Phoenix Baton" are registered trademarks, of Mixson Corporation. This prospectus also contains the trademarks and service marks of other companies that are the property of their respective owners.

                               PROSPECTUS SUMMARY

    BECAUSE THIS IS ONLY A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, ESPECIALLY THE SECTION CAPTIONED "RISK FACTORS" AND THE FINANCIAL STATEMENTS AND NOTES, BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

OUR BUSINESS


    We are the surviving company of a merger between Speed Release Lock Company which was formed in 1996, and Mixson Corp., which was incorporated in 1968 as the successor to an unincorporated business started in 1959. We chose the name Mixson Corporation for the merged company. We are engaged in the manufacture and sale of safety and self protection accessories, including, leather holsters, belts, the PPCT Phoenix expandable baton, the Speed Release Gun Lock and assorted police/safety security training equipment and accessories.



    Our principal executive offices are located at 7635 W. 28th Avenue, Hialeah, Florida 33018, and our telephone number is (305) 821-5190. Our website address is www.mixson.com. The information contained in our website does not constitute part of this prospectus.


OUR MARKET OPPORTUNITY


    Our primary market is municipal police departments, federal law enforcement agencies, security service providers and military organizations, which we refer to as the "Public Safety Market," and to a lesser extent, private owners of firearms. We plan to expand our customer base to the general consumer safety market beginning with the marketing and sale of our Speed Release Gun Lock, our PPCT Phoenix Baton, and other future products with an emphasis on consumer safety and self-protection, whether developed by us or acquired through acquisition of other companies.



    Our immediate goals are:



    - solidifying our position as a provider of police equipment and safety training products to the Public Safety Market through an aggressive acquisition strategy;



    - expanding sales of our Mixson and PPCT Products to the international Public Safety Market;



    - marketing and selling our products, such as the Speed Release Gun Lock and the PPCT Phoenix Baton, to the general consumer safety market; and



    - developing or acquiring new products targeted at the Public Safety and general consumer safety market.



OUR GROWTH STRATEGY



    We plan to continue to maintain our position as a supplier of holsters and other police equipment accessories to the Public Safety Market, and engage in promoting new products aimed at the general consumer safety market, such as the PPCT Phoenix Baton and the Speed Release Gun Lock. We plan to add additional products that would be of interest to the Public Safety Market as well as the general consumer concerned with safety and self protection.



    Our opportunities with respect to the PPCT Phoenix Baton are based on what we believe will be the increased desire by police and law enforcement agencies to replace the standard solid, all metal, cumbersome police baton with a baton which is lightweight, expandable, highly maneuverable yet maintains a substantial striking force.



    Our opportunities with respect to the Speed Release Gun Lock are based on what we believe to be the likely heightened awareness for gun safety, and our manufacture and sale of the Speed Release Gun Lock, a reliable, safe, low-cost firearm lock designed to prevent the unauthorized use of firearms, including unintentional discharge by children. Our product maximizes the user's ability to operate the firearm quickly in an emergency situation through the use of instant keyless access, while at the same time prohibiting the unauthorized use of the firearm. The Speed Release Gun Lock, constructed of high impact polymer, securely covers the trigger guard of 95% of the guns sold in the U.S., with no modification to the firearm. It uses a fully programmable four-digit security code with over 38,000 potential combinations. Once locked around the trigger and trigger guard of a firearm, the lock will not release until the correct code is entered on the lighted touchpad. To prevent tampering, the Speed Release Gun Lock automatically shuts down for fifteen minutes after six incorrect codes have been entered.



    Our objective is to be a leading provider of both police equipment and safety training products to the Public Safety Market, as well as reliable, safe, cost-effective firearm locks to the general public, and to develop additional consumer products based upon our present and future product line. We intend to pursue this objective by:



    - pursuing an aggressive acquisition strategy for related products;



    - expanding our sales and marketing efforts;



    - capitalizing on present, pending and proposed state and federal legislation requiring gun locks and other firearm safety devices;



    - strengthening our relationship with distributors, retailers and manufacturers; and


    - continuing to provide high levels of consumer satisfaction.

THE OFFERING AND THE DISTRIBUTION


Common stock outstanding..................  11,036,080 shares
Common stock being offered by us..........  3,000,000 shares (maximum)
                                            1,000,000 shares (minimum)
Offering price............................  $2.50 per share
Common stock to be outstanding after the
  offering................................  14,036,080 shares (maximum)
                                            12,036,080 shares (minimum)
Common stock being distributed by
  TTI to its stockholders.................  100,008 shares
Use of proceeds...........................  We intend to use the net proceeds of this offering to repay all of our outstanding bank debt and indebtedness
                                            to our shareholders, to continue to develop new products
                                            and to evaluate future potential acquisitions, to market
                                            and promote the Speed Release Gun Lock, to grow demand
                                            for the PPCT Phoenix Baton as well as to fund
                                            expenditures on inventory, sales and marketing, research
                                            and development, working capital and general corporate
                                            purposes. The distribution of our shares by TTI to its
                                            stockholders will take place even if the minimum number
                                            of shares is not sold, but will not result in any
                                            proceeds to us.
Risk factors..............................  This investment involves a high degree of risk. You should purchase shares only if you can afford a complete
                                            loss of your investment.

                            SELECTED FINANCIAL DATA



    The following selected financial data has been derived from the audited and unaudited financial statements of Mixson Corp. and the notes to those statements included in this prospectus beginning on page F-25. You should read the following selected financial data together with the sections of this prospectus entitled "Selected Unaudited Pro Forma Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the pro forma financial statements and notes thereto included elsewhere in this prospectus. The data presented below at October 31, 2000 and 1999 and for the six months ended October 31, 2000 and 1999 are derived from unaudited interim financial statements of Mixson Corp. and include, in the opinion of management, all adjustments necessary for a fair presentation of the data.



    Net loss per share in the following table is based upon common shares outstanding of 11,036,080 to reflect our present capitalization.



                                                                                                     SIX MONTHS ENDED
                                                       YEAR ENDED APRIL 30,                             OCTOBER 31,
                                   -------------------------------------------------------------   ---------------------
                                      1996         1997         1998         1999        2000        1999        2000
                                   ----------   ----------   ----------   ----------   ---------   ---------   ---------
STATEMENT OF OPERATIONS DATA:
Net sales........................  $1,387,054   $1,194,822   $1,529,323   $1,044,659   $ 990,903   $ 461,434   $ 534,954
Cost of sales....................     800,887      640,153      947,613      721,953     773,227     332,231     338,826
General and administrative
  expenses.......................   [       ]    [       ]      509,278      649,679     361,572     341,011     271,134
Operating income (loss)..........      46,527      (45,232)      72,432     (326,973)   (143,896)   (211,808)    (75,006)
Other income (expense)...........     (14,632)     (83,401)     (43,463)     (40,078)    (21,651)    (10,330)     (4,204)
Net income (loss)................      21,745     (118,666)      21,220     (363,616)   (165,547)   (222,138)    (79,210)
Net income (loss) per share......       (0.00)       (0.01)       (0.00)       (0.03)      (0.01)      (0.02)      (0.01)



                                                             APRIL 30,                                  OCTOBER 31,
                                   -------------------------------------------------------------   ---------------------
                                      1996         1997         1998         1999        2000        1999        2000
                                   ----------   ----------   ----------   ----------   ---------   ---------   ---------
BALANCE SHEET DATA:
Current assets...................  $  519,424   $  417,555   $  544,103   $  672,935   $ 529,021   $ 449,416   $ 628,298
Property, plant and equipment,
  net............................      69,738       63,773       69,353       60,757      50,651      55,967      43,764
Total assets.....................     611,382      513,241      655,140      774,868     617,031     545,522     713,421
Total liabilities................     560,677      581,202      576,413      459,757     467,467     452,549     643,067
Retained earnings (accumulated
  deficit).......................     208,328       89,662      161,350     (202,266)   (367,813)   (424,404)   (447,023)
Total stockholders' equity
  (deficit)......................      50,705      (67,961)      78,727      315,111     149,564      92,973      70,354

               SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION



    The following selected unaudited pro forma financial information has been derived from the historical financial information of Mixson Corp., adjusted to give effect to:



    - the merger of Mixson Corp. and Speed Release Lock Company;



    - our acquisition of all of the membership interests of PPCT Products, LLC; and



    - the estimated accounting adjustments resulting from such merger and acquisition;



in each case as though the transactions had occurred on April 30, 2000 and October 31, 2000, respectively.



    The following information does not necessarily indicate the financial position or results of operations that would have been achieved had the transactions occurred on these dates or that may occur in the future. The following information should be read in conjuction with:



    - the pro forma financial information, and notes to that information, included in this prospectus; and



    - the historical financial statements of Mixson Corp., Speed Release Lock Company and PPCT Products, LLC, including the notes to those statements, included in this prospectus.



                                                                                  SIX MONTHS
                                                                YEAR ENDED          ENDED
                                                              APRIL 30, 2000   OCTOBER 31, 2000
                                                              --------------   ----------------
STATEMENT OF OPERATIONS DATA:
Net sales...................................................   $ 1,813,477        $  681,028
Cost of sales...............................................     1,187,352           404,763
General and administrative expenses.........................     1,710,219           593,088
Operating income (loss).....................................    (1,084,094)         (316,823)
Other income (expense)......................................      (149,119)         (142,764)
Net income (loss)...........................................    (1,233,213)         (459,587)
Net income (loss) per share.................................         (0.12)            (0.04)



                                                              OCTOBER 31,
                                                                 2000
                                                              -----------
BALANCE SHEET DATA:
Current assets..............................................   $673,797
Property, plant and equipment, net..........................    112,073
Total assets................................................  1,237,526
Total liabilities...........................................  1,464,013
Retained earnings (accumulated deficit).....................  (4,237,937)
Total stockholders' equity (deficit)........................   (226,487)

                                  RISK FACTORS

    YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE YOU DECIDE WHETHER TO PURCHASE OUR COMMON STOCK. INVESTING IN OUR COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. ANY OF THE FOLLOWING RISKS, AS WELL AS OTHER RISKS AND UNCERTAINTIES THAT ARE NOT YET IDENTIFIED OR THAT WE CURRENTLY BELIEVE ARE IMMATERIAL, COULD HARM OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS, COULD CAUSE THE TRADING PRICE OF OUR COMMON STOCK TO DECLINE AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT. PLEASE SEE "FORWARD-LOOKING STATEMENTS" IMMEDIATELY FOLLOWING THIS SECTION OF THE PROSPECTUS.

RISKS RELATED TO OUR BUSINESS


UNLESS WE CAN REVERSE OUR HISTORY OF LOSSES, WE MAY HAVE TO DISCONTINUE
  OPERATIONS.



    For the year ended April 30, 2000 and the six months ended October 31, 2000, we suffered net losses, on a pro forma basis as adjusted for the acquisitions of Mixson Corp. and PPCT Products, LLC, of $1,233,213 and $459,587, respectively. During these periods, Speed Release Lock Company incurred net losses of $1,088,681 and $483,384, respectively. Speed Release Lock Company has incurred losses since it was organized. If we are unable to achieve or sustain profitability or if operating losses increase in the future, we may not be able to remain a viable company and may have to discontinue operations. If that happened, you could lose the entire amount of your investment.



BECAUSE WE HAVE EXPERIENCED NEGATIVE CASH FLOW, WE MAY NEED BUT BE UNABLE TO
  OBTAIN ADDITIONAL CAPITAL FINANCING IN THE FUTURE.



    Our working capital requirements and the cash flow provided by future operating activities will vary greatly depending on the volume of business during the period for each of our Mixson, Speed Release and PPCT product lines. We have experienced negative cash flows from operations during the past two years. If negative cash flow operations continue, we may be required to seek additional financing. If we are unable to obtain additional financing on reasonable terms or at all, we may not be able to expand, develop our products or respond to favorable acquisition opportunities and we may be forced to curtail our existing activities or cease operations. If we do obtain additional financing through the issuance of additional equity securities, your investment in us could be diluted. If we incur additional indebtedness, we will be subject to many risks, including the possibility of having insufficient cash flow for debt repayment.



WE HAVE OUTSTANDING DEBT AND MAY BE UNABLE TO GENERATE SUFFICIENT REVENUE OR
  OTHERWISE FINANCE DEBT REPAYMENT.



    We have outstanding debt of approximately $1.4 million under lines of credit, notes payable to banks, and notes payable to shareholders. Our debt to the banks is secured by liens on our assets. Our current rate of revenue is insufficient to enable us to repay our debt on maturity. In the event we cannot sell sufficient shares or generate sufficient revenue or we are unable to otherwise finance the repayment of our debt, we could get sued or face judgments against us which could result in a loss of assets and a discontinuation of operations.



BECAUSE WE WILL REPAY DEBTS WITH THE PROCEEDS OF THE OFFERING, IF WE SELL ONLY
  THE MINIMUM NUMBER OF SHARES THE OFFERING PROCEEDS AVAILABLE FOR OUR OPERATIONS WILL BE LIMITED.



    We intend to use a portion of the proceeds of this offering to repay indebtedness of $1,428,935, which includes $464,651 due to our shareholders for amounts advanced to us during the past two years (other than advances for offering costs that we plan to reimburse). If we sell only the minimum number of shares, after the repayment of this existing debt, we will have only $846,065 to use for operations and the implementation of our growth strategy. That could limit our ability to expand our business, marketing plans and sales, and could reduce our ability to achieve profitability.

IF WE CANNOT RETAIN OUR CURRENT KEY PERSONNEL OR ACQUIRE ADDITIONAL PERSONNEL,
  WE MAY NOT BE ABLE TO SUCCESSFULLY MARKET OUR PRODUCTS.



    Our success will depend largely on the continuing efforts of our executive officers, including our president, Mr. Joseph A. Rotmil. Our business may be adversely affected if the services of these individuals become unavailable to us. In addition, increasing the sales volume of our products will require the implementation of a successful advertising and marketing plan. We will need to hire additional qualified sales, advertising and marketing staff to enable us to achieve market penetration with our products. If we cannot successfully identify, attract, hire and retain additional personnel in a timely and effective manner, it would have a material adverse effect on our business, financial condition and results of operations by limiting our product sales and decreasing revenue.



DELAWARE LAW MAY LIMIT POSSIBLE TAKEOVERS AND DISCOURAGE PURCHASES OF OUR STOCK.



    Our certificate of incorporation makes us subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general,
Section 203 prohibits certain publicly-held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of time. This provision could discourage others from bidding for our shares. That could reduce the likelihood of an increase in our stock price that might otherwise occur in the event a bidder sought to take control of us by offering to buy our stock from our existing shareholders.



RISKS RELATED TO OUR PRODUCTS



IF WE CANNOT PROTECT OUR PROPRIETARY RIGHTS IN OUR TECHNOLOGY, WE COULD LOSE
  THOSE RIGHTS.



    We have several U.S. patents to protect our rights in, among other things, our "foil design" grab-proof holster, the PPCT Phoenix Baton, and the Speed Release Gun Lock. We also have registered trademarks to protect our rights in our "Mixson," "PPCT Phoenix Baton" and "Speed Release" marks. We rely on a combination of trade secrets, copyright, patent, trademark, unfair competition and other intellectual property laws, as well as contractual agreements to protect our rights to our intellectual property. Due to the difficulty of monitoring unauthorized use of and access to intellectual property, however, these measures may not provide adequate protection. If courts do not uphold our intellectual property rights or enforce our contractual arrangements, we may not be able to protect our proprietary technology. Even if we bring suit to protect, or become subject to a claim challenging our right to, our intellectual property, it could result in substantial costs and diversion of our resources. It could also result in the loss or compromise of our proprietary rights, subject us to significant liabilities, require us to seek licenses from third parties, or prevent us from selling our products. This could adversely effect our ability to achieve profitability.



THE FAILURE OF OUR PRODUCTS COULD GIVE RISE TO PRODUCT LIABILITY CLAIMS.



    The products we manufacture and sell are used in situations where the failure to use the products for their intended purpose or the failure to use them properly, could result in serious bodily injury or death. Our products include holsters and other accessories designed for use with firearms and other weapons, devices for safely storing firearms and locking the trigger to prevent unauthorized use, batons and training equipment for use in training and preparing people for violent confrontations. If our insurance coverage is cancelled, becomes unavailable or too expensive, then we would not be covered for these types of losses. Any substantial uninsured loss could have a material adverse effect on our business, financial conditions and results of operations, and prohibit us from bidding for orders from certain municipal customers since, at present, many municipal bids require insurance coverage.

IF OUR PRODUCTS ARE RENDERED OBSOLETE BY TECHNOLOGICAL ADVANCES OR EVOLVING
  INDUSTRY STANDARDS, WE WOULD NOT BE COMPETITIVE.



    We must respond effectively to technological changes by continuing to enhance and improve our products to incorporate emerging or evolving standards and meet changing customer requirements. If we do not enhance and improve our products, our sales and financial results could be materially adversely affected and all or some portion of our inventory may be rendered obsolete. Our operating results could fluctuate as a result of the amount, timing and market acceptance of our products.



CURRENT OR FUTURE LEGISLATION OR REGULATION AT EITHER THE FEDERAL OR STATE LEVEL
  COULD HAVE AN ADVERSE IMPACT ON SALES OF OUR SPEED RELEASE GUN LOCK AND OUR PPCT PHOENIX BATON.



    The federal government is currently considering legislation that would require the sale of a gun lock with every purchase of a handgun in the United States. Several states have enacted legislation that requires a gun lock to be sold with every new handgun. We cannot, however, rely upon the passage of any type of gun safety legislation to create a market for our gun lock. The possibility exists that our gun lock may not comply with future regulations that may be imposed on gun locks. For example, state or federal laws may require that all gun locks meet specifications that our product may be unable to attain. Maryland has enacted legislation that requires all handguns sold in that state beginning January 1, 2003 to contain gun locks built into the gun itself. Enactment of similar laws elsewhere could harm our future sales. We are aware that certain state criminal statutes may apply to the production and sale of our PPCT Phoenix Baton to individuals who are not licensed law enforcement personnel, should we decide to target that market. The greater the number of jurisdictions that prohibit sales of products like ours, the fewer opportunities we have to market the PPCT Phoenix Baton to the general consumer safety market.



MANY OF OUR CUSTOMERS HAVE FLUCTUATING BUDGETS, WHICH COULD ADVERSELY AFFECT OUR
  SALES.



    Customers for our products include law enforcement and governmental agencies. Government tax revenues and budgetary constraints fluctuate from time to time and can affect budgetary allocations for law enforcement. Many domestic and foreign government agencies have experienced budget deficits that have led to decreased spending in certain areas. Our results of operations may be subject to substantial period-to-period fluctuations as a result of these and other factors affecting capital spending. A reduction of funding for law enforcement could have a material adverse effect on our sales, and without those sales we will not be able to achieve profitability.



BECAUSE ONLY A FEW OF OUR CUSTOMERS HAVE ACCOUNTED FOR A MAJORITY OF OUR SALES,
  LOSS OF A CUSTOMER COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS.



    For the year ended April 30, 2000, sales of our PPCT product line to the Hong Kong Police Force represented approximately 78% of the total sales of the PPCT product line, and for the same period of time, sales of our Mixson product line to three distributors represented approximately 44% of the total sales of the Mixson product line. These distributors were Superior Uniform Group, Seminole, Florida; GT Distributors, Rossville, Georgia; and Lawmen's & Shooters Supply, Vero Beach, Florida. We do not have written contracts with these customers or distributors. A loss of any of these customers or distributors could have a material adverse effect on our revenues and operations and could limit our ability to achieve profitability.



OUR INTERNATIONAL SALES COULD BE SUBJECT TO UNCERTAIN FOREIGN GOVERNMENT
  POLICIES.



    We have sales in foreign countries, principally Hong Kong, for our PPCT Phoenix Baton. We are therefore subject to various risks related to doing business in foreign countries, including possible U.S. imposed embargoes of sales, foreign import controls, exchange rate fluctuations, expropriations of assets, war, civil uprisings and riots, government instability and legal systems of decrees, laws, regulations, interpretations and court decisions that are not always fully developed and that may be retroactively or arbitrarily applied. Any of these risks could result in a loss of business or other unexpected costs which could reduce our revenue or profits.


RISKS ASSOCIATED WITH THE OFFERING

BECAUSE THERE ARE NO COMMITMENTS TO PURCHASE ANY OFFERED SHARES, YOUR ABILITY TO
  RESELL YOUR STOCK COULD BE LIMITED.


    This offering will not be underwritten, and there are no commitments to purchase any of the offered shares. We cannot predict how many, if any, of the shares will be sold. The distribution of our shares by TTI to its stockholders will take place even if the minimum number of shares are not sold, but will not result in any proceeds to us. There may not be an orderly distribution network developing for the shares. This may have a negative effect on the price of our shares following this offering and on your liquidity in the shares. Further, we may fail to raise sufficient funds in the offering to adequately pay our expenses and permit us to implement any portion of our business plan.



BECAUSE THERE IS NO MARKET FOR OUR STOCK IT COULD LIMIT YOUR ABILITY TO RESELL
  THE STOCK.



    Prior to this offering and distribution, there was no public market for our securities, and a market may not develop as a result of these issuances. Our securities are not listed on any stock exchange or on the Nasdaq National Market System or SmallCap Market, nor do we meet the eligibility requirements for any of these. No market makers currently make a market in our securities. In addition, most TTI shareholders will receive only a few shares of our stock, which will not contribute to an active market. With the lack of an active public market for our stock, your ability to sell our securities will be limited and you could be required to hold them for an indefinite period of time.



BECAUSE OUR DETERMINATION OF THE PUBLIC OFFERING PRICE WAS NOT BASED ON A MARKET
  PRICE, YOU MAY NOT BE ABLE TO RESELL STOCK AT THAT PRICE.



    Because there has been no prior public trading market for our common stock, the initial public offering price of the common stock has been determined by us and is not necessarily related to our asset value, net worth or other criteria of value. The factors considered in determining the offering price include an evaluation by management of the history and prospects for the industry in which we compete and our earnings prospects. You may not be able to sell your stock at that price.



BECAUSE OF ADDITIONAL SALES PRACTICES IMPOSED UPON BROKER-DEALERS THAT SELL LOW
  PRICED SECURITIES IT COULD LIMIT THE MARKET FOR OUR SHARES.



    The Securities and Exchange Commission has adopted regulations concerning low priced securities or "penny stocks." The regulations define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For transactions covered by these regulations, a broker-dealer intending to sell to persons other than established customers or accredited investors must make a special suitability determination for the purchaser and must have received the purchaser's written consent to the transaction prior to the sale. These additional burdens may discourage broker-dealers from effecting transactions in our common stock and could limit our market liquidity and your ability to sell in the secondary market. In addition, it is unlikely that any bank or financial institution will accept penny stock as collateral.



BECAUSE WE DO NOT INTEND TO REGISTER THIS OFFERING IN ALL OF THE STATES, YOUR
  ABILITY TO RESELL STOCK COULD BE REDUCED.



    We intend to register this offering in approximately 27 states, including Arizona, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Kansas, Michigan, Minnesota, Mississippi, Missouri,

Nevada, New Jersey, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Texas, Vermont, Virginia and West Virginia. That will make it difficult or impossible for you to resell our stock in states in which the offering is not registered.



BECAUSE OUR STOCK OWNERSHIP IS CONCENTRATED IN MANAGEMENT, YOUR ABILITY TO
  INFLUENCE MANAGEMENT MAY BE LIMITED.



    If we sell the maximum number of shares, we anticipate that our directors and officers will collectively have beneficial ownership of approximately 12,346,872 shares or approximately 79.5% of our then raised and outstanding common stock. We expect that upon successful completion of the maximum offering, our president, Mr. Rotmil, will beneficially own 4,724,677 shares of our common stock, including options to acquire 1,000,000 shares of our common stock, or approximately 31.4% of our then issued and outstanding stock. We also expect that Mr. O'Connell will hold 3,724,677 shares, that Mr. Bercoon will beneficially own 2,483,118 shares and that Mr. Bedowitz will beneficially own 1,413,600 shares of our common stock representing respectively approximately 26.5%, 17.7% and 9.7% of our then issued and outstanding common stock. As a result Messrs. Rotmil, O'Connell, Bercoon, and Bedowitz collectively or individually will be able to exercise a significant influence over all matters requiring shareholder approval, including the ability to elect a majority of our board of directors and to approve or prevent us from taking significant corporate actions requiring director and stockholder approval. Because of the control held by these directors, we could be prevented from entering into transactions that could be beneficial to our stockholders. The interests of these individual stockholders could conflict with the interests of our other stockholders.


                           FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements that involve risks and uncertainties. Some of these statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by the use of forward-looking words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. You should read statements that contain these words carefully because they discuss our future expectations, certain projections of our future results of operations or financial condition or state other "forward-looking" information. We believe that it is important to communicate our future expectations to you. However, there may be events in the future that we cannot accurately predict or control. The factors listed above in the section captioned "Risk Factors," as well as cautionary language in this prospectus, provide examples of risks and uncertainties that could cause our actual results to differ materially from those we expect as described by these forward-looking statements. Before you invest in our shares, you should be aware that the occurrence of events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

                             TERMS OF THE OFFERING

OFFERING PRICE


    Each share of common stock sold in the offering is priced at $2.50. Purchasers are required to purchase a minimum of 100 shares. Therefore, each purchaser of shares in this offering will purchase at least $250 of our common stock.


SHARES OFFERED; THE OFFERING


    We are offering a total of 3,000,000 shares for sale in the offering. The shares will be offered exclusively by our officers and directors without the payment of any sales commissions or any other fees to any person. The offering period will terminate on the earlier to occur of (i) the close of business on or (ii) the date all of the shares in the offering are sold, provided that we may extend the offering period once for a maximum of 30 additional days. The offering is conditioned upon the sale of at least 1,000,000 shares. Until 1,000,000 shares have been sold, all proceeds from the offering will be held in escrow. We cannot be certain that any or all of the shares will be sold in the offering. SUBSCRIPTIONS FOR SHARES WILL BE IRREVOCABLE. The distribution of 100,008 of our shares by TTI to its stockholders will take place even if we sell no shares, but we will receive no funds from that distribution. See "PLAN OF DISTRIBUTION OF OFFERED SHARES."



                       DISTRIBUTION OF OUR SHARES BY TTI


BACKGROUND AND REASONS FOR THE DISTRIBUTION


    On October 5, 1999, Speed Release Lock Company, a Texas corporation for which we are the successor in interest ("Speed Release-Texas"), entered into a Stock Purchase and Exchange Agreement with TTI Industries, Incorporated and
Mr. Steve Bedowitz, the president and majority shareholder of Speed Release-Texas at that time. Pursuant to this agreement, among other things,
(i) Mr. Bedowitz purchased an option for $40,000, which is exercisable upon 60 days prior written notice, to purchase 165,000 shares of TTI's common stock at a purchase price of $.01 per share; (ii) TTI acquired 10% of the common stock of Speed Release-Texas in exchange for 9.9% of TTI's common stock; (iii) TTI obtained the right for a period of 180 days to demand the filing of a registration statement with the Securities and Exchange Commission with respect to the shares of Speed Release-Texas common stock owned by TTI, provided however, that TTI, in exercising this right, is limited to distributing those shares only to its stockholders (and may not sell these shares in the open market); and (iv) if TTI had not exercised its right to demand registration within 180 days from the date of the Stock Purchase and Exchange Agreement, Speed Release-Texas could have rescinded the transaction and reacquired its shares in return for the TTI shares it acquired. TTI timely notified Speed Release-Texas that it was exercising its rights to demand registration and requested the filing of a registration statement with respect to these shares. As a result of our merger with Speed Release-Texas on March 29, 2000, the shares of Speed Release-Texas common stock that TTI held were converted into what is currently 100,008 shares of our common stock and we, as successor in interest to Speed Release-Texas, are taking steps to register the proposed distribution by TTI to its stockholders of these 100,008 shares of our common stock, including the filing of this prospectus and the accompanying registration statement with the Securities and Exchange Commission.


MANNER OF EFFECTING THE DISTRIBUTION


    TTI currently holds 100,008 shares, or 0.91%, of our common stock. TTI has declared a dividend payable to the holders of record of TTI's common stock at
the close of business on             , 2001. As of such date, there were
[4,073,401] shares of TTI common stock outstanding. The dividend will result in TTI stockholders receiving [0.02455147] shares of our common stock, rounded down to the nearest whole share, for every share of TTI common stock held by them. This ratio was selected in order to achieve as closely as possible TTI's goal of distributing all of our shares held by TTI and will result in the distribution of approximately 100,008 shares. After the distribution, TTI will hold a number of our shares equal to the sum of the fractional shares of our common stock not distributed due to the rounding down described above. We expect the stock
dividend to be effected by TTI on or about             , 2001. TTI will notify
us or             which will act as our transfer agent, as to the names and
holdings of each new shareholder of record. Our transfer agent will begin to mail certificates representing shares of our common stock to the TTI stockholders entitled to the distribution as soon as practicable after the effective date of this registration statement.



    In the distribution, TTI will distribute all but a few of the shares of our common stock now held by it. We currently have eight stockholders. The proposed distribution of 100,008 shares of our common stock will be made to approximately
      TTI shareholders. Most of those TTI shareholders will receive less than 10 shares of our stock. We do not anticipate that the distribution of our shares to TTI shareholders will have any material impact on the marketability of our shares. TTI shareholders will not pay any consideration to TTI or to us in connection with this distribution nor do they need to surrender any shares of TTI common stock to receive their shares of our common stock. This distribution will not result in any proceeds to us. Since TTI will be distributing our shares to its shareholders, it may be considered an underwriter with respect to that distribution. Other than the transactions described above under "Background and Reasons for the Distribution," TTI and its affiliates have not had any position, office or other material relationship, or entered into any transactions, with us or any of our affiliates.


                                USE OF PROCEEDS


THE OFFERING



    We estimate that our net proceeds from the sale of the common stock will be approximately $2,125,000 if the minimum number of shares offered (1,000,000) the ("Minimum Offering") is sold and $7,125,000 if the maximum number of shares offered (3,000,000) (the "Maximum Offering") is sold, after deducting estimated offering expenses of $375,000. The primary purposes of the offering are as follows:



    - to aggressively evaluate and pursue potential acquisition candidates with a view to consummating transactions that would provide us with additional products to market and sell to the public safety and general consumer safety markets;



    - to expand our sales and marketing activities, particularly targeting the general consumer safety market, to promote such products as the Speed Release Gun Lock, the PPCT Phoenix Baton, and other new products we may promote to the general consumer safety market;



    - to engage in research and development to produce and manufacture new products related to the general consumer and public safety markets;



    - to retire approximately $814,284 of bank indebtedness;



    - to retire approximately $464,651 of indebtedness we owe to certain of our shareholders;



    - to reimburse Mr. Bedowitz for offering costs advanced by him of up to $150,000;



    - to fund our working capital needs and for other general corporate purposes.


We intend to use the net proceeds from this offering as follows:


                                        APPLICATION OF             APPLICATION OF
                                      NET PROCEEDS FROM          NET PROCEEDS FROM
                                       MINIMUM OFFERING           MAXIMUM OFFERING
                                   ------------------------   ------------------------
                                     AMOUNT        PERCENT      AMOUNT        PERCENT
                                   ----------      --------   ----------      --------
Sales and marketing..............  $  200,000          9.4%   $  500,000          7.0%
Acquisitions.....................     175,000          8.2%    4,371,265         61.4%
Research and development.........     300,000         14.1%      300,000          4.2%
Repayment of bank indebtedness...     819,084         38.6%      819,084         11.5%
Repayment of shareholder
  indebtedness...................     434,651(1)      20.5%      434,651          6.1%
Working capital and general
  corporate purposes.............     196,265          9.2%      700,000          9.8%
                                   ----------       ------    ----------       ------
    Total........................  $2,125,000        100.0%   $7,125,000        100.0%
                                   ==========       ======    ==========       ======


------------------------


(1) Does not include our reimbursement of up to $150,000 to Mr. Bedowitz for offering costs advanced by him.



    The table above represents our best estimate of the allocation of the net proceeds of the offering, based upon the current status of our operations, our current plans and current economic conditions. The amount and timing of expenditures will vary depending upon a number of factors, including progress of our operations, technical advances, terms of collaborative arrangements and changes in competitive conditions. We reserve the right to change the amount of the net proceeds that will be used for any purpose to the extent that management determines that a change is advisable. Accordingly, management will have broad discretion regarding the application of the net proceeds of the offering.


    Pending application of the net proceeds of the offering, we intend to invest the net proceeds in short-term, interest bearing investments, such as bank certificates of deposit, United States government obligations and money market instruments.


THE DISTRIBUTION



    In the distribution, TTI will distribute almost all of its shares of our common stock to its stockholders. TTI stockholders do not need to pay any consideration to TTI or to us in connection with this distribution nor do they need to surrender any shares of TTI common stock to receive their shares of our common stock. This distribution will not result in any proceeds to us, and the distribution will take place even if the minimum number of shares is not sold.


                                DIVIDEND POLICY

    We have never declared or paid any cash dividends on our common stock, and we do not anticipate paying cash dividends on our common stock in the foreseeable future. Our current policy is to retain earnings to finance our operations and fund the development and growth of our business. Future declaration and payment of dividends, if any, will be determined based on the then-current conditions, including our earnings, operations, capital requirements, financial condition, and other factors the board of directors deems relevant.

                                 CAPITALIZATION


    The following table has been derived from the unaudited financial statements of Mixson Corp. included in this prospectus and sets forth the capitalization of Mixson Corp. at October 31, 2000, and as adjusted to give effect to (i)



    - the merger of Mixson Corp. and Speed Release Lock Company;



    - our acquisition of all of the membership interests of PPCT Products, LLC; and



    - the estimated accounting adjustments resulting from such merger and acquisition;



in each case as though the transaction had occurred on October 31, 2000, and
(ii) the sale of the Minimum Offering and the Maximum Offering, after deducting estimated offering expenses. This table should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus.



                                                                             AS ADJUSTED
                                                               ---------------------------------------
                                                ACTUAL                         MINIMUM       MAXIMUM
                                           OCTOBER 31, 2000     PRO FORMA     OFFERING      OFFERING
                                           -----------------   -----------   -----------   -----------
Long-term liabilities, less current
  portion................................     $        --      $        --   $        --   $        --
Stockholders' equity (deficit)
  Preferred stock (10,000,000 shares
    authorized, no shares issued or
    outstanding at October 31, 2000).....              --               --            --            --
  Common stock, $0.01 par value
    (50,000,000 shares authorized,
    11,036,080 shares issued and
    outstanding at October 31, 2000;
    12,036,080 shares issued and
    outstanding as adjusted for the
    Minimum Offering; 14,036,080 shares
    issued and outstanding as adjusted
    for the Maximum Offering)............              --          110,361       120,361       140,361
  Common Stock, $2.50 par value; 4,000
    shares authorized, issued and
    outstanding..........................          10,000               --            --            --
  Additional paid-in capital.............         933,452        3,901,089     6,026,089    11,026,089
  Accumulated deficit....................        (447,023)      (4,237,937)   (4,237,937)   (4,237,937)
  Less: Treasury stock (3,800 shares of
    common stock at cost)................        (426,075)              --            --            --
                                              -----------      -----------   -----------   -----------
    Total stockholders' equity
      (deficit)..........................          70,354         (226,487)    1,908,513     6,928,513
                                              -----------      -----------   -----------   -----------
    Total capitalization.................          70,354         (226,487)    1,908,513     6,928,513
                                              ===========      ===========   ===========   ===========

                                    DILUTION


    Our deficit in net tangible book value at October 31, 2000 was approximately $633,684, or $0.06 per share of common stock. Deficit in net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding. Dilution per share represents the difference between the offering price of $2.50 per share and the net tangible book value per share of common stock, as adjusted, immediately after this offering and is based upon common shares outstanding of 11,036,080 prior to the offering to reflect our present capitalization.



    After giving effect to the sale of the Minimum Offering and after deducting estimated offering expenses, our pro forma net tangible book value at October 31, 2000 would have been $1,491,316, or $0.12 per share. This represents an immediate increase in pro forma net tangible book value of $0.18 per share to existing stockholders and an immediate dilution of $2.38 per share, or approximately 95% of the offering price, to investors purchasing shares of common stock in the Minimum Offering.



    After giving effect to the sale of the Maximum Offering and after deducting estimated offering expenses, our pro forma net tangible book value at October 31, 2000 would have been $6,491,316, or $0.46 per share. This represents an immediate increase in pro forma net tangible book value of $0.52 per share to existing stockholders and an immediate dilution of $2.04 per share, or approximately 82% of the offering price, to investors purchasing shares of common stock in the Maximum Offering.



    The following tables illustrate this per share dilution:



MINIMUM OFFERING
----------------
Initial public offering price...............................              $2.50
  Net tangible book value (deficit) before the Minimum
    Offering................................................   (0.06)
  Increase attributable to new investors....................     .18
                                                               -----
Adjusted pro forma net tangible book value after the Minimum
  Offering..................................................                .12
                                                                          -----
Dilution per share to new investors.........................               2.38
                                                                          =====
MAXIMUM OFFERING
----------------
Initial public offering price...............................               2.50
Net tangible book value (deficit) before the Maximum
  Offering..................................................   (0.06)
Increase attributable to new investors......................    0.52
                                                               -----
Adjusted pro forma net tangible book value per share after
  the Maximum Offering......................................               0.46
                                                                          -----
Dilution per share to new investors.........................               2.04
                                                                          =====



    The following tables summarize on a pro forma basis at October 31, 2000 the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid to us by existing stockholders and by investors purchasing shares of common stock in the Minimum Offering and the Maximum Offering, before deducting estimated offering expenses:



                                        SHARES PURCHASED             TOTAL CONSIDERATION
                                    ------------------------      -------------------------      AVERAGE PRICE
MINIMUM OFFERING                      NUMBER        PERCENT         AMOUNT         PERCENT         PER SHARE
----------------                    ----------      --------      -----------      --------      -------------
Existing stockholders.............  11,036,080         91.7%      $ 4,011,450         61.6%          $0.36
New investors.....................   1,000,000          8.3%        2,500,000         38.4%          $2.50
                                    ----------       ------       -----------       ------
    Total.........................  12,036,080        100.0%        6,511,450        100.0%
                                    ==========       ======       ===========       ======



                                        SHARES PURCHASED             TOTAL CONSIDERATION
                                    ------------------------      -------------------------      AVERAGE PRICE
MAXIMUM OFFERING                      NUMBER        PERCENT         AMOUNT         PERCENT         PER SHARE
----------------                    ----------      --------      -----------      --------      -------------
Existing stockholders.............  11,036,080         78.6%      $ 4,011,450         34.8%          $0.36
New investors.....................   3,000,000         21.4%        7,500,000         65.2%          $2.50
                                    ----------       ------       -----------       ------
    Total.........................  14,036,080        100.0%       11,511,450        100.0%
                                    ==========       ======       ===========       ======

              FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION


    TTI's distribution of our common stock will be a taxable event for federal income tax purposes both for TTI and its stockholders. TTI will recognize taxable gain in an amount equal to the excess of the fair market value of the shares of our stock distributed over TTI's adjusted tax basis of the distributed shares at the time of the distribution.

    The distribution of common stock to a TTI shareholder will be treated as follows (based on the fair market value of the common stock at the time of distribution): (i) first, as a dividend taxable as ordinary income, to the extent of the shareholder's share of any accumulated earnings and profits of TTI for prior years or any earnings and profits of TTI for the current year (computed as of the close of the taxable year of the distribution and without diminution by reason of distributions made during the current taxable year);
(ii) second, as a tax-free return of capital, to the extent of the shareholder's tax basis of his stock in TTI; and (iii) third, as gain from the sale or exchange of property. The tax basis of each share of our stock received by a shareholder of TTI generally will be equal to the fair market value of the stock received by the holder. The holding period for our stock to a TTI shareholder will commence on the distribution date.

    A corporation which is a shareholder of TTI generally will be entitled (subject to special rules, including those set forth in Sections 246 and 1059 of the Internal Revenue Code of 1986, as amended) to a deduction in an amount equal to 70% of the fair market value of our stock received by the corporation in the distribution. Special tax rules may apply with respect to shares of our stock received in the distribution by any shareholder of TTI which has a special status (E.G., a tax-exempt entity or a foreign person or entity).

    TTI will comply with applicable tax reporting (E.G., Form 1099-DIV) and tax withholding rules (for those TTI shareholders, if any, subject to backup withholding on dividends) with respect to the distribution of our stock.

    The shareholders of TTI should consult their own tax advisors with respect to the federal, state and local tax consequences of the distribution as they relate to their personal tax situations.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


    The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to the financial statements and the other financial information included elsewhere in this prospectus. In addition to historical information, this Management's Discussion and Analysis of Financial Condition and Results of Operations and other parts of this prospectus contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by forward-looking information as a result of certain factors, including but not limited to those set forth under "Risk Factors" and elsewhere in this prospectus.



GENERAL



    We manufacture a wide variety of leather and nylon goods for municipal police forces, federal and state law enforcement agencies, security service providers and military operations. These products include holsters, belts, handcuff cases, flashlight and baton holders, wallets, badge and I.D. holders, and other accessories. We also manufacture lightweight, expandable batons, other law enforcement training equipment, and the Speed Release Gun Lock.



    We are a Delaware corporation formed in March 2000 in order to effect the reincorporation in Delaware of Speed Release Lock Company, a Texas corporation organized in 1996. On February 2, 2001, we:



    - acquired all of the membership interests of PPCT Products, LLC, a Florida limited liability company formed in 1999 ("PPCT"), and

    - merged with Mixson Corp., a Florida corporation organized in 1968 as the successor to an unincorporated business started in 1959 ("Mixson Corp.").



    We refer to our acquisition of PPCT and merger with Mixson Corp. as the "Mixson/PPCT Acquisition." The Mixson/PPCT Acquisition was accounted for as a reverse acquisition, because the former shareholders of Mixson Corp. acquired a majority of our common stock. Consequently, the following Management's Discussion and Analysis of Financial Condition and Results of Operations is based upon the historical financial statements of Mixson Corp.



FINANCIAL CONDITION



    At October 31, 2000 and April 30, 2000, we had current assets of approximately $628,000 and $529,000, respectively, and total assets of approximately $713,000 and $617,000, respectively. The largest component of our assets at each of these dates was inventory, which was $451,080 at October 31, 2000 and $396,213 at April 30, 2000. Current liabilities at October 31, 2000 and April 30, 2000 were approximately $643,000 and $467,500, respectively, and we had no long-term liabilities. Our total stockholders' equity at October 31, 2000 and April 30, 2000 was $70,354 and $149,564, respectively.



RESULTS OF OPERATIONS



COMPARISON OF YEARS ENDED APRIL 30, 2000, 1999 AND 1998



    Revenues decreased over the three years ended April 30, 2000, from $1,529,323 for the 1998 fiscal year to $1,044,659 for the 1999 fiscal year and $990,903 for the 2000 fiscal year. The decrease from 1998 to 1999 was principally attributable to the loss of two customers, and the decrease from 1999 to 2000 was due to a moderate decrease in product sales.



    Costs of goods sold decreased from $947,613 for the year ended April 30, 1998 to $721,953 for the year ended April 30, 1999, and increased to $773,227 for the year ended April 30, 2000. The decrease from 1998 to 1999 was attributable to decreased product sales, and the increase from 1999 to 2000 was principally due to a moderate increase in costs of raw materials.



    General and administrative expenses increased from $509,278 in fiscal 1998 to $649,679 in fiscal 1999, and decreased to $361,572 in fiscal 2000. The increase from 1998 to 1999 was due primarily to our hiring of a national sales manager and a vice president of acquisitions, and increased marketing expenses. These costs decreased in 2000 primarily because we terminated those positions and decreased our sales and marketing expenses.



    Other expense, consisting principally of interest expense, decreased over each year of the three years ended April 30, 2000. Interest expense was $43,867, $40,078, and $29,664, respectively, in fiscal 1998, 1999 and 2000. These decreases were principally due to reductions in notes payable.



    Our net income for fiscal 1998 was $21,220, compared to net losses of $363,616 in fiscal 1999 and $165,547 in fiscal 2000.



COMPARISON OF SIX MONTHS ENDED OCTOBER 31, 2000 AND 1999



    Revenues increased from the six months ended October 31, 1999, compared to the six months ended October 31, 2000, from $461,434 for the six months ended October 31, 1999 to $534,954 for the comparable period in 2000. The increase was due to a moderate increase in sales over these periods.



    Costs of goods sold increased slightly from $332,231 during the six months ended October 31, 1999 to $338,826 for the comparable period in 2000. This increase reflects increased sales over the periods, offset by slight reductions in labor costs.

    General and administrative expenses decreased from $341,011 for the first six months of fiscal 1999, to $271,134 for the first half of fiscal 2000. These costs decreased in 2000 primarily because we terminated a national sales manager and vice president of acquisitions and decreased our sales and marketing expenses.



    Other expense decreased from $10,330 for the first half of fiscal 1999 to $4,204 for the six months ended October 31, 2000, due to our receipt of rental income in fiscal 2000 as a result of our sublease of a portion of our principal office.



    Our net loss for the six months ended October 31, 2000 was $79,210, compared to a net loss of $222,138 for the comparable period of 1999.



LIQUIDITY AND CAPITAL RESOURCES



    During the past two years, we have financed our operations principally through capital contributions and loans from our principal stockholders and credit facilities with various financial institutions. At October 31, 2000, we had total stockholders' equity of $70,354, a working capital deficiency of $14,769, and an accumulated deficit of $447,023. At April 30, 2000, we had total stockholders' equity of $149,564, working capital of $61,554, and an accumulated deficit of $367,813.



    Net cash used in operating activities decreased from $429,309 in fiscal 1999 to ($69,841) in fiscal 2000, principally due to a decreased net loss, decreased accounts receivable and inventory, increased accounts payable and accrued expense, and a decrease in funds due to/from affiliates.



    Cash flows used in investing activities were $8,387 and $66,484 in fiscal 2000 and 1999, respectively. The decrease was principally due to a $50,000 note receivable from an affiliate and increased equipment purchases in fiscal 1999.



    Net cash provided by financing activities decreased to ($66,884) in fiscal 2000 from $497,244 in fiscal 1999, due primarily to a $600,000 capital contribution in fiscal 1999.



NORTH DALLAS BANK & TRUST COMPANY



    We maintain a $300,000 credit facility with North Dallas Bank & Trust Co. consisting of a revolving line of credit. This line of credit is secured by a certificate of deposit owned by Mr. Bedowitz. Borrowings under our revolving credit facility bear interest at 7.52%. The remaining principal balance, along with any accrued and unpaid interest, will be due and payable on August 7, 2001. At February 28, 2000, our outstanding debt to North Dallas Bank and Trust was approximately $300,000. If we sell sufficient shares to repay the note to North Dallas Bank and Trust, Mr. Bedowitz will recover his certificate of deposit.



SOUTHTRUST BANK, N.A.



    In October 1999, PPCT executed a promissory note in the principal amount of $250,000 in favor of SouthTrust Bank, N.A. PPCT executed a commercial security agreement which granted SouthTrust Bank a blanket lien on PPCT's assets as security for this promissory note. In addition, SouthTrust required Mixson Corp., Joseph Rotmil, Gerald O'Connell, and Holster, LLC to guarantee all PPCT's indebtedness to SouthTrust, including the obligations under this promissory note. As additional collateral, Mr. O'Connell assigned a certificate of deposit worth approximately $150,000 at the time of assignment. Interest accrued at 2.5% above the prime rate as set forth in the note, and interest payments were due monthly. The principal, and any unpaid and accrued interest, under this note was due upon demand. If we sell sufficient shares to pay this debt, Messrs. Rotmil and O'Connell and Holster LLC will benefit by being relieved of their guarantee.



    In October 2000, SouthTrust and PPCT restructured this debt and executed a new promissory note in the principal amount of $250,000 at a variable rate set at 3.5% above the prime rate. The initial interest rate was 13%, and interest payments are due monthly. The principal and all unpaid and accrued interest will be due on April 30, 2001. PPCT's obligations are secured by a new commercial security agreement executed in favor of SouthTrust and granting a blanket lien on all of PPCT's assets. Mr. O'Connell re-executed an assignment of the same certificate of deposit which secured the original promissory note with SouthTrust Bank. SouthTrust required Messrs. Rotmil and O'Connell execute new guarantees for the indebtedness, while the existing guarantees previously executed by Mixson Corp. and Holster, LLC remain in place. As of February 28, 2001, the principal and interest due and owing by PPCT under this note was $252,430.56.



EASTERN NATIONAL BANK



    Mixson Corp. executed a promissory note in favor of Eastern National Bank on October 24, 1994 in the amount of $75,000. Subsequently Mixson Corp. executed renewal and extension notes for the total principal amount of $250,000 on each of September 30, 1995, August 1, 1996, and August 1, 1997. Mixson's payment obligations under this promissory note were secured by a Security Agreement, dated October 24, 1994, which granted a blanket lien on Mixson's assets to Eastern National Bank. In addition, Joe Rotmil and Gerald F. O'Connell executed personal guarantees on October 24, 1994, and again in November of 1995, guaranteeing payment of the Eastern National Bank promissory note, including all future extensions and advances. As of the date of this prospectus, this security agreement and these guarantees are still in force. If we sell sufficient shares to repay this debt, Messrs. Rotmil and O'Connell and Holster LLC will benefit by being relieved of their guarantees.



    On July 5, 1998, the obligations under the Eastern National Bank note matured, Mixson failed to repay the $249,818.50 due to Eastern National Bank, and the note was in default. Mixson and Eastern National Bank entered into a Loan Workout Agreement on August 2, 1999, which called for monthly installment payments of $2,400 per month, an interest rate at 2.00% above the prime rate, with the balance of the indebtedness to be paid in full by June 21, 2000. This final payment date was extended by an August 4, 1999 letter agreement to July 21, 2000, an August 22, 2000 letter postponing maturity until December 21, 2000. The final payment date was later extended until May 21, 2001, and was extended again until September 11, 2001. As of February 28, 2001, the outstanding principal due to Eastern National Bank is $194,718.50 with unpaid and accrued interest in the amount of $67,134.70. If we sell sufficient shares to repay this debt, Messrs. Rotmil and O'Connell and Holster LLC will benefit by being relieved of their guarantees.



ADVANCES FROM PRINCIPAL STOCKHOLDERS



    Steve Bedowitz has made advances to us for operations totaling, in the aggregate, $3,285,761 through December 2000. Of this amount, Mr. Bedowitz forgave $925,000 in 1998, which was reflected as a capital contribution, canceled $900,000 of his debt in 1999 in exchange for 15,000 shares of our common stock, and received repayment of $218,365 of this debt during 1999. In December 2000, he converted $1,553,998, the remaining balance of these advances for operations together with accrued and unpaid interest, into 1,035,999 shares of our common stock. As of January 5, 2001, all shares of our common stock, including those Mr. Bedowitz received in these exchange and conversions, were subject to a 1-for-10 reverse stock split. Under the terms of the agreement which effected the Mixson/PPCT Acquisition, the parties acknowledged that Mr. Bedowitz would advance up to $150,000 for operations and an additional $150,000 for the completion of this prospectus and accompanying registration statement, and that we would reimburse him for such advances in an amount not to exceed $300,000 provided the Minimum Offering is achieved. As of the date of this prospectus, Mr. Bedowitz has advanced $148,000 to us. The indebtedness we owe to Mr. Bedowitz accrues interest at the rate of 10% per year, and as of February 28, 2001, the total interest accrued and unpaid on this indebtedness was $4,235.14.



    Gerald O'Connell has made a total of three loans to PPCT in an aggregate principal amount of $162,500. PPCT executed a promissory on April 30, 1999 in the original principal amount of $75,000 at an annual interest rate of 14% per year and maturing on April 30, 2001. PPCT executed another promissory note on June 6, 2000 in the original principal amount of $50,000 at an annual interest rate of 18%, and a third promissory note on August 21, 2000 in the original principal amount of $37,500 at an annual interest rate of 18%. Both of these promissory notes mature on June 30, 2001. As of February 28, 2001, total interest accrued and unpaid on this indebtedness was $26,758.53.



    Marc Bercoon loaned $37,500 to PPCT in exchange for a promissory note in the original principal amount of $37,500, with an annual interest rate of 18%, and a maturity date of July 31, 2001. Mr. Bercoon is the managing member of Holster, LLC, which loaned PPCT $75,000 in exchange for a promissory note executed on April 30, 2000 in the principal amount of $75,000, at an annual interest rate of 14%. This note matures on April 30, 2001. As of February 28, 2001, the total aggregate principal and interest due under the Marc Bercoon note was $41,156.25 and total principal and interest under the Holster note was $82,001.53.



GOING CONCERN CONSIDERATION AND FUTURE FUNDING



    We have experienced, and continue to experience, losses from operations, negative cash flow, and liquidity problems. These conditions raise substantial doubt about our ability to continue as a going concern. We have been able to continue based, in part, upon the financial support of certain of our stockholders. We have also been able to negotiate extensions on our indebtedness with financial institutions. Our continued existence is dependent upon the completion of this offering or our ability to otherwise obtain additional funding. The eventual outcome of this offering or our ability to obtain additional funding cannot be ascertained with any degree of certainty.


    Our capital requirements depend on numerous factors, including market acceptance of our products, the amount of resources we devote to investments in our products, the resources we devote to marketing and selling our products and other factors. We currently anticipate that the net proceeds of the Minimum Offering plus our operating income will be sufficient to meet our anticipated needs for working capital and capital expenditures for the next 12 months. Cash requirements may vary and are difficult to predict due to the nature of the developing markets we target.


    If our operating income together with the proceeds of this Offering are not sufficient to satisfy our financing needs, we will be required to seek additional funding, although there can be no assurance that additional funds, if required, will be available to us. Additional funding options include, but are not limited to the following: Bank borrowings and additional public or private sales of our securities, including equity securities. If we do not sell the Minimum number of shares and do not obtain additional financing, we may be forced to cease operations.



RECENTLY ISSUED ACCOUNTING STANDARDS



    In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting of Comprehensive Income." This statement requires that comprehensive income be reported in the basic financial statements. Comprehensive income refers to the change in equity during a period from transactions and events other than investments by and distributions to owners. We adopted SFAS 130 during the first quarter of 1998. Our only component of comprehensive income is the unrealized appreciation on securities available-for-sale.



    In June 1997, SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," was issued. This statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments. We adopted SFAS 131 during the first quarter of 1998. The implementation of this standard did not have any impact on our financial position, disclosures or results of operations.



    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments--Deferral of the Effective Date of SFAS Statement No. 133" and in June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments--an amendment of SFAS 133, Accounting for Derivative Instruments and Hedging Activities." As a result of SFAS No. 137, SFAS No. 133 and SFAS No. 138 will be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. We adopted SFAS No. 133 and SFAS No. 138 effective July 1, 2000. The adoption of these standards did not have a material impact on our financial position and results of operations.



    In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments--an amendment of SFAS 133, Accounting for Derivative Instruments and Hedging Activities." SFAS No. 138 will be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. We adopted SFAS No. 138 effective July 1, 2000. The adoption of this standard did not have a material impact on our financial position and results of operations.



    In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation--an interpretation of APB Opinion No. 25." FIN 44 clarifies the application of Opinion 25 with respect to (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and
(d) the accounting for an exchange of stock compensation awards in a business combination. We adopted FIN 44 effective July 1, 2000. The adoption of the provisions of FIN 44 did not have a material effect on our financial position or results of operations.



    In December 1999, the Securities and Exchange Commission (the "Commission") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the Commission. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. We adopted SAB 101 effective October 1, 2000. We are in the process of evaluating the Commission's interpretation of SAB 101, but do not believe that the implementation of SAB 101 will have a material effect on our financial position or results of operations.


QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK


    We do not engage in trading market risk sensitive instruments and do not purchase as investments, as hedges, or for purposes "other than trading," instruments that are likely to expose us to market risk, whether it be from interest rate, foreign currency exchange, commodity price or equity price risk. We have not entered into any forward or futures contracts, purchased options or entered into swaps.


                                  OUR BUSINESS

GENERAL


    We are a Delaware corporation formed on March 8, 2000. As a result of recent acquisitions, we now hold the assets and operate the businesses of Speed Release Lock Company, a Texas corporation ("Speed Release--Texas") and Mixson Corp., a Florida corporation ("Mixson"), both of which we acquired by merger. At the same time we merged with Mixson, we acquired all of the membership interests of PPCT Products, LLC, a Florida limited liability company ("PPCT"), which we now operate as a wholly-owned subsidiary.



    We manufacture leather and nylon goods, including holsters, belts and related accessories (the "Mixson Products") as well as lightweight, leading edge, polymer expandable batons and other law enforcement training equipment (the "PPCT Products"). We market the Mixson Products and the PPCT Products primarily to the Public Safety Market, including municipal police forces and security service providers. We hold the patent to the Speed Release Gun Lock, a reliable, lighted numerical-display gun trigger lock that prevents the use of the gun by unauthorized users which has been marketed through catalogs and directly to certain retail establishments and law enforcement agencies.



    Our primary market is municipal police departments, federal law enforcement agencies, security service providers, and military operations (the "Public Safety Market"); however, we plan to expand our customer base into the general consumer safety market (the "General Consumer Safety Market") beginning with the marketing and sale of our Speed Release Gun Lock, as well as other planned products with an emphasis on consumer safety and self-protection.



    Our immediate goals are:



    - solidifying our position as a provider of police equipment and safety training products to the Public Safety Market through an aggressive acquisition strategy;



    - expanding sales of our Mixson and PPCT Products to the international Public Safety Market;



    - marketing and selling our products, such as the Speed Release Gun Lock, to the General Consumer Safety Market; and



    - developing or acquiring new products targeted at the Public Safety and General Consumer Safety Market.



OUR PRODUCTS



THE MIXSON PRODUCTS



    The Mixson Products include the following leather goods:



    - a variety of holsters for duty and off-duty pistols;



    - the "Rapide" holster;



    - the "Foil" grab-proof holster;



    - dress and garrison belts;



    - shoulder straps,



    - handcuff cases;



    - pepper spray, radio and glove holders;



    - magazine, cartridge, and speed loader cases;



    - flashlight and baton holders; and



    - wallets, badge and I.D. holders.



    Mixson also sells a variety of nylon goods including nylon versions of both the "Rapide" and the "Foil" holster designs under the following product lines:



    - the "Tactica" ballistic nylon line of holsters, belts, and accessory holders; and



    - the "Taclon" line of products.



    Our Rapide holster features an adjustable strap combined with friction adjustment screws allowing it to fit most popular duty pistols. The Rapide features a quick draw design with advanced weapon protection, anti-distortion moisture resistance and weapon adjustability. Our Foil security holster features our patented "grab-proof" design allows the user to effect a quick release of the firearm while offering protection against an unauthorized third party removing the firearm from the holster.



THE PPCT PRODUCTS



    Through our subsidiary, PPCT Products, LLC, we have been a leader in designing innovative, lightweight expandable batons and training equipment to the police and law enforcement market. PPCT markets and sells the PPCT Phoenix Baton, an expandable baton made of lightweight resin composites and steel. The PPCT Phoenix Baton is a revolutionary patented lightweight expandable baton which is highly maneuverable while maintaining a substantial striking force. In addition to its light weight the PPCT Phoenix Baton is rust resistant, has an integral molded handle for firm griping, and is constructed primarily out of composites making it preferable to all-metal batons in certain markets, as the composite construction is perceived as less lethal. However, we make no representation that the PPCT Phoenix Baton is less lethal than any other baton design.



    Other PPCT Products include training gear such as kick bags, striking bags, foam practice batons, as well as polyethylene training pistols and knives.


THE SPEED RELEASE GUN LOCK


    The Speed Release Gun Lock is a keyless, programmable, lighted numerical-display trigger lock that fits the trigger guard of 95% of firearms without requiring any modifications to the firearm. Our lock uses a four digit security code which the user programs into the lock. Once locked it will not release until the correct code is entered onto a lighted touchpad that is easily accessible on the face of the lock. As a result, use of the gun by any person who does not know the security code is prevented. To further prevent tampering, our lock shuts down for fifteen minutes after six incorrect codes have been entered.


    The touchpad of the Speed Release Gun Lock has five translucent buttons that illuminate when activated. These buttons are large enough to allow the owner to easily press them quickly in order to open the lock in an emergency situation. There are over 38,000 programmable four-digit codes available for the lock, making it extremely difficult to open without knowing the passcode that the owner selects. Therefore, the Speed Release Gun Lock is resistant to accidentally unlocking if handled by children or other unauthorized persons. It is constructed of a high-density polymer called Celcon that is 14 times stronger than die cast metal. Once the lock is in place, it is virtually tamper resistant and can only be removed by entering the correct code, using extensive force, defacing the weapon and/or lock, or shipping the firearm through a licensed firearms dealer to our headquarters.


    The Speed Release Gun Lock uses a nine volt battery that will last for at least twelve months under normal use. The lock remains locked and the entry code remains stored in the memory of the lock even if the battery becomes depleted. The user can gain access the firearm once the batteries have been replaced and the correct passcode has been entered. The suggested retail price for the lock currently is $34.95.



MANUFACTURING



THE MIXSON PRODUCTS



    We manufacture all of the Mixson products in our 22,000 square foot facility at 7635 West 28th Avenue, Hialeah, Florida. The primary term of this lease is for five years and expires in December of 2001. We have an option to extend the lease term for an additional five years through December of 2006 as well as a right of first refusal should our current landlord wish to sell the premises during this optional renewal term. The primary raw materials for our Mixson Products are leather. We use Dupont 1050 denier ballistic cloth for our Tactica line of products and Cordura nylon for our Taclon product line. We believe that an ample supply of these materials will continue to be available from numerous sources.

THE PPCT PRODUCTS



    Several of our PPCT Products are not produced in our Hialeah facility but are produced by a variety of manufacturers. The manufacture of the PPCT Phoenix Baton is accomplished through the joint effort of both Consolidated Plastic Products and Meramec Group, Inc. Our practice knives are produced by Chris Kay Plastics of Union, Missouri, and our practice guns are produced by Ring Manufacturing of Melbourne, Florida. Covers Up of Belleville, Illinois, manufactures our practice batons. We manufacture the rest of our PPCT Products at our facility in Hialeah, Florida. While we have no formal production agreements in place, placing production orders on an as-needed basis allows us to avoid the costs of storing and managing large amounts of inventory. Should any of these manufacturers no longer be able to fill our production needs, we believe that other manufacturers, including some of our current manufacturers, could provide these services for us without undue delay or expense, and would not have a material adverse effect on our business, financial condition or operating results. While we don't believe a change in manufacturer would have an impact on our product quality or supply continuity, we cannot be assured that arrangements with a different manufacturer would result in quick and responsive production, which could require that we increase our inventory of PPCT products. The cost of compiling and storing such inventory could potentially have an adverse effect on our business, financial condition, and results of operation.



THE SPEED RELEASE GUN LOCK



    Tomco Engineering in China has been the producer of the injection molding for the Speed Release Gun Lock, and we purchase the electronic components from Arrow Electronics of Minnesota. We believe that an ample supply of raw materials used in the manufacture of our product is available from numerous sources.



INTELLECTUAL PROPERTY



    Our success and ability to compete is dependent on our ability to develop and maintain the proprietary aspects of our technology and operate without infringing on the proprietary rights of others. We rely on a combination of patent, trademark, trade secrets, and copyright law and contractual restrictions to protect the proprietary aspects of our technology. Due to the difficulty of monitoring unauthorized use of and access to intellectual property, these legal protections afford only limited protection for our technology.


    Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such resulting litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results and financial condition. There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology. Any failure by us to meaningfully protect our property could have a material adverse effect on our business, operating results and financial conditions.


    There can be no assurance that third parties will not claim infringement with respect to our current or future products. Any such claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all. A successful claim of product infringement against us and our failure or inability to license the infringed technology or develop or license technology with comparable functionality could have a material adverse effect on our business, financial condition and operating results.

THE MIXSON PRODUCTS



    We hold U.S. patent number 5,441,187, issued on August 15, 1995 for the "holster safety snap assembly" used in certain of our holsters, which we market as our "Foil" holsters. We also hold the registered trademark for "Mixson" in connection with the sale of our leather and nylon gun and police equipment accessory belts and holders. In addition, we hold trademarks for our "Rapide" and "Foil" holsters as well as our "Tactica" and "Taclon" line of nylon products.



THE PPCT PRODUCTS



    We manufacture and sell the PPCT Phoenix Baton pursuant to U.S. patent number 5,372,363, which we hold, and pursuant to the ASP License described below. We hold a registered trademark for the "PPCT Phoenix Baton." We also hold patents for a composite telescoping baton, an injection molded telescoping baton, a safety containment shield and a nightstick, U.S. patent numbers 5,568,922, 5,690,552, 5,329,636 and 332,296, respectively. Our safety containment shield and nightstick are referred to below as the "PPCT Patented Products."



    In November 1999, we entered into an agreement with Armament Systems and Procedures, Inc. ("ASP") whereby ASP granted us an exclusive, irrevocable royalty-bearing license (the "ASP License") to use, sell, offer to sell, import or otherwise distribute our PPCT Phoenix Baton free of any claims that the baton infringes upon ASP's patent number 5,356,139 (the "ASP Patent"). Under the agreement with ASP, we pay ASP royalties for the life of the ASP Patent.



    In January 1999 we entered into a Consulting and Royalty Agreement with PPCT Management, Inc. and Bruce K. Siddle, which was modified by a Mutual Settlement and Release Agreement dated October 1999 (the "PPCT Consulting Agreement"). Under the terms of the PPCT Consulting Agreement, we pay royalties to PPCT Management, Inc., in an amount equal to 5% of the gross collected sales of the PPCT Patented Products and any improvements or replacements to the PPCT Patented Products that are developed by PPCT Management, Inc., Mr. Siddle, or any of their affiliates for the duration of such patents. In addition, until January 20, 2009, we also pay a 5% royalty on any products we sell which are the same or substantially similar to the large kick bag, foam training baton and training knife, all of which were previously marketed by PPCT Management, Inc., and any products we might develop jointly with PPCT Management, Inc. In return, PPCT Management is prohibited until January 20, 2006 from performing law enforcement product development services, or endorsing law enforcement related product other than the Mixson and PPCT products contemplated under the PPCT Consulting Agreement and certain limited exceptions as set forth in this agreement.



THE SPEED RELEASE GUN LOCK



    We own U.S. patent number 5,713,149, which was issued in February 1998, for the "electronic trigger lock" on which the Speed Release Gun Lock is based. We also own the registered trademark "Speed Release" for our electronic gun trigger lock.



MIXSON.COM



    We operate a website (www.mixson.com) where we provide information about our company, our products, and a method for customers to call in or fax their orders for our products. In addition to owning the domain name registration for this website, we also own the domain name registration for the following:



    - www.thebaton.com



    - www.expandablebaton.com



    - www.expandablebatons.com



    - www.securityholster.com

    - www.securityholsters.com



    - www.securityholsters.net



    - www.speedreleasegunlock.com



MARKETING AND SALES



THE PUBLIC SAFETY MARKET



    The primary market for our Mixson and PPCT Products is the "Public Safety Market," which is composed of individuals and organizations engaged in law enforcement, security, and military activities. The following is a representative list of a few of our customers in the Public Safety Market:



    - New York City Police Department;



    - Florida Highway Patrol;



    - Las Vegas Police Department



    - Virginia State Police;



    - Detroit Police Department;



    - Hong Kong Police Force;



    - Wackenhut Security;



    - City of Miami Police Department



    - Sheriff's Department of Broward County, Florida;



    - Connecticut State Corrections; and



    - the Government of Iceland.



    We currently use a combination of methods to sell and market our Mixson and PPCT Products to the Public Safety Market, including the following:



    - employing a force of independent sales groups, each of whom is responsible for a different geographic sales area;



    - operating a website (www.mixson.com) to promote our products;



    - entering into cooperative advertisements with some of our dealers and distributors;



    - presenting promotional programs;



    - attending trade shows; and



    - directing materials and flyers to targeted individuals and organizations.



THE GENERAL CONSUMER SAFETY MARKET



    The potential general consumer safety market for our products includes men or women interested in safety related or self-protective products (the "General Consumer Safety Market"). This market goes beyond gun-owners who might be interested in holsters or gun locks, and we plan to bring to this market products, which in addition to the PPCT Phoenix Baton and the Speed Release Gun Lock, will have practical everyday safety applications. Future products might include safety flares and other applications for use of our Speed Release Gun Lock technology.



    We believe that consumers interested in safety related products will prefer products that bear the Mixson name, a name with more than forty years of experience in the public safety marketplace. Our history as a provider of police equipment and other safety related products to a large number of police departments should add a level of credibility and instill confidence in the products we market and sell to the General Consumer Safety Market.



    While we are currently making preliminary introductions of our PPCT Phoenix Baton to certain selected geographical areas, the Speed Release Gun Lock represents our first major effort at producing and promoting a product specifically targeted for the General Consumer Safety Market. Owners of both new and previously manufactured guns (or "retrofit") are being led to a greater awareness of gun safety products by a number of recent actions and events, including the political pressure on federal and state legislatures to enact gun safety measures, the number of lawsuits against gun manufacturers and gun users, the recent, highly publicized shootings by children who were able to gain access to guns, and the increase in state and local legislation and regulatory activity. In March 1997, all federal agencies were directed to equip their handguns with child safety locks. We believe that these measures, together with state laws requiring firearm owners to safely store firearms and to prevent children from gaining access to them, will increase demand for the Speed Release Gun Lock among both current and potential gun owners. We anticipate that gun owners will increasingly either be required to have or will desire to purchase some form of firearm safety product and that the gun lock business will grow as a result. Our advertising will be directed to increasing public awareness of the Speed Release Gun Lock and the advantages of our product over the gun locks currently on the market. We plan to distribute the Speed Release Gun Lock through individual dealers, national retailers, catalogs and the Internet and television.



    In addition to the sale and marketing of the Speed Release Gun Lock, our plans include promoting new products to be specifically targeted to the General Consumer Safety Market, whether these products are the result of our own research and development or the result of strategic acquisitions of companies with such products.



    Our method of reaching potential customers in the General Consumer Safety Market will include advertising through television and print media. On
November 1, 2000 we entered into a Television Marketing Agreement with American Media Group, Inc. ("AMG"), of Overland Park, Kansas. According to the agreement, AMG agreed to conduct a marketing test for the PPCT Phoenix Baton and the Speed Release Gun Lock, which would earn AMG the option to be the exclusive television marketer for these products for a period of six months. Under the agreement, AMG agreed to produce and arrange for the airing of commercial spots highlighting these products, and to set up and maintain toll free numbers for consumers to order such products. In return, we agreed to sell the products to AMG, who ultimately would handle all arrangements for receiving payment from and delivering product to the ultimate consumer. In our first test with AMG, we attempted to target a market segment different from our traditional sporting goods, firearms, and Public Safety Market. We agreed to test a more generic non-gun owner market such as those who would purchase the product for a friend or relative. AMG has advised us that it conducted the sample test in the St. Paul, Minnesota area for the Speed Release Gun Lock, airing a 60 second television commercial on two cable television channels, TNT and TNN, during a two week period. However, the limited test produced virtually no sales. We do not believe that this test is indicative of the sales potential for the product in this market, as it was directed at a very limited audience. To date, AMG has not exercised its option to be the exclusive television marketer for these products.



THE INTERNATIONAL PUBLIC SAFETY MARKET



    Currently, most of our international business is through independent distributors and directly with the government of Hong Kong. However, additional international contacts are procured through a combination of trade shows, web site and print media. Part of the proceeds from this Offering will be utilized to hire or subcontract a representative to procure international business.

OUR COMPETITION



PUBLIC SAFETY MARKET



    Our competition for the Public Safety Market includes, but is not limited to, the following companies, some of which manufacture and sell other products besides the competing products we have highlighted below:



    - Safariland, Ltd., Inc., a subsidiary of Armor Holdings, Inc.--producing holsters and other police equipment accessories primary for the law enforcement community, including the SS-3 grab proof holster, but also for the civilian and competition market;



    - Michael's of Oregon Co.--producing off duty, duty and a variety of concealment holsters for the civilian and law enforcement community;



    - Bianchi International--producing leather and nylon holsters and accessories for law enforcement, concealment, military, sporting and competition use, including the trademarked "Pinch Retention Device" and "Slide-Lock" handgun retention devices;



    - Gould & Goodrich, Inc.--producing duty and concealment holsters and accessories for the police, government and correctional agencies and sporting markets;



    - Don Hume Leathergoods, Inc.--producing holsters, belts, handcuff cases and related leather equipment for the law enforcement community, having recently expanded into the market for civilians licensed to carry concealed firearms;



    - Manadnock--which produces a baton which is in direct competition with our PPCT Phoenix Baton; and



    - Armament Systems & Procedures, Inc.--producing tactical batons and aerosol intruder security products, training equipment and flashlights.



GENERAL CONSUMER SAFETY MARKET



    The Speed Release Gun Lock is currently our only product designed primarily for the General Consumer Safety Market and competes with a number of products that reduce the risk of firearm misuse. Some of these products are more widely known and less expensive than the Speed Release Gun Lock and include the following:



    - trigger locks which must be opened with a key or by entering a combination (average retail prices range from $5 - $30);



    - grip locks that lock the safety of the handgun in the "no fire" position until the correct combination is entered and the safety is released (average retail prices range from $70 - $90);



    - magnetic ring locks which require the gun owner to wear a magnet ring when using the gun in order to release the trigger (average retail prices range from $350 to $400);



    - box locks and gun safes (average retail prices range from $70 - $90); and



    - electronic "smart" locks that read a coded device worn by the user.



    We believe that the Speed Release Gun Lock will be able to successfully compete with these competitors because of the superior features of our product. The Speed Release Gun Lock is easier to use in an emergency situation than these competing products because it is easy to remove through a programmable code that only the owner of the firearm knows. This makes access to the firearm efficient. Research has shown that most gun owners want easy access to their firearms for personal protection. The Speed Release Gun Lock provides easy access to a firearm in total darkness without keys. It therefore meets the needs that customers have identified as important in a firearm locking device. Prior trigger lock technology including keyed locks and tumbler locks are seldom used to lock guns used for personal protection. They are, however, used to lock guns that are stored away and not used except to hunt and/or collect. In addition, conventional key and tumbler locks are often purchased by firearm owners because they would rather pay less for a simple lock than pay several hundred or thousands of dollars for a large safe or for expensive modifications to their firearms. While the Speed Release Gun Lock is slightly more expensive than some key locks, at approximately $35 per lock, it is still easily affordable and provides a reasonable alternative, an alternative that we believe will result in owners of the Speed Release Gun Lock actually using the lock more than other competing locks.


LEGISLATION AND REGULATION


THE MIXSON PRODUCTS



    We know of no regulation that applies to the production, sale, or use of our Mixson line of holsters, belts, and accessories, and we are aware of no current or pending legislation would have a material adverse effect on our manufacture or sale of these products.



THE PPCT PRODUCTS



    We are aware that in some jurisdictions the manufacture and sale of the PPCT Phoenix Baton to non-law-enforcement personnel is prohibited under state and local criminal statutes. Some of those states are California, Illinois, Massachusetts and New York. We intend, as part of our strategy, to market certain of our products to the General Consumer Safety Market, and to offer and sell the PPCT Phoenix Baton to buyers who would not qualify for such a law-enforcement exemption, but only in jurisdictions where we have determined that such a sale would not violate applicable law. We intend to conduct research necessary to determine the jurisdictions in which we may lawfully market and sell the PPCT Phoenix Batons to the General Consumer Safety Market.



THE SPEED RELEASE GUN LOCK



    With the media coverage of the recent school shootings in places like Littleton, Colorado; Paducah, Kentucky; and Springfield, Oregon, there is increased attention focused on the access children have to firearms. This has resulted in calls for legislation at both the state and federal level. One suggested answer to the problem is to have trigger locks on all guns sold or stored in the home. Another approach, which has been adopted in a number of states, is to enact "Child Access Prevention" or "Safe Storage" laws. These laws generally require that gun owners must take steps to prevent children from gaining access or otherwise using firearms. Some states provide that such a law does not apply to an owner who has secured the firearm with an adequate trigger locking mechanism, while other states require gun dealers to post or otherwise provide gun purchasers with a written warning about that state's child prevention access law. Connecticut and Massachusetts laws go as far as to require gun dealers to sell trigger locks with each gun purchase.



    There is no way to determine what form, if any, gun lock legislation may take and whether the Speed Release Gun Lock would comply with any future rules, regulations, or specifications which might apply to our product. If the Speed Release Gun Lock does not meet with regulatory approval, it might mean we would have to modify our product so that it meets such future specifications. It is impossible to predict what these kinds of mandated modifications might cost, whether any changes in the Speed Release Gun Lock will affect our patent, and whether it would be possible to modify our product to meet future requirements. For example, legislation requiring all guns to include a safety lock that is built into the gun will make our product less necessary. Even with legislation requiring that gun locks be built into firearms, however, there remains the tens of millions of guns already in the public domain without such devices, which will be able to use the Speed Release Gun Lock. Some states have instituted trigger lock give away programs. However, the locks given away are generally low cost, key operated locks which do not provide the ready access feature of our Speed Release Gun Lock. We do not believe that this type of trigger lock give away program will have any material effect on our product sales.



    Aside from legislative action, firearm manufacturers may initiate self-regulatory measures in an attempt to prevent direct state or federal regulation or other legal action. Firearm manufacturer Smith and Wesson, for example, agreed on March 17, 2000 to install child trigger locks in its new guns as part of a settlement agreement designed to prevent litigation initiated by thirty cities and states, and possibly the federal government. Smith and Wesson also agreed to develop smart-gun technology as part of this settlement. These self-regulatory measures, the manufacture of new guns with "built-in" locks, and industry pressure to develop so-called "smart-gun technology" may have an impact on the demand for the Speed Release Gun Lock.


EMPLOYEES




    Since October 31, 2000, we have had between 11 and 18 full-time employees. We intend to increase our staff in the near future. We consider our relations with our employees to be good.


PROPERTIES


    We currently lease a 22,000 square foot space at 7635 West 28th Avenue in Hialeah, Florida, which serves as our main office as well as the manufacturing facilities for our Mixson Products. The initial lease term for this facility expires in December of 2001, but we have an option to extend the lease for an additional five years to expire in December of 2006 and a right of first refusal should the landlord elect to sell the premises during this optional renewal term. We also believe that, if required, suitable alternative or additional space will be available to use on commercially reasonable terms. Public Industrial Property Co., Inc. has recently released us from a lease of approximately 3,000 square feet of space in Dallas, Texas.


LEGAL PROCEEDINGS

    In the normal course of business, we may be subject to litigation. At present, there is no legal proceeding pending against us.

                                 OUR MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


    The following individuals are our current directors and executive officers:



NAME                                  AGE                   POSITION
----                                --------   ----------------------------------
Joseph A. Rotmil..................     50      President and Director
Beth McCagh.......................     44      Secretary
Marc Bercoon......................     40      Director
Gerald F. O'Connell...............     62      Director
Steve Bedowitz....................     58      Director



    JOSEPH A. ROTMIL--Joseph A. Rotmil has been president, chief executive officer and a director of Mixson Corp. since 1993. He has served as the managing member of PPCT since 1999. He graduated from the University of Bridgeport with a bachelor of science in business with a major in accounting in 1972. He began his career in 1972 with Coopers & Lybrand before taking a position with IBM in 1974. In 1977 he began his employment as the director for budget and financial analysis for General Mills before becoming its Controller for the Fashion Accessories Group. Between 1980 to 1983 Mr. Rotmil was Director of Corporate Accounting for Tetley Tea. After a period of self-employment, he took an executive position with Executive Information Systems from 1987-1990. From 1990 until joining Mixson Corp., Mr. Rotmil was the Chief Financial and then the Chief Executive Officer of Cobotyx Corp.

    BETH MCCAGH--Beth McCagh has been with Mixson Corp. since February of 1999, when she took the position of Accounting Manager and later the office of Secretary of the Company. Prior to joining Mixson Corp., she was Accounting Manager for Fly Horse, Inc. from June of 1991 until June 1996, and Accounting Manager for Enzone, Inc. from July 1996 to January 1999. Ms. McCagh graduated from Florida Atlantic University in 1982 with a Bachelors of Science in Accounting.



    MARC BERCOON--Marc Bercoon became a director of Mixson Corp. in November of 1998. From November 1995 until March of 1997, Mr. Bercoon was an executive officer of The Torrance Co., a real estate management company, after which we worked as a vice president of Trump Group, an investment company until January 1998. From January 1998 until the present he acts as a principal for MEB Capital, dealing primarily in investment transactions. He served as vice president of Mixson Corp. from November of 1998 until August of 1999. He is currently the managing member of Holster, LLC, a Delaware limited liability company, as well as an Executive Vice President and Chief Operating Officer of Vision Building Solution, L.L.C., a position he has held since September 1999.



    GERALD F. O'CONNELL--Gerald O'Connell has served as a director of Mixson Corp. since 1993. He is currently employed by Atlas Commerce, an Internet software company which he manages. Prior to that, he worked for SCC/IMANY, a computer software company he managed in 1998 and 1999. From 1995 until his employment with SCC/IMANY, Mr. O'Connell managed Adage/SCT Manufacturing, another computer software company.



    STEVE BEDOWITZ--Steve Bedowitz founded and served as President of AMRE, Inc., a New York Stock Exchange company engaged in the home remodeling business, from 1981 until his retirement in 1991. Mr. Bedowitz founded Speed Release--Texas in 1996. He has served as Chairman of the Board, Chief Executive Officer and Secretary of Speed Release--Texas since 1996 and became President in 1997. For at least the last five years, Mr. Bedowitz's principal occupation has been managing his private investments.



EXECUTIVE COMPENSATION



    SUMMARY COMPENSATION. The following table provides compensation information for our named executive officers.


                           SUMMARY COMPENSATION TABLE


                                             ANNUAL COMPENSATION
                                        ------------------------------    ALL OTHER
                                          YEAR      SALARY     BONUS     COMPENSATION
                                        --------   --------   --------   ------------
Joseph A. Rotmil......................    2000     $150,000   $ 6,227      $ 27,000
                                          1999     $150,000        --      $ 27,000
                                          1998     $131,108   $14,107      $ 27,000

Steve Bedowitz........................    2000     $ 96,000   $    --      $176,000(1)
                                          1999           --        --            --
                                          1998           --        --            --


------------------------


(1) Represents the value of the Company's common stock issued to Mr. Bedowitz in lieu of accrued and unpaid compensation



    In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted for the named executive officers whenever the aggregate amount of these perquisites and other personal benefits was less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each of the named executive officers each of 1998, 1999, and 2000.



    STOCK OPTIONS GRANTED. Upon the completion of our merger with Mixson Corporation, we granted fully vested options to purchase 1,500,000 shares of our common stock to Mr. Joe Rotmil (1,000,000 shares) and to Mr. Steve Bedowitz (500,000 shares). Provided that the Minimum Offering is achieved, the exercise price for these options shall be $2.50 per share. Otherwise the exercise price will be as determined by our Board of Directors.


BOARD OF DIRECTORS


    CLASSIFIED BOARD. Our Certificate of Incorporation provides that our board will be divided into three classes: Class A, whose term will expire at the annual meeting of the shareholders to be held in 2001, Class B, whose term will expire at the annual meeting of the shareholders to be held in 2002, and Class C, whose term will expire at the annual meeting of the shareholders to be held in 2003. The successors to directors whose term will expire will be elected to serve from the time of election and qualification until the third annual meeting following election or until that director's earlier resignation or removal. This classification of the board of directors may have the effect of delaying or preventing changes of control or management. Currently Mr. Bercoon is a Class A Director, Mr. O'Connell is a Class B Director, and Messrs. Rotmil and Bedowitz are Class C Directors.


COMPENSATION OF DIRECTORS

    Our directors do not currently receive directors' fees. Directors are reimbursed for their reasonable out-of-pocket travel expenditures. Directors are eligible to participate in our 2000 Omnibus Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


    Our Board of Directors fixes the compensation we pay to our executive officers. We have no compensation committee interlocks or insider participation.


EMPLOYMENT AGREEMENT


    On April 18, 2000, we entered into an Employment Agreement with Steve Bedowitz to serve as our President. Under the agreement, Mr. Bedowitz received an annual base salary of $100,000 for 2000, which was to be raised to $115,000 and $130,000 for 2001 and 2002, respectively. He was also entitled to an annual bonus to be payable, if at all, in such amounts as the Board of Directors shall establish in its sole discretion. This employment agreement was terminated as a condition to our merger with Mixson. While we currently have no employment agreements in place with any of our employees or officers, the board of directors of Mixson Corp., prior to the merger with us, authorized the terms of an employment agreement with Mr. Rotmil which, as of the date hereof, has yet to be executed. The material terms of employment would include, but not be limited to: a three year term of employment; an annual salary of $195,000; no less than two year's salary in severance benefits in the event Mr. Rotmil is terminated without cause or there is a material change in his responsibilities or title without his consent; the issuance of 500,000 options upon achieving the Minimum Offering, which will be priced at $2.50 per share and will vest in equal increments of 166,667 upon each anniversary of their granting; as well as annual cash and equity bonuses to be determined by our Board of Directors.


2000 OMNIBUS SECURITIES PLAN


    Effective             , we adopted a 2000 Omnibus Securities Plan that
permits us to issue up to 1,100,000 options to purchase our common stock to key employees, officers, directors, and consultants of us and our affiliates at an exercise price equal to no less than the fair market value of our common stock as of the date of grant. This plan will be administered by our Board or a Stock Plan Committee appointed by the Board.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

    We have adopted a policy requiring that any material transactions between us and others affiliated with our officers, directors or principal stockholders be on terms no less favorable to us than reasonably could have been obtained in arm's-length transactions with independent third parties.


    On January 1, 1998, prior to our merger with Mixson Corp., Mr. Bedowitz forgave $925,000 of the total amount he had advanced to us as of that date, which is reflected as a capital contribution in the financial statements which are included with this prospectus. On November 5, 1999, Mr. Bedowitz received 5,400,000 shares of our common stock in exchange for the cancellation of an additional $900,000 of indebtedness we owed to him. In December, 2000, Mr. Bedowitz, who was at the time our president and principal stockholder, converted into 1,035,999 shares of our common stock at a price of $1.50 per share $1,553,998 due to Mr. Bedowitz for loans made to us from the inception of Speed Release--Texas, which bore interest at the rate of 10%. These shares were, along with all other shares of our common stock, subject to a 1-for-10 reverse stock split effective as of January 5, 2001. Under the terms of the agreement which effected the Mixson/PPCT Acquisition, the parties acknowledged that Mr. Bedowitz would advance up to $150,000 for operations and an additional $150,000 for the completion of this prospectus and accompanying registration statement, and that we would reimburse him for such advances in an amount not to exceed $300,000 provided the Minimum Offering is achieved. As of the date of this prospectus, Mr. Bedowitz has advanced $148,000 to us. The indebtedness we owe to Mr. Bedowitz accrues interest at the rate of 10% per year.



    Gerald O'Connell has made a total of three loans to PPCT in an aggregate principal amount of $162,500. PPCT executed a promissory on April 30, 1999 in the original principal amount of $75,000 at an annual interest rate of 14% per year and maturing on April 30, 2001. PPCT executed another promissory note on June 6, 2000 in the original principal amount of $50,000 at an annual interest rate of 18%, and a third promissory note on August 21, 2000 in the original principal amount of $37,500 at an annual interest rate of 18%. Both of these promissory notes mature on June 30, 2001. As of February 28, 2001, total interest accrued and unpaid on this indebtedness was $26,758.53.



    Marc Bercoon loaned $37,500 to PPCT in exchange for a promissory note in the original principal amount of $37,500, with an annual interest rate of 18%, and a maturity date of July 31, 2001. Mr. Bercoon is the managing member of Holster, LLC, which loaned PPCT $75,000 in exchange for a promissory note executed on April 30, 2000 in the principal amount of $75,000, at an annual interest rate of 14%. This note matures on April 30, 2001. As of February 28, 2001, the total aggregate principal and interest due and owing under the Marc Bercoon note was $41,156.25 and total principal and interest under the Holster note was $82,001.53.


                             PRINCIPAL STOCKHOLDERS


    The following table sets forth information with respect to the beneficial ownership of our common stock as of February 28, 2000, and as adjusted to reflect the sale of the minimum and maximum number of shares of common stock offered by this prospectus and the distribution by TTI to its stockholders, by:


    - each of our named executive officers and directors;

    - all of our executive officers and directors as a group; and

    - each person, or group of affiliated persons, known to us to own beneficially more than 5% of our common stock.

    Unless otherwise noted in the footnotes to the table and subject to community property laws where applicable, the following individuals have sole voting and investment control with respect to the shares beneficially owned by them. The address of each executive officer and director is c/o Mixson Corporation, 7635 W. 28th Avenue, Hialeah, Florida, 33016.



                                                                        PERCENTAGE OF OWNERSHIP(2)
                                                                ------------------------------------------
                                                                                AFTER THE      AFTER THE
                                             NUMBER OF SHARES    BEFORE THE      MINIMUM        MAXIMUM
                                               BENEFICIALLY     OFFERING AND   OFFERING AND   OFFERING AND
PERSON OR GROUP                                  OWNED(1)       DISTRIBUTION   DISTRIBUTION   DISTRIBUTION
---------------                              ----------------   ------------   ------------   ------------
NAMED EXECUTIVE OFFICERS AND DIRECTORS:
Joseph Rotmil..............................      7,734,464(3)       64.3%          36.2%          31.4%
Gerald O'Connell...........................      3,724,677          33.8%          30.9%          26.5%
Marc Bercoon...............................      2,483,118(4)       22.5%          20.6%          17.7%
Steve Bedowitz.............................      1,413,600(5)       12.3%          11.3%           9.7%

  All named executive officers and
    directors as a group (4 persons)            12,346,072(6)       98.5%          91.2%          79.5%
BENEFICIAL OWNERS OF 5% OR MORE OF OUR
  OUTSTANDING COMMON STOCK:
  Holster, LLC                                   2,483,118          22.5%          20.6%          17.7%


------------------------


(1) Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment control within 60 days. The number of shares shown includes outstanding Shares owned as of February 28, 2001 by the person indicated and Shares underlying warrants and/or options owned by such person on February 28, 2001 that were exercisable within 60 days of that date.



(2) We have calculated the percentages of shares beneficially owned based on 11,036,080 shares of common stock outstanding before this offering, 12,036,080 shares of common stock outstanding after the Minimum Offering and 14,036,080 shares of common stock outstanding after the Maximum Offering. An asterisk indicates ownership of less than one percent.



(3) Includes options to purchase 1,000,000 shares of our common stock as well as 526,669 shares of common stock held of record by Mr. O'Connell and 2,483,118 shares held of record by Holster, LLC which Mr. Rotmil votes pursuant to that certain Shareholders Agreement dated as of October 30, 1998, as amended and supplemented by that certain Voting Agreement, Irrevocable Proxy and Amendment to Shareholders Agreement dated as of December 21, 2000.
    Mr. Rotmil's ability to vote these shares will terminate upon the sale of any shares of our common stock pursuant to this offering. Mr. Rotmil's ability to vote 2,061,783 of the shares held of record by Holster, LLC is limited in that they cannot be voted by Mr. Rotmil on certain matters including, but not limited to, amending our certificate of incorporation or by-laws, approving any merger, recapitalization, liquidation, or sale of all or substantially all our assets, or declaring any distributions to any shareholder. Does not include 500,000 shares which the Company is authorized to grant to Mr. Rotmil in connection with his employment agreement, and which would be contingent upon (among other things) achieving the Minimum Offering.



(4) Includes 2,483,118 shares of our common stock held of record by Holster, LLC, a Delaware limited liability company of which Mr. Bercoon is the sole managing member.

(5) Includes options to purchase 500,000 shares of our common stock.



(6) Includes options to purchase 1,500,000 shares of our common stock.


                           DESCRIPTION OF SECURITIES


    Our authorized capital stock consists of 25,000,000 shares of common stock, par value $.001 per share, of which 11,036,080 shares are currently outstanding, and 10,000,000 shares of preferred stock, par value $.01 per share, of which there are no shares currently outstanding. If the Minimum Offering is completed, we will have 12,036,080 shares of common stock, and no shares of preferred stock, issued and outstanding. If the Maximum Offering is completed, we will have 14,036,080 shares of common stock, and no shares of preferred stock, issued and outstanding.


COMMON STOCK

    The holders of common stock are entitled to one vote per share on all matters voted on by the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any series of preferred stock, the holders of common stock exclusively possess all voting power. The holders of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors from funds available for distribution to such holders. No holder of common stock has any preemptive right to subscribe to any kind or class of our securities or any cumulative voting rights. The shares of common stock to be issued and sold in this offering will be duly authorized, validly issued, fully paid and nonassessable.

PREFERRED STOCK


    We are authorized to issue 10,000,000 shares of preferred stock. The Board of Directors has the authority to issue the preferred stock in one or more series and to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of undesignated preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Mixson Corporation because the Board of Directors could issue preferred stock with voting rights that would allow preferred holders to veto a change of control transaction, or with economic rights that would require substantial payments in the event of a change of control transaction. In addition, preferred holders could receive rights that may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any shares of preferred stock.


ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW AND CERTAIN PROVISIONS OF OUR
  CERTIFICATE OF INCORPORATION AND BYLAWS


    We are subject to the provisions of Section 203 of the Delaware General Corporation Law ("DGCL"). In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless:


    - the business combination or the transaction by which such stockholder became an "interested stockholder" was approved by the Board of Directors prior to such time;

    - upon consummation of the transaction that resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) certain employee stock ownership plans); or

    - on or subsequent to such time the "business combination" is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder."


    A "business combination" includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of a corporation's outstanding voting stock. The statute could prohibit or delay mergers or other takeover or attempts to change who controls us and, accordingly, may discourage the attempts of others to acquire us.



    In addition, certain provisions of our Certificate of Incorporation and Bylaws summarized in the following paragraphs may be deemed to have an anti-takeover effect and may delay, defer or prevent an attempt to obtain control of us by means of a proxy contest, tender offer, merger or other transaction that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.


    CLASSIFIED BOARD OF DIRECTORS. Our Certificate of Incorporation provides for the Board of Directors to be divided into three classes of directors serving three year staggered terms. As a result, approximately one-third of the Board of Directors will be elected each year. Moreover, under the DGCL, in the case of a corporation having a classified board, stockholders may remove a director only for cause. This provision, when coupled with the provision of the Bylaws authorizing the Board of Directors to fill vacant directorships, may preclude a stockholder from removing incumbent directors without cause and simultaneously gaining control of the Board of Directors by filling such vacancies with his, her or its own nominees.

    SPECIAL MEETINGS OF STOCKHOLDERS. Our Bylaws provide that special meetings of our stockholders may be called only by the Board of Directors, or the Executive Committee of the Board of Directors, if any, or the Chief Executive Officer. This provision will make it more difficult for stockholders to take actions opposed by the Board of Directors.

    STOCKHOLDER ACTION BY WRITTEN CONSENT. Our Certificate of Incorporation provides that no action required or permitted to be taken at any annual or special meeting of our stockholders may be taken without a meeting, and the power of our stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. This provision requires that all stockholder action take place at a meeting of stockholders.

    ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. The Bylaws provide that stockholders seeking to bring business before an annual meeting of the stockholders, or to nominate candidates for election as directors at an annual or special meeting of the stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered or mailed and received at our principal executive offices no later than 30 days prior to the meeting. In the event, however, that less than 40 days notice or prior public disclosure of the date of the meeting is given and made to the stockholders, notice by the stockholder must be received no later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made in order to be timely. The Bylaws specify certain requirements for a stockholder's notice to be in proper form. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from making nominations for directors at an annual or special meeting.

    WE BELIEVE THE FOREGOING PROVISIONS ARE NECESSARY TO ATTRACT AND RETAIN QUALIFIED PERSONS AS DIRECTORS AND OFFICERS.

                     PLAN OF DISTRIBUTION OF OFFERED SHARES


    The Shares offered in the offering will be sold exclusively by our officers and directors. We will not pay any sales commissions or other fees to any of our officers or directors who sell any Shares, or to any other person in connection with the offering. Officers and directors will be reimbursed for actual expenses incurred by them in connection with the offering. No finder, broker, salesman or securities dealer will be utilized in making this offering.



    The offering period will terminate 180 days after the date of this prospectus or when we sell all of the shares in the offering, whichever is earlier, provided that we may extend the offering period once for up to 30 additional days. The offering is conditioned upon the sale of a minimum of 1,000,000 shares. All funds received for the purchase of the Shares will be promptly deposited with Chase Bank of Texas, N.A., as escrow agent. If the minimum 1,000,000 Shares are not sold prior to the termination of the offering, all of the funds in escrow will be promptly refunded to the subscribers in full, with interest and without deduction. Until funds have been released from escrow and the certificates delivered to the purchasers thereof, the purchasers will be deemed subscribers only and not stockholders.



    Following the sale of at least 1,000,000 Shares, we may close on the sale of shares and continue offering the balance of the Shares through the end of the offering period. The escrow agent will confirm that 1,000,000 shares have been sold and cash or cleared funds received in full payment for the purchase of the Shares before releasing the funds from escrow.



    We will review each subscription and notify each prospective investor of whether his or her subscription has been accepted or rejected. We may, in our sole discretion, refuse to accept any subscription tendered in connection with this offering. Subscription funds received from prospective investors whose subscriptions we do not accept will be promptly returned to such subscribers, with interest. In the event the offering is oversubscribed, we will, in our discretion, allot a lesser number of Shares than are subscribed by any method that it deems proper. Subscriptions will only be accepted for full Shares, and no fractional shares will be issued.


    Prior to the offering and distribution made hereby, there has been no public market for our common stock. Accordingly, the initial public offering price has been determined by us and is not necessarily related to our asset value, net worth, or other criteria of value. The factors considered in determining the offering price included an evaluation by management of the history of and prospects for the industry in which we compete and our prospects for earnings. Factors such as our financial results, announcements of developments related to our business, and the introduction of products and product enhancements by us or our competitors may have a significant impact on the market price of our securities.

    A regular trading market for our common stock may not develop after this offering and, if developed, it may not be sustained. The market price for our securities following this offering may be highly volatile, as has been the case with the securities of other small capitalization companies. The "penny stock" regulations adopted by the Securities and Exchange Commission may place limitations on brokers seeking to trade in our stock and further hinder the development of a regular trading market in our stock.


    We expect to register this offering in only the following states: Arizona, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Kansas, Michigan, Minnesota, Mississippi, Missouri, Nevada, New Jersey, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Texas, Vermont, Virginia and West Virginia. These limited state registrations may make it difficult or impossible for you to resell your shares of our common stock in certain states in which this offering is not registered.


                        SHARES ELIGIBLE FOR FUTURE SALE


    Prior to this offering and this distribution, there has been no public market for our common stock. Because there is no brokerage firm that will act as an underwriter for our shares, we cannot be sure that any firm or firms will act as market makers for our shares. Therefore, we cannot provide any assurances that a significant public market for the common stock will develop or be sustained after this offering and this distribution. Future sales of substantial amounts of our common stock in the public market, or the possibility of such sales occurring, could adversely affect prevailing market prices for our common stock or our future ability to raise capital through an offering of equity securities.



    Upon completion of this offering, we will have outstanding 14,036,080 shares of common stock if the Maximum Offering is sold and 12,036,080 shares of common stock if the Minimum Offering is sold. Of these shares, the shares to be sold in this offering will be freely tradable in the public market without restriction under the Securities Act, except for any of such shares that are purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act. In addition, the approximately 100,008 shares covered by the distribution will be freely tradable, except for any such shares distributed to our affiliates, although prior to the distribution these were restricted shares. Thus a total of approximately 3,100,008 and 1,100,008 shares of our common stock will be freely tradable if the Maximum Offering or Minimum Offering, respectively, is sold.



    The remaining 10,936,072 shares outstanding upon completion of this offering will be "restricted securities" as that term is defined under Rule 144. We issued and sold these restricted securities in private transactions in reliance on exemptions from registration under the Securities Act. Generally, restricted securities may be sold in the public market only if they are registered or if the requirements of Rule 144, as summarized below, are complied with.


    In general, under Rule 144, as in effect at the closing of this offering, beginning 90 days after the date of this prospectus, a person (or persons whose shares of common stock are aggregated) who has beneficially owned restricted securities for at least one year would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) 1% of the then-outstanding shares of common stock or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

                                 LEGAL MATTERS


    The validity of the shares of common stock offered in this offering will be passed upon for us by Baker & McKenzie, Dallas, Texas.


                                    EXPERTS


    The financial statements of Speed Release Lock Company as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998, and 1997, and for the period from inception (August 29, 1996) through December 31, 1999, appearing in this prospectus and registration statement have been audited by Davis, Kinard & Co., P.C., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.



    The financial statements of Mixson Corp. as of April 30, 2000 and 1999, and for the years ended April 30, 2000, 1999 and 1998, and the financial statements of PPCT Products, LLC as of April 30, 2000 and December 31, 1999, and for the four months ended April 30, 2000, and for the period from inception
(January 19, 1999) through December 31, 1999, appearing in this prospectus and registration statement have been audited by Berkovits, Lago & Company, LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION


    We have filed with the SEC a registration statement on Form S-1. It includes exhibits and schedules. This prospectus is part of the registration statement. It does not contain all of the information that is in the registration statement. The registration statement contains more information about our company and our common stock. Statements contained in this prospectus concerning the provisions of documents filed as exhibits to the registration statement are summaries of these documents. You may read and copy all or any portion of the registration statement at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room's operations. The registration statement is also available to you on the SEC's Internet site (www.sec.gov). We intend to provide our stockholders with annual reports containing financial statements audited by our independent accountants and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

                    INDEX TO PRO FORMA FINANCIAL INFORMATION



                                                                PAGE
                                                              --------
Report of Independent Public Accountants....................    P-2

Pro Forma Balance Sheet ....................................    P-3
  At October 31, 2000

Pro Forma Statements of Operations .........................    P-4
  For the six months ended October 31, 2000
  For the year ended April 30, 2000

Assumptions and Notes to Pro Forma Financial Information....    P-6

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
MIXSON CORPORATION



    We have compiled the accompanying pro forma balance sheet as of October 31, 2000 of MIXSON CORPORATION and the accompanying pro forma statements of operations for the six months ended October 31, 2000 and for the year ended April 30, 2000.



    The objective of pro forma financial information is to show what the significant effects on the historical information might have been had a transaction or event occurred at an earlier date. However, the pro forma financial information is not necessarily indicative of the effects on financial position that would have been attained had the transaction or events actually occurred earlier.



    The accompanying presentation and this report were prepared for the inclusion in a securities registration statement for the consideration of prospective investors and should not be used for any other purpose.



    A compilation is limited to presenting in the form of pro forma financial statements, information that is the representation of management and does not include evaluation of the support for the assumptions underlying the pro forma transaction. We have not audited or reviewed the accompanying pro forma balance sheet or pro forma statements of operations, and, accordingly do not express an opinion or any other form of assurance on them.



                                          DAVIS, KINARD & CO., P.C.



Abilene, Texas,
February 22, 2001

                               MIXSON CORPORATION



                            PRO FORMA BALANCE SHEET



                                OCTOBER 31, 2000



                                                                                            ELIMINATIONS
                                                         SPEED                                  AND
                                                        RELEASE                   PPCT       PRO FORMA
                                                         LOCK        MIXSON     PRODUCTS,   ADJUSTMENTS
                                                        COMPANY       CORP.        LLC        DR (CR)          PRO FORMA
                                                      -----------   ---------   ---------   ------------      -----------
                                                         ASSETS
Current assets
  Cash and cash equivalent..........................  $     3,914   $  59,132   $   4,288   $        --       $    67,334
  Accounts receivable...............................           --      51,472      18,853            --            70,325
  Receivables, other................................           --         758       1,000            --             1,758
  Note receivable, affiliated company...............           --      50,000     124,880      (124,880)(a)        50,000
  Inventories.......................................        8,566     451,080       6,948            --           466,594
  Prepaid assets....................................           --      15,856       1,930            --            17,786
                                                      -----------   ---------   ---------   -----------       -----------
    Total current assets............................       12,480     628,298     157,899      (124,880)          673,797
Property, plant and equipment, at cost, net of
  accumulated depreciation..........................       24,028      43,764      44,281            --           112,073
Other assets
  Intangible assets, net of amortization............           --          --     139,340       212,355 (g)       351,695
  Patent, net of amortization.......................       55,502          --          --            --            55,502
  Due from stockholders.............................           --      22,500          --            --            22,500
  Deposits..........................................        3,100      18,859          --            --            21,959
                                                      -----------   ---------   ---------   -----------       -----------
    Total other assets..............................       58,602      41,359     139,340       212,355           451,656
                                                      -----------   ---------   ---------   -----------       -----------
Total assets........................................  $    95,110   $ 713,421   $ 341,520   $    87,475       $ 1,237,526
                                                      ===========   =========   =========   ===========       ===========

                                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenses.............  $   232,291   $ 249,568   $  63,361   $    56,291 (b)   $        --
                                                                                                176,000 (c)       312,929
  Accrued interest payable..........................      321,560          --          --       315,898 (d)         5,662
  Due to affiliated company.........................           --     124,880          --       124,880 (a)            --
  Note payable......................................      300,000     268,619     250,000            --           818,619
  Note payable--related parties.....................    1,263,221          --     325,000     1,263,221 (e)       325,000
  Obligations under capital lease...................        1,803          --          --            --             1,803
                                                      -----------   ---------   ---------   -----------       -----------
    Total current liabilities.......................    2,118,875     643,067     638,361     1,936,290         1,464,013
Shareholders' equity
  Common stock, $0.001 par value; 50,000,000 shares
    authorized; 11,036,080 shares issued and
    outstanding.....................................       11,036          --          --            --            11,036
  Common stock, $2.50 par value; 4,000 shares
    authorized, issued and outstanding..............           --      10,000          --        10,000 (f)            --
  Paid in capital in excess of par value............    1,907,661     933,452          --      (946,946)(f)
                                                                                               (212,355)(g)     4,000,414
  Accumulated deficit...............................   (3,942,462)   (447,023)         --      (448,389)(f)            --
                                                                                                296,841 (f)    (4,237,937)
  Member's capital (deficiency).....................           --          --    (296,841)     (296,841)(f)            --
  Less: Treasury stock 3,800 shares of common stock
    at cost.........................................           --    (426,075)         --      (426,075)(f)            --
                                                      -----------   ---------   ---------   -----------       -----------
    Total shareholders' equity......................   (2,023,765)     70,354    (296,841)   (2,023,765)         (226,487)
                                                      -----------   ---------   ---------   -----------       -----------
Total liabilities and shareholders' equity..........  $    95,110   $ 713,421   $ 341,520   $   (87,475)      $ 1,237,526
                                                      ===========   =========   =========   ===========       ===========



   See accountant's compilation report and the related assumptions and notes to the pro forma balance sheet and pro forma statements of operations.

                               MIXSON CORPORATION



                       PRO FORMA STATEMENT OF OPERATIONS



                   FOR THE SIX MONTHS ENDED OCTOBER 31, 2000



                                                                           ELIMINATIONS
                                          SPEED                                AND
                                         RELEASE                 PPCT       PRO FORMA
                                          LOCK       MIXSON    PRODUCTS,   ADJUSTMENTS
                                         COMPANY     CORP.        LLC        DR (CR)         PRO FORMA
                                        ---------   --------   ---------   ------------      ---------
NET SALES.............................  $  18,989   $534,954   $127,085     $      --        $ 681,028
COST OF SALES.........................     21,746    338,826     44,191            --          404,763
                                        ---------   --------   --------     ---------        ---------
GROSS PROFIT ON SALES.................     (2,757)   196,128     82,894            --          276,265

GENERAL AND ADMINISTRATIVE EXPENSE....    318,939    271,134    109,758      (106,743)(1)      593,088
                                        ---------   --------   --------     ---------        ---------
OPERATING LOSS........................   (321,696)   (75,006)   (26,864)     (106,743)        (316,823)
OTHER INCOME (EXPENSE)
  Interest income.....................         --         --         --            --               --
  Loss on securities..................    (83,697)        --         --            --          (83,697)
  Loss on sale of assets..............    (13,769)        --         --            --          (13,769)
  Interest expense....................    (64,222)   (13,204)   (33,166)      (64,159)(2)      (46,433)
  Other...............................         --      9,000         --         7,865 (3)        1,135
                                        ---------   --------   --------     ---------        ---------
    Total other income (expense)......   (161,688)    (4,204)   (33,166)      (56,294)        (142,764)
                                        ---------   --------   --------     ---------        ---------
LOSS BEFORE INCOME TAX................   (483,384)   (79,210)   (60,030)     (163,037)        (459,587)
                                        ---------   --------   --------     ---------        ---------
  Income tax expense..................         --         --         --            --               --
                                        ---------   --------   --------     ---------        ---------
NET LOSS..............................  $(483,384)  $(79,210)  $(60,030)    $(163,037)       $(459,587)
                                        =========   ========   ========     =========        =========
NET LOSS PER SHARE....................  $   (.043)  $(19.803)  $    n/a     $      --        $   (.042)
                                        =========   ========   ========     =========        =========



         See accountant's compilation report and assumptions and notes to the pro forma balance sheet and pro forma statements of operations.

                               MIXSON CORPORATION



                       PRO FORMA STATEMENT OF OPERATIONS



                       FOR THE YEAR ENDED APRIL 30, 2000



                                                                          ELIMINATIONS
                                       SPEED                                  AND
                                      RELEASE                   PPCT       PRO FORMA
                                       LOCK        MIXSON     PRODUCTS,   ADJUSTMENTS
                                      COMPANY       CORP.        LLC        DR (CR)          PRO FORMA
                                    -----------   ---------   ---------   ------------      -----------
NET SALES.........................  $   162,822   $ 990,903   $ 659,752    $      --        $ 1,813,477

COST OF SALES.....................      176,727     773,227     237,398           --          1,187,352
                                    -----------   ---------   ---------    ---------        -----------

GROSS PROFIT ON SALES.............      (13,905)    217,676     422,354           --            626,125

GENERAL AND ADMINISTRATIVE
  EXPENSE.........................      927,302     361,572     522,251     (100,906)(1)      1,710,219
                                    -----------   ---------   ---------    ---------        -----------

OPERATING LOSS....................     (941,207)   (143,896)    (99,897)    (100,906)        (1,084,094)

OTHER INCOME (EXPENSE)
  Interest income.................           --       3,513          --           --              3,513
  Loss on securities..............           --          --          --           --                 --
  Loss on sale of assets..........           --          --          --           --                 --
  Interest expense................     (148,001)    (29,664)    (85,749)    (126,429)(2)       (136,985)
  Other...........................          527       4,500      (4,944)      15,730 (3)        (15,647)
                                    -----------   ---------   ---------    ---------        -----------
    Total other income
      (expense)...................     (147,474)    (21,651)    (90,693)    (110,699)          (149,119)
                                    -----------   ---------   ---------    ---------        -----------

LOSS BEFORE INCOME TAX............   (1,088,681)   (165,547)   (190,590)    (211,605)        (1,233,213)
                                    -----------   ---------   ---------    ---------        -----------

  Income tax expense..............           --          --          --           --                 --
                                    -----------   ---------   ---------    ---------        -----------

NET LOSS..........................  $(1,088,681)  $(165,547)  $(190,590)   $(211,605)       $(1,233,213)
                                    ===========   =========   =========    =========        ===========

NET LOSS PER SHARE................  $     (.102)  $ (41.387)  $     n/a    $      --        $     (.115)
                                    ===========   =========   =========    =========        ===========



         See accountant's compilation report and assumptions and notes to the pro forma balance sheet and pro forma statements of operations.

                               MIXSON CORPORATION



                ASSUMPTIONS AND NOTES TO PRO FORMA BALANCE SHEET
                     AND PRO FORMA STATEMENTS OF OPERATIONS



                AS OF OCTOBER 31, 2000 AND THE SIX MONTHS ENDED
               OCTOBER 31, 2000 AND THE YEAR ENDED APRIL 30, 2000



NOTE 1--PRESENTATION



    The accompanying pro forma balance sheet and pro forma statements of operations were prepared from historical financial data of the following respective companies:



    - Speed Release Lock Company (the Company)



    - Mixson Corp. (Mixson)



    - PPCT Products, LLC (PPCT)



    The accounting policies and other disclosures required by generally accepted accounting principles are not presented; however, there has been no significant change in accounting policies for any of the companies from those previously reported.



NOTE 2--SHAREHOLDER'S EQUITY



    On January 5, 2001, the Company amended its Certificate of Incorporation which increased its authorized common stock from 25,000,000 shares to 50,000,000 shares and effected a one-for-ten reverse common stock split. In the amendment, the par value of the common stock remained $.001 per share. All references to per share amounts in the pro forma financial statements reflect the reverse stock split.



NOTE 3--BUSINESS COMBINATION



    The Company merged its operations with Mixson and PPCT on January 31, 2001, with the Company being the surviving corporate entity. The shareholders of Mixson and members of PPCT exchange all of their shares and membership interests for consideration amounting to 90% of the outstanding shares of the Company. Pro forma adjustments restate the pro forma balance sheet and statements of operations to reflect the merger as if it occurred at the beginning of the first period presented (May 1, 1999).



NOTE 4--EARNINGS PER SHARE



    The pro forma loss per share of common stock outstanding (EPS) is computed based on the weighted average number of shares outstanding as retroactively restated to reflect the reverse stock split (Note 2)

                               MIXSON CORPORATION



                ASSUMPTIONS AND NOTES TO PRO FORMA BALANCE SHEET
               AND PRO FORMA STATEMENTS OF OPERATIONS (CONTINUED)



                AS OF OCTOBER 31, 2000 AND THE SIX MONTHS ENDED
               OCTOBER 31, 2000 AND THE YEAR ENDED APRIL 30, 2000



NOTE 4--EARNINGS PER SHARE (CONTINUED)


and the shares issued with respect to the merger (Note 3). Pro forma EPS and restated weighted average shares for the six months ended October 31, 2000, and for the year ended April 30, 2000 are, as follows:



                                                               SIX MONTHS ENDED OCTOBER 31, 2000
                                                            ---------------------------------------
                                                                            WEIGHTED
                                                                NET          AVERAGE
                                                               LOSS          SHARES       PER SHARE
                                                            (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                                            -----------   -------------   ---------
Pro forma net loss........................................   $(459,587)
                                                             ---------
BASIC EPS
  Loss available to common stockholders...................   $(459,587)     11,036,080     $(.042)
                                                                                           ======
EFFECT OF DILUTIVE SECURITIES.............................          --              --
                                                             ---------      ----------
DILUTED EPS
  Loss available to common shareholders...................   $(459,587)     11,036,080     $(.042)
                                                             =========      ==========     ======



                                                                  YEAR ENDED APRIL 30, 2000
                                                           ---------------------------------------
                                                                           WEIGHTED
                                                               NET          AVERAGE
                                                              LOSS          SHARES       PER SHARE
                                                           (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                                           -----------   -------------   ---------
Pro forma net loss.......................................  $(1,233,213)
                                                           -----------
BASIC EPS
  Loss available to common stockholders..................  $(1,233,213)    10,715,205     $(.115)
                                                                                          ======
EFFECT OF DILUTIVE SECURITIES............................           --             --
                                                           -----------     ----------
DILUTED EPS
  Loss available to common shareholders..................  $(1,233,213)    10,715,205     $(.115)
                                                           ===========     ==========     ======



NOTE 5--GOODWILL



    Shares issued to the shareholders of Mixson and the members of PPCT resulted in a change of control of the Company. The combination was deemed a reverse acquisition, and as a result, the shareholders of Mixson and the members of PPCT assumed liabilities in excess of the fair value of the assets of the Company. The difference, adjusted to reflect 100% ownership, has been recorded as goodwill (net of related amortization) in the pro forma balance sheet. Goodwill has been amortized in the pro forma statements of operations over fifteen years as if the transaction occurred on May 1, 1999.

                               MIXSON CORPORATION



                ASSUMPTIONS AND NOTES TO PRO FORMA BALANCE SHEET
               AND PRO FORMA STATEMENTS OF OPERATIONS (CONTINUED)



                AS OF OCTOBER 31, 2000 AND THE SIX MONTHS ENDED
               OCTOBER 31, 2000 AND THE YEAR ENDED APRIL 30, 2000



NOTE 6--ELIMINATIONS AND PRO FORMA ADJUSTMENTS



    By agreement, certain liabilities will not carry forward to the combined companies. Eliminations and pro forma adjustments necessary to reflect the agreement and combine the companies, as reflected on the accompanying pro forma balance sheet and pro forma statements of operations, are as follows:



PRO FORMA BALANCE SHEET



(a) To eliminate intercompany receivables and payables.



(b) To remove accounts payable and accrued expenses not payable by the combined companies by agreement.



(c) To remove accrued compensation not payable by the combined companies by agreement.



(d) To remove accrued interest payable not payable by the combined companies by agreement.



(e) To remove note payable to shareholder not payable by the combined companies by agreement.



(f) To reflect stock and other equity adjustments.



(g) To record goodwill of $235,950 resulting from combination of companies, net related amortization of $23,595.



PRO FORMA STATEMENTS OF OPERATIONS



(1) To remove accrued compensation and other expenses not payable by the combined companies by agreement.



(2) To remove interest expense not payable by the combined companies by agreement.



(3) To record amortization of goodwill.



NOTE 7--FISCAL YEAR INFORMATION



    The pro forma information for the Company has been modified to conform to the fiscal year end of Mixson (April 30). The Company's net loss for the four months ended April 30, 2000 amounted to $349,978. The Company's net loss for the eight months ended December 31, 1999 amounted to $631,371.

                         INDEX TO FINANCIAL STATEMENTS


                                                                PAGE
                                                              --------
SPEED RELEASE LOCK COMPANY
Report of Independent Public Accountants....................     F-3
Balance Sheets..............................................     F-4
  At December 31, 1999 and 1998
Statements of Operations....................................     F-5
  For the years ended December 31, 1999, 1998 and 1997
  For the period from Inception (August 29, 1996) through
    December 31, 1999
Statements of Comprehensive Income..........................     F-6
  For the years ended December 31, 1999, 1998 and 1997
  For the period from Inception (August 29, 1996) through
    December 31, 1999
Statements of Shareholders' Equity..........................     F-7
  For the years ended December 31, 1999, 1998, and 1997
  For the period from Inception (August 29, 1996) through
    December 31, 1999
Statements of Cash Flows....................................     F-8
  For the years ended December 31, 1999, 1998, and 1997
  For the period from Inception (August 29, 1996) through
    December 31, 1999
Notes to Financial Statements...............................     F-9
Accountant's Compilation Report.............................    F-19
Balance Sheet (Unaudited)...................................    F-20
  At October 31, 2000
Statements of Operations (Unaudited)........................    F-21
  For the ten months ended October 31, 2000
  For the period from Inception (August 29, 1996) through
    October 31, 2000
Statements of Shareholders' Equity (Unaudited)..............    F-22
  For the ten months ended October 31, 2000
  For the period from Inception (August 29, 1996) through
    October 31, 2000
Statements of Cash Flows (Unaudited)........................    F-23
  For the ten months ended October 31, 2000
  For the period from Inception (August 29, 1996) through
    October 31, 2000
Notes to Financial Statements (Unaudited)...................    F-24

MIXSON CORP.
Independent Auditors' Report................................    F-25
Balance Sheets..............................................    F-26
  At April 30, 2000 and 1999
Statements of Operations....................................    F-27
  For the years ended April 30, 2000, 1999 and 1998
Statements of Stockholders' Equity..........................    F-28
  For the years ended April 30, 2000, 1999 and 1998
Statements of Cash Flows....................................    F-29
  For the years ended April 30, 2000, 1999 and 1998
Notes to Financial Statements...............................    F-30
Balance Sheets (Unaudited)..................................    F-35
  At October 31, 2000 and 1999
Statements of Operations (Unaudited)........................    F-36
  For the three months and six months ended October 31, 2000 and 1999
Statements of Cash Flows (Unaudited)........................    F-37
  For the three months and six months ended October 31, 2000 and 1999

                                                                PAGE
                                                              --------
Statements of Stockholders' Equity (Unaudited)..............    F-38
  For the three months and six months ended October 31, 2000 and 1999

PPCT PRODUCTS LLC
Independent Auditors' Report................................    F-39
Balance Sheets..............................................    F-40
  At April 30, 2000 and December 31, 1999
Statements of Operations....................................    F-41
  For the four months ended April 30, 2000
  For the period from Inception (January 19, 1999) through
    December 31, 1999
Statements of Changes in Members' Deficit...................    F-42
  For the four months ended April 30, 2000
  For the period from Inception (January 19, 1999) through
    December 31, 1999
Statements of Cash Flows....................................    F-43
  For the four months ended April 30, 2000
  For the period from Inception (January 19, 1999) through
    December 31, 1999
Notes to Financial Statements...............................    F-44
Balance Sheets (Unaudited)..................................    F-47
  At October 31, 2000 and 1999
Statements of Operations (Unaudited)........................    F-48
  For the three months and six months ended October 31, 2000
Statements of Cash Flows (Unaudited)........................    F-49
  For the three months and six months ended October 31, 2000
Statements of Changes in Members' Capital (Deficiency)
  (Unaudited)...............................................    F-50
  For the three months and six months ended October 31, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of SPEED RELEASE LOCK COMPANY
A Development Stage Company

We have audited the accompanying balance sheets of SPEED RELEASE LOCK COMPANY, a development stage company, as of December 31, 1999 and 1998, and the related statements of operations, comprehensive income, shareholders' equity and cash flows for the years ended December 31, 1999, 1998 and 1997, and cumulative from inception (August 29, 1996) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SPEED RELEASE LOCK COMPANY, a development stage company, at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years ended December 31, 1999, 1998 and 1997, and cumulative from inception (August 29, 1996) to December 31, 1999 in conformity with generally accepted accounting principles.

                                          DAVIS, KINARD & CO., P.C.


Abilene, Texas
February 28, 2001

                           SPEED RELEASE LOCK COMPANY



                          A DEVELOPMENT STAGE COMPANY



                                 BALANCE SHEETS



                           DECEMBER 31, 1999 AND 1998



                                                                 1999          1998
                                                              -----------   -----------
                                        ASSETS
Current assets
  Cash and cash equivalents.................................  $     1,878   $       935
  Accounts receivable.......................................        5,151        20,599
  Inventories...............................................       73,271       231,080
  Securities available-for-sale.............................      503,523            --
                                                              -----------   -----------
    Total current assets....................................      583,823       252,614

Property, plant and equipment
  At cost, net of accumulated depreciation and
    amortization............................................       47,563        42,147

Other assets
  Patent....................................................       59,611        64,542
  Deposits..................................................        7,901        19,511
  Employee advances.........................................           --        11,693
                                                              -----------   -----------
    Total other assets......................................       67,512        95,746
                                                              -----------   -----------
Total assets................................................  $   698,898   $   390,507
                                                              ===========   ===========

                         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable..........................................  $    61,666   $    45,254
  Accrued interest payable..................................      237,200       106,867
  Accrued expenses..........................................      108,755         4,676
  Deferred tax liability....................................      142,741            --
  Note payable--shareholder.................................      742,479     1,096,000
  Current maturities of obligations under capital lease.....        6,845         9,535
  Current maturities of long term debt......................      310,000       310,000
                                                              -----------   -----------
    Total current liabilities...............................    1,609,686     1,572,332

Long term liabilities
  Obligations under capital lease, net of current
    maturities..............................................        1,697        10,093
  Long term debt, net of current maturities.................          833           833
                                                              -----------   -----------
    Total long term liabilities.............................        2,530        10,926

Shareholders' equity
  Common stock, $0.001 par value; 50,000,000 shares
    authorized: shares issued and outstanding--11,036,080 in
    1999, 10,396,072 in 1998................................       11,036        10,396
  Paid in capital in excess of par value....................    1,907,661       924,604
  Deficit accumulated during the development stage..........   (3,109,100)   (2,127,751)
  Net unrealized appreciation on available-for-sale
    securities, net of deferred income tax of $142,741......      277,085            --
                                                              -----------   -----------
    Total shareholders' equity..............................     (913,318)   (1,192,751)
                                                              -----------   -----------
Total liabilities and shareholders' equity..................  $   698,898   $   390,507
                                                              ===========   ===========



        The accompanying notes are an integral part of these statements.

                           SPEED RELEASE LOCK COMPANY



                          A DEVELOPMENT STAGE COMPANY



                            STATEMENTS OF OPERATIONS



                 YEARS ENDED DECEMBER 31, 1999, 1998, 1997 AND
                 CUMULATIVE FROM INCEPTION 8/29/96 TO 12/31/99



                                                                                      CUMULATIVE
                                                                                         FROM
                                                                                       INCEPTION
                                                                                      8/29/96 TO
                                                  1999        1998         1997        12/31/99
                                                ---------   ---------   -----------   -----------
NET SALES.....................................  $ 175,027   $ 217,634   $    87,192   $   479,853

COST OF SALES.................................    215,769     203,405        73,139       492,313
                                                ---------   ---------   -----------   -----------
GROSS PROFIT ON SALES.........................    (40,742)     14,229        14,053       (12,460)

GENERAL AND ADMINISTRATIVE EXPENSE............    787,107     602,841     1,228,244     2,713,650
                                                ---------   ---------   -----------   -----------
OPERATING LOSS................................   (827,849)   (588,612)   (1,214,191)   (2,726,110)

OTHER INCOME (EXPENSE)
  Interest expense............................   (154,027)   (111,906)     (120,818)     (386,751)
  Miscellaneous...............................        527       3,159            75         3,761
                                                ---------   ---------   -----------   -----------
    Total other income (expense)..............   (153,500)   (108,747)     (120,743)     (382,990)
                                                ---------   ---------   -----------   -----------
LOSS BEFORE INCOME TAX........................   (981,349)   (697,359)   (1,334,934)   (3,109,100)
                                                ---------   ---------   -----------   -----------
  Income tax expense..........................         --          --            --            --
                                                ---------   ---------   -----------   -----------
NET LOSS......................................  $(981,349)  $(697,359)  $(1,334,934)  $(3,109,100)
                                                =========   =========   ===========   ===========
NET LOSS PER SHARE............................  $   (.093)  $   (.067)  $     (.128)  $     (.298)
                                                =========   =========   ===========   ===========



        The accompanying notes are an integral part of these statements.

                           SPEED RELEASE LOCK COMPANY



                          A DEVELOPMENT STAGE COMPANY



                       STATEMENTS OF COMPREHENSIVE INCOME



                 YEARS ENDED DECEMBER 31, 1999, 1998, 1997 AND
                 CUMULATIVE FROM INCEPTION 8/29/96 TO 12/31/99



                                                                                      CUMULATIVE
                                                                                         FROM
                                                                                       INCEPTION
                                                                                      8/29/96 TO
                                                  1999        1998         1997        12/31/99
                                                ---------   ---------   -----------   -----------
NET LOSS......................................  $(981,349)  $(697,359)  $(1,334,934)  $(3,109,100)
  OTHER ITEMS OF COMPREHENSIVE INCOME
    Change in unrealized appreciation on
      securities available-for-sale, before
      tax.....................................    134,344          --            --       134,344
    Reclassification adjustment for realized
      gains on securities included in net
      loss....................................         --          --            --            --
                                                ---------   ---------   -----------   -----------
      Total other items of comprehensive
        income................................    134,344          --            --       134,344
                                                ---------   ---------   -----------   -----------
COMPREHENSIVE LOSS BEFORE TAX.................   (847,005)   (697,359)   (1,334,934)   (2,974,756)
  Income tax benefit related to other items of
    comprehensive loss........................    142,741          --            --       142,741
                                                ---------   ---------   -----------   -----------
COMPREHENSIVE LOSS............................  $(704,264)  $(697,359)  $(1,334,934)  $(2,832,015)
                                                =========   =========   ===========   ===========



        The accompanying notes are an integral part of these statements.

                           SPEED RELEASE LOCK COMPANY



                          A DEVELOPMENT STAGE COMPANY



                       STATEMENTS OF SHAREHOLDERS' EQUITY



                 YEARS ENDED DECEMBER 31, 1999, 1998, 1997 AND
                 CUMULATIVE FROM INCEPTION 8/29/96 TO 12/31/99



                                                                      DEFICIT
                                                        PAID IN     ACCUMULATED   NET UNREALIZED
                                   COMMON STOCK        CAPITAL IN   DURING THE    APPRECIATION ON       TOTAL
                               ---------------------   EXCESS OF    DEVELOPMENT   AVAILABLE-FOR-    SHAREHOLDERS'
                                 SHARES      AMOUNT    PAR VALUE       STAGE      SALE SECURITIES      EQUITY
                               ----------   --------   ----------   -----------   ---------------   -------------
INITIAL CAPITALIZATION OF THE
  COMPANY (8/29/96) $0.001
  PAR VALUE;.................  10,396,072   $10,396    $     (396)  $        --      $     --        $    10,000
Net loss.....................          --        --            --       (95,458)           --            (95,458)
                               ----------   -------    ----------   -----------      --------        -----------
BALANCE AT DECEMBER 31,
  1996.......................  10,396,072    10,396          (396)      (95,458)           --            (85,458)
Net loss.....................          --        --            --    (1,334,934)           --         (1,334,934)
                               ----------   -------    ----------   -----------      --------        -----------
BALANCE AT DECEMBER 31,
  1997.......................  10,396,072    10,396          (396)   (1,430,392)           --         (1,420,392)
Capital contribution.........          --        --       925,000            --            --            925,000
Net loss.....................          --        --            --      (697,359)           --           (697,359)
                               ----------   -------    ----------   -----------      --------        -----------
BALANCE AT DECEMBER 31,
  1998.......................  10,396,072    10,396       924,604    (2,127,751)           --         (1,192,751)
Issuance of common stock.....     100,008       100        83,597            --            --             83,697
Capital contribution.........     540,000       540       899,460            --            --            900,000
Net loss.....................          --        --            --      (981,349)           --           (981,349)
Net changes in unrealized
  appreciation on
  available-for-sale
  securities, net of taxes of
  $142,741...................          --        --            --            --       277,085            277,085
                               ----------   -------    ----------   -----------      --------        -----------
BALANCE AT DECEMBER 31,
  1999.......................  11,036,080   $11,036    $1,907,661   $(3,109,100)     $277,085        $  (913,318)
                               ==========   =======    ==========   ===========      ========        ===========



        The accompanying notes are an integral part of these statements.

                           SPEED RELEASE LOCK COMPANY



                          A DEVELOPMENT STAGE COMPANY



                            STATEMENTS OF CASH FLOWS



                 YEARS ENDED DECEMBER 31, 1999, 1998, 1997 AND
                 CUMULATIVE FROM INCEPTION 8/29/96 TO 12/31/99



                                                                                      CUMULATIVE
                                                                                         FROM
                                                                                       INCEPTION
                                                                                      8/29/96 TO
                                                  1999        1998         1997        12/31/99
                                                ---------   ---------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss....................................  $(981,349)  $(697,359)  $(1,334,934)  $(3,109,100)
  Adjustments to reconcile net loss to net
    cash provided by operating activities
      Depreciation and amortization...........     26,733      23,876        24,704        75,791
      Loss on sale or disposition of assets...      2,921      14,062            --        16,983
      Decrease (increase) in accounts
        receivable............................     15,448      (8,173)      (12,426)       (5,151)
      Decrease (increase) in inventories......    157,809      21,799      (252,879)      (73,271)
      Decrease (increase) in other assets.....      7,603     (30,607)      (10,241)      (97,570)
      Increase in accounts payable............     16,412       1,374        43,880        61,666
      Increase in accrued interest payable....    130,333      82,138        24,729       237,200
      Increase in accrued expenses............    104,079       4,676       (13,524)      108,755
                                                ---------   ---------   -----------   -----------
        Total adjustments.....................    461,338     109,145      (195,757)      324,403
                                                ---------   ---------   -----------   -----------
      Net cash used in operating activities...   (520,011)   (588,214)   (1,530,691)   (2,784,697)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of premises and equipment.........    (17,089)       (536)      (51,996)      (79,177)
  Proceeds from sale of assets................      2,650          --            --         2,650
                                                ---------   ---------   -----------   -----------
      Net cash used in investing activities...    (14,439)       (536)      (51,996)      (76,527)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from shareholder note..............    764,844     556,000     1,275,000     2,785,844
  Payments to reduce shareholder debt.........   (218,365)         --            --      (218,365)
  Proceeds from the sale of stock.............         --          --            --        10,000
  Payments to reduce capital lease
    obligation................................    (11,086)     (8,753)       (5,371)      (25,210)
  Proceeds from long term debt................     10,000      40,000       290,000       340,000
  Payments to reduce long term debt...........    (10,000)    (10,000)       (9,167)      (29,167)
                                                ---------   ---------   -----------   -----------
      Net cash provided by financing
        activities............................    535,393     577,247     1,550,462     2,863,102
                                                ---------   ---------   -----------   -----------

INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.................................        943     (11,503)      (32,225)        1,878
  Cash and cash equivalents at beginning of
    year......................................        935      12,438        44,663            --
                                                ---------   ---------   -----------   -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR......  $   1,878   $     935   $    12,438   $     1,878
                                                =========   =========   ===========   ===========

Supplemental cash flow information
  Interest paid...............................  $  23,694   $  26,884   $    77,121   $   127,699
  Note payable transferred to capital.........    900,000     925,000            --     1,825,000
  Stock exchange..............................     83,697          --            --        83,697
  Equipment acquired by capital lease
    obligation................................         --          --        33,752        33,752



        The accompanying notes are an integral part of these statements.

                           SPEED RELEASE LOCK COMPANY

                          A DEVELOPMENT STAGE COMPANY

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

    NATURE OF OPERATIONS

    The Company was organized August 29, 1996, for the purpose of acquiring and operating plants and facilities for the assembly and distribution of gun locks. The Company's facility is located in Dallas, Texas.


    REORGANIZATION



    On March 28, 2000 the Company adopted a plan of reorganization whereby Speed Release--Texas was merged with and into Speed Release Lock Company, a Delaware corporation (the Company). Effective with the merger, each share of issued and outstanding common stock of Speed Release--Texas was converted into and exchanged for 360 fully paid shares of the Company.



    On January 5, 2001, the Company amended its Certificate of Incorporation which increased its authorized common stock from 25,000,000 shares to 50,000,000 shares and effected a one-for-ten reverse common stock split. In the amendment, the par value of the common stock remained $.001 per share.



    The Company merged its operations with Mixson Corp. and PPCT Products, LLC on January 31, 2001, with the Company being the surviving corporate entity. The shareholders of Mixson and members of PPCT exchanged all outstanding shares and membership interests for consideration amounting to 90% of the outstanding shares of the Company.



    The financial statements presented have been restated for all prior periods to reflect the current capitalization of the Company.



    REVENUE AND COST RECOGNITION



    The Company utilizes the accrual method of accounting whereby revenue is recognized when earned and expenses are recognized when incurred.



    ESTIMATES



    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.


    CASH EQUIVALENTS

    The Company considers any short-term investment convertible to cash within three months or less with little or no change in the principal amount to be a cash equivalent.

                           SPEED RELEASE LOCK COMPANY

                          A DEVELOPMENT STAGE COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    INVENTORIES



    Inventories consist of raw materials, components, finished goods and packing materials. Inventories are valued at the lower of cost or market, determined by the first-in, first-out method.


    ACCOUNTS RECEIVABLE

    Bad debts are accounted for by the allowance method. As of December 31, 1999 and 1998, possible bad debt losses are considered immaterial and no allowance was necessary.

    SECURITIES

    Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as "available-for-sale" and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

    Purchases of premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

    PATENT

    The Company has secured a patent for its gun lock design. The cost of obtaining the patent is being amortized over its estimated useful life of fifteen years.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are reported at historical cost net of accumulated depreciation and amortization. Depreciation on property, plant and equipment is computed using the straight-line method applied with approximate service lives of three to seven years.

    FAIR VALUES OF FINANCIAL INSTRUMENTS

    The Company's financial instruments include cash and cash equivalents, securities available-for-sale, accounts receivable, accounts payable, capital lease obligations, and notes payable. As of December 31, 1999 and 1998, the carrying amounts of the instruments approximate their fair value.

    NET LOSS PER SHARE


    Loss per share of common stock outstanding is computed based on the weighted average number of shares outstanding during 1999, 1998 and 1997 and cumulative from inception to December 31,1999, of 15,114, 10,000, 10,000 and 11,533,
respectively.

                           SPEED RELEASE LOCK COMPANY

                          A DEVELOPMENT STAGE COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    RECENT ACCOUNTING STANDARDS

    In June 1997, SFAS No. 130, REPORTING OF COMPREHENSIVE INCOME, was issued. This statement requires that comprehensive income be reported in the basic financial statements. Comprehensive income refers to the change in equity during a period from transactions and events other than investments by and distributions to owners. The Company adopted SFAS 130 during the first quarter of 1998. The Company's only component of comprehensive income is the unrealized appreciation on securities available-for-sale.

    In June 1997, SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, was issued. This Statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The Company adopted SFAS 131 during the first quarter of 1998. The implementation of this standard did not have any impact on the financial position or disclosures of the Company or results of its operations.


    In June 1998, SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES was issued. Required adoption of the statement was subsequently deferred by SFAS No. 137 until July 1, 2000. SFAS 133 establishes accounting and reporting standards for derivative instruments embedded in other contracts and for hedging activities. The Company adopted the standard on July 1, 2000, and it did not have a significant impact on the financial statements.



NOTE 2:  CONTINGENCIES



    As shown in the accompanying financial statements, the Company incurred net losses of $981,349 during the year ended December 31, 1999, and $3,109,100 from inception (August 29, 1996) to December 31, 1999. As of December 31, 1999, the Company's current liabilities exceeded its current assets by $1,025,863 and its total liabilities exceeded its total assets by $913,318. In addition, a significant portion of the Company's current assets suffered a decline in value as further described in Note 11. Those factors, as well as the uncertain conditions that the Company faces regarding the market for its product, create an uncertainty about the Company's ability to continue as a going concern. The former majority shareholder of the Company has historically funded the net operating losses with capital contributions and loans. Note 12 describes the reorganization of the Company.



    Various legal claims also arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Company's financial statements.



NOTE 3:  EARNINGS PER SHARE



    Loss per share of common stock outstanding (EPS) is computed based on the weighted average number of shares outstanding as retroactively restated to reflect the current capitalization of the Company

                           SPEED RELEASE LOCK COMPANY

                          A DEVELOPMENT STAGE COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 3:  EARNINGS PER SHARE (CONTINUED)


(see Note 1). EPS and restated weighted average shares for the years ended December 31, 1999, 1998, 1997, and cumulative from inception (August 29, 1996) to December 31, 1999 are as follows:



                                                                           WEIGHTED
                                                                            AVERAGE
                                                            NET LOSS        SHARES       PER-SHARE
                                                           (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                                           -----------   -------------   ---------
Year Ended December 31, 1999
Net loss.................................................  $  (981,349)
                                                           -----------
BASIC EPS
  Loss available to common stockholders..................     (981,349)    10,504,489     $(.093)
                                                                          ===========     ======
EFFECT OF DILUTIVE SECURITIES............................           --             --
                                                           -----------    -----------
DILUTED EPS
  Loss available to common shareholders..................  $  (981,349)   $10,504,489     $(.093)
                                                           ===========    ===========     ======

Year Ended December 31, 1998
Net loss.................................................  $  (697,359)
                                                           -----------
BASIC EPS
  Loss available to common stockholders..................     (697,359)    10,396,072     $(.067)
                                                                          ===========
EFFECT OF DILUTIVE SECURITIES............................           --             --
                                                           -----------    -----------
DILUTED EPS
  Loss available to common shareholders..................  $  (697,359)   $10,396,072     $(.067)
                                                           ===========    ===========     ======

Year Ended December 31, 1997
Net loss.................................................  $(1,334,934)
                                                           -----------
BASIC EPS
  Loss available to common stockholders..................   (1,334,934)    10,396,072     $(.128)
                                                                          ===========     ======
EFFECT OF DILUTIVE SECURITIES............................           --             --
                                                           -----------    -----------
DILUTED EPS
  Loss available to common shareholders..................  $(1,334,934)   $10,396,072     $(.128)
                                                           ===========    ===========     ======

Cumulative from inception
  (August 29, 1996) to December 31, 1999
Net loss.................................................  $(3,109,100)
                                                           -----------
BASIC EPS
  Loss available to common stockholders..................   (3,109,100)    10,428,571     $(.298)
                                                                          ===========     ======
EFFECT OF DILUTIVE SECURITIES............................           --             --
                                                           -----------    -----------
DILUTED EPS
  Loss available to common shareholders..................  $(3,109,100)   $10,428,571     $(.298)
                                                           ===========    ===========     ======

                           SPEED RELEASE LOCK COMPANY

                          A DEVELOPMENT STAGE COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 3:  EARNINGS PER SHARE (CONTINUED)


    As illustrated in the above schedule, there were no dilutive securities outstanding in any financial reporting periods presented.



NOTE 4:  INVENTORIES


    A summary of the balances of inventories follows:

                                                             1999       1998
                                                           --------   --------
Raw materials............................................  $    --    $ 31,855
Components...............................................   28,890     141,835
Finished goods...........................................   32,391      35,188
Packing materials........................................   11,990      22,202
                                                           -------    --------
  Total..................................................  $73,271    $231,080
                                                           =======    ========


NOTE 5:  SECURITIES


    The amortized cost and fair value of securities, with gross unrealized gains and losses at December 31, 1999, follows:

                                                                    GROSS        GROSS
                                                      AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                        COST        GAINS        LOSSES      VALUE
                                                      ---------   ----------   ----------   --------
Marketable equity securities........................   $83,697     $419,826    $      --    $503,523
                                                       -------     --------    ---------    --------
Total securities available-for-sale.................   $83,697     $419,826    $      --    $503,523
                                                       =======     ========    =========    ========

    The securities were acquired pursuant to a stock exchange (see Note 10). For the year ended December 31, 1999, there were no sales of securities available for sale.


NOTE 6:  PROPERTY, PLANT, AND EQUIPMENT


    A summary of the cost and accumulated depreciation of premises and equipment follows:

                                                            1999       1998
                                                          --------   --------
Assets under capital lease..............................  $ 21,053   $ 30,337
Machinery and equipment.................................       480        480
Tooling.................................................    23,200         --
Computer equipment and software.........................    40,868     31,279
Office furniture and fixtures...........................    11,457     11,456
                                                          --------   --------
                                                            97,058     73,552
Accumulated depreciation and amortization...............   (49,495)   (31,405)
                                                          --------   --------
  Total.................................................  $ 47,563   $ 42,147
                                                          ========   ========

    Depreciation expense for the years ended December 31, 1999, 1998 and 1997 and from inception to date, was $21,803, $27,491, $20,209 and $69,953, respectively.

                           SPEED RELEASE LOCK COMPANY

                          A DEVELOPMENT STAGE COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 7:  OBLIGATIONS UNDER CAPITAL LEASES


    The Company initiated a noncancellable lease on telephone equipment effective January 9, 1997. The original lease term was forty-eight months. The lease meets the criteria of a capital lease and has been capitalized with an implicit interest rate of 9.99%. The related asset is included in property and equipment at December 31, 1999 and 1998, in the amount of $21,053 less accumulated amortization of $10,527 and $6,316, respectively.

    The Company initiated a noncancellable lease on a forklift effective July 1, 1997. The original lease term was thirty-six months. The lease meets the criteria of a capital lease and has been capitalized with an implicit interest rate of 6.00%. The related asset was included in property and equipment at December 31, 1998, in the amount of $9,284 less accumulated amortization of $3,600. The forklift was sold in 1999, the book value at the time of the sale was $5,571, the proceeds from the sale were $2,650, and the related loss on sale was $2,921.

    Minimum future lease obligations on capitalized leases in effect at December 31, 1999, follow:

2000........................................................  $ 7,342
2001........................................................    1,712
                                                              -------
Total minimum lease payments................................    9,054
  Amount representing interest..............................     (512)
                                                              -------
Present value of net minimum lease payments.................    8,542
  Current portion...........................................   (6,845)
                                                              -------
Long-term obligation at December 31, 1999...................  $ 1,697
                                                              =======


NOTE 8:  DEBT


    Debt is summarized as follows:

                                                                1999        1998
                                                              ---------   ---------
Loan advances under a line of credit payable to a bank
  originally dated October 14, 1997, renewed August 12,
  1999, for $300,000, due February 8, 2000. Interest is at
  6.690%. Principal plus all accrued unpaid interest is due
  to the North Dallas Bank & Trust Co., at maturity. The
  note is secured by a personal CD of Steve Bedowitz........  $ 300,000   $ 290,000
Loan advance under a note payable to a bank dated January
  10, 1997 for $40,000, due in monthly installments of $833
  plus interest at the North Dallas Bank & Trust Co. stated
  prime rate, with an initial rate of 9.75%. The note is
  secured by all furniture and equipment....................     10,833      20,833
                                                              ---------   ---------
    Total long-term debt....................................    310,833     310,833
    Current maturities......................................   (310,000)   (310,000)
                                                              ---------   ---------
                                                              $     833   $     833
                                                              =========   =========

                           SPEED RELEASE LOCK COMPANY

                          A DEVELOPMENT STAGE COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 8:  DEBT (CONTINUED)

    A schedule of future maturities of debt outstanding at December 31, 1999, follows:

2000........................................................  $310,000
2001........................................................       833
                                                              --------
  Total                                                       $310,833
                                                              ========

    The Company is also obligated to its president and majority shareholder as described in Note 9.


NOTE 9:  INCOME TAXES


    The Company files a federal income tax return on a calendar-year basis. On January 1, 1999 the Company elected to be taxed as an S-corporation for federal tax purposes and operated under this status through October 5, 1999. On that date, the Company issued shares to a nonqualified shareholder and effectively terminated its S-corporation status (see Note 9). Accordingly, for the period from January 1, 1999 through October 5, 1999, the Company is not liable for corporate federal income taxes since all income and losses are passed through to the shareholders of the Company. As a result, no current or deferred income tax expense is recognized in the Company's financial statements for the referenced period.

    At the time of the S-corporation election, the Company's net operating loss carryforwards were frozen for utilization if and when the S-corporation status was revoked. At October 5, 1999 previous net operating loss carryforwards of approximately $1,125,000 became available to offset future taxable income of the Company. At December 31, 1999, net operating loss carryforwards expiring in the years 2011-2014 of approximately $505,591 are available for federal income tax purposes. Deferred tax assets and liabilities resulting from the future tax benefit of the net operating loss carryforwards and other differences in the financial statement and tax basis of assets and liabilities at December 31, 1999 and 1998, consist of the following:

                                                          1999        1998
                                                        ---------   ---------
Deferred tax assets:
  Net operating loss carryforwards....................  $ 171,901   $ 382,408
  Organization costs..................................     20,320      20,320
                                                        ---------   ---------
                                                          192,221     402,728

Deferred tax liabilities:
  Accrued compensation................................     (7,532)         --
  Property, plant and equipment.......................     (3,564)     (2,134)
  Unrealized gain on investment securities
    available-for-sale................................   (142,741)         --
                                                        ---------   ---------
                                                         (153,837)     (2,134)
                                                        ---------   ---------
Net deferred tax asset................................     38,384     400,594
Valuation allowance...................................   (181,125)   (400,594)
                                                        ---------   ---------
                                                        $(142,741)  $      --
                                                        =========   =========

                           SPEED RELEASE LOCK COMPANY

                          A DEVELOPMENT STAGE COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 9:  INCOME TAXES (CONTINUED)

    Income tax expense differs from amounts computed by applying statutory tax rates as follows:

                                                    THREE
                                                 MONTHS ENDED   YEAR ENDED DECEMBER 31,
                                                 DECEMBER 31,   -----------------------   INCEPTION
                                                     1999          1998         1997       TO DATE
                                                 ------------   ----------   ----------   ---------
Tax benefit at statutory rates.................   $ (83,472)    $(237,102)   $(453,378)   $(806,898)
Valuation allowance............................    (219,469)      (52,784)     453,378      181,625
Permanent differences..........................     306,000       314,500           --      620,500
Other..........................................      (3,059)      (24,614)          --        4,773
                                                  ---------     ---------    ---------    ---------
  Income tax expense...........................   $      --     $      --    $      --    $      --
                                                  =========     =========    =========    =========

    The valuation allowance was established to recognize the uncertainty of realization of the benefit related to net operating loss carryforwards. The following summarizes the changes in the allowance account:

                                                                 THREE
                                                              MONTHS ENDED    YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1999           1998
                                                              ------------   ------------
Valuation allowance at beginning of period..................    $400,594       $453,378
Decrease in valuation allowance based on utilization of net
  operating loss carryforwards..............................    (219,469)       (52,784)
                                                                --------       --------
Valuation allowance at end of period........................    $181,125       $400,594
                                                                ========       ========


NOTE 10:  RELATED PARTY TRANSACTIONS



    The Company has a note payable to Steve Bedowitz, its president and majority shareholder. The note is for an undetermined term and bears interest at the rate of 10%. On November 5, 1999 and January 1, 1998, Mr. Bedowitz forgave $900,000 and $925,000, respectively, of the note, which is reflected as capital contributions in the accompanying financial statements. A history of the balance of the note payable--shareholder follows:



                                               BEGINNING OF                                END OF
                                                  PERIOD       ADVANCES    REPAYMENTS      PERIOD
                                               ------------   ----------   -----------   ----------
1996.........................................   $       --    $  190,000   $        --   $  190,000
1997.........................................      190,000     1,275,000            --    1,465,000
1998.........................................    1,465,000       556,000      (925,000)   1,096,000
1999.........................................           --       764,844    (1,118,365)     742,479



    Accrued interest on the note payable--shareholder amounted to $229,447 and $100,800 at December 31, 1999 and 1998, respectively.

                           SPEED RELEASE LOCK COMPANY

                          A DEVELOPMENT STAGE COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 10:  RELATED PARTY TRANSACTIONS (CONTINUED)

    Interest expense related to the note payable--shareholder included in the accompanying statements of operation is as follows:

1996........................................................  $  1,436
1997........................................................    20,679
1998........................................................    78,685
1999........................................................   128,647

    Accrued interest on the note payable--shareholder amounted to $229,447 and $100,800 at December 31, 1999 and 1998, respectively.


NOTE 11:  STOCK PURCHASE AND EXCHANGE AGREEMENT



    On October 5, 1999, the Company entered into a Stock Purchase and Exchange Agreement with TTI Industries, Inc. (TTI). The Company acquired 9.9% of TTI's Common Stock in exchange for 10% of the Company's Common Stock. The shares of TTI were valued using the trading price at the time of issuance. In May, 2000, the stock of TTI suffered a significant decline in market value and was adjusted to its estimated market value (see Note 12).



NOTE 12:  SUBSEQUENT EVENTS



    IMPAIRMENT OF SECURITIES



    Marketable equity securities acquired pursuant to a stock exchange (see
Note 11) were adjusted to the estimated market value (zero) in May, 2000. The securities suffered a decline in estimated market value which was not subsequently recovered through the date of the audited financial statements. The decline in estimated market value was determined to be permanent; therefore the Company's cost basis in the securities (prior to the recording of unrealized appreciation in previous periods) amounting to $83,697, will be reflected as a realized loss in the statement of operations for the year ended December 31, 2000.



    REORGANIZATION



    On March 28, 2000, the Company adopted a plan of reorganization whereby Speed Release--Texas was merged with and into Speed Release Lock Company, a Delaware corporation (the Company). Effective with the merger, each share of issued and outstanding common stock of Speed Release--Texas was converted into and exchanged for 360 fully paid shares of the Company.



    On January 5, 2001, the Company amended its Certificate of Incorporation which increased its authorized common stock from 25,000,000 shares to 50,000,000 shares and effected a one-for-ten reverse common stock split. In the amendment, the par value of the common stock remained $.001 per share.



    BUSINESS COMBINATION



    The Company merged its operations with Mixson Corp. and PPCT Products, LLC on January 31, 2001, with the Company being the surviving corporate entity. The shareholders of Mixson and members of PPCT exchanged all outstanding shares and membership interests for consideration amounting to 90% of the outstanding shares of the Company. Shares issued to the shareholders of Mixson and the members of

                           SPEED RELEASE LOCK COMPANY

                          A DEVELOPMENT STAGE COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 12:  SUBSEQUENT EVENTS (CONTINUED)


PPCT resulted in a change of control of the Company. The combination was deemed a reverse acquisition, and as a result, the shareholders of Mixson and the members of PPCT assumed liabilities in excess of the fair value of the assets of the Company. The difference, adjusted to reflect 100% ownership, was recorded as goodwill.



    The financial statements presented have been restated for all prior periods to reflect the current capitalization of the Company.

                        ACCOUNTANT'S COMPILATION REPORT



To the Board of Directors of
SPEED RELEASE LOCK COMPANY



    We have compiled the accompanying balance sheet of SPEED RELEASE LOCK COMPANY (a development stage company) as of October 31, 2000 and the related statements of operations, shareholders' equity and cash flows for the ten months then ended and cumulative from inception 8/29/96 to 10/31/00 in accordance with standards issued by the American Institute of Certified Public Accountants.



    A compilation is limited to presenting in the form of financial statements, information that is the representation of management. We have not audited or reviewed the accompanying consolidated balance sheet and statement of income, and accordingly, do not express an opinion or any other form of assurance on it. However, we did become aware of a departure from generally accepted accounting principles that is described in the last paragraph.



    Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included, they might influence the user's conclusions about the Company's financial position, results of operation, and cash flows. Accordingly, the financial statements referred to above are not designed for those who are not informed about such matters.



                                          DAVIS, KINARD & CO., P.C.



Abilene, Texas
February 2, 2001

                           SPEED RELEASE LOCK COMPANY



                          A DEVELOPMENT STAGE COMPANY



                                 BALANCE SHEET



                                OCTOBER 31, 2000



                     (SEE ACCOUNTANT'S COMPILATION REPORT)



                                 ASSETS
Current assets
  Cash and cash equivalents.................................  $     3,914
  Inventories...............................................        8,566
                                                              -----------
    Total current assets....................................       12,480

Property, plant and equipment
  At cost, net of accumulated depreciation and
    amortization............................................       24,028

Other assets
  Patent, net of amortization...............................       55,502
  Deposits..................................................        3,100
                                                              -----------
    Total other assets......................................       58,602
                                                              -----------
Total assets................................................  $    95,110
                                                              ===========

                  LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable..........................................  $    48,932
  Accrued interest payable..................................      321,560
  Accrued expenses..........................................      183,359
  Note payable--shareholder.................................    1,263,221
  Current maturities of obligations under capital lease.....        1,803
  Current maturities of long term debt......................      300,000
                                                              -----------
    Total current liabilities...............................    2,118,875

Shareholders' equity
  Common stock, $.001 par value; 50,000,000 shares
    authorized: 11,036,080 shares issued and outstanding....       11,036
  Paid in capital in excess of par value....................    1,907,661
  Deficit accumulated during the development stage..........   (3,942,462)
                                                              -----------
    Total shareholders' equity..............................   (2,023,765)
                                                              -----------
Total liabilities and shareholders' equity..................  $    95,110
                                                              ===========



         The accompanying note is an integral part of these statements.

                           SPEED RELEASE LOCK COMPANY



                          A DEVELOPMENT STAGE COMPANY



                            STATEMENTS OF OPERATIONS



                 FOR THE TEN MONTHS ENDED OCTOBER 31, 2000 AND
                 CUMULATIVE FROM INCEPTION 8/29/96 TO 10/31/00



                     (SEE ACCOUNTANT'S COMPILATION REPORT)



                                                                           CUMULATIVE
                                                                              FROM
                                                              TEN MONTHS    INCEPTION
                                                                ENDED      8/29/96 TO
                                                               10/31/00     10/31/00
                                                              ----------   -----------
NET SALES...................................................  $  47,653    $   527,506

COST OF SALES...............................................     46,908        539,221
                                                              ---------    -----------
GROSS PROFIT ON SALES.......................................        745        (11,715)

GENERAL AND ADMINISTRATIVE EXPENSE..........................    636,520      3,350,170
                                                              ---------    -----------
OPERATING LOSS..............................................   (635,775)    (3,361,885)

OTHER INCOME (EXPENSE)
  Loss on securities........................................    (83,697)       (83,697)
  Loss on sale of assets....................................    (13,769)       (13,769)
  Interest expense..........................................   (100,121)      (486,872)
  Miscellaneous.............................................         --          3,761
                                                              ---------    -----------
    Total other income (expense)............................   (197,587)      (580,577)
                                                              ---------    -----------
LOSS BEFORE INCOME TAX......................................   (833,362)    (3,942,462)
                                                              ---------    -----------
  Income tax expense........................................         --             --
                                                              ---------    -----------
NET LOSS....................................................  $(833,362)   $(3,942,462)
                                                              =========    ===========
NET LOSS PER SHARE (BASIC)..................................  $  (0.076)   $    (0.373)
                                                              =========    ===========



         The accompanying note is an integral part of these statements.

                           SPEED RELEASE LOCK COMPANY



                          A DEVELOPMENT STAGE COMPANY



                       STATEMENTS OF SHAREHOLDERS' EQUITY



                 FOR THE TEN MONTHS ENDED OCTOBER 31, 2000 AND
                 CUMULATIVE FROM INCEPTION 8/29/96 TO 10/31/00



                     (SEE ACCOUNTANT'S COMPILATION REPORT)



                                                                     DEFICIT
                                                       PAID IN     ACCUMULATED     NET UNREALIZED
                                  COMMON STOCK        CAPITAL IN   DURING THE     APPRECIATION ON         TOTAL
                              ---------------------   EXCESS OF    DEVELOPMENT   AVAILABLE-FOR-SALE   SHAREHOLDERS'
                                SHARES      AMOUNT    PAR VALUE       STAGE          SECURITIES          EQUITY
                              ----------   --------   ----------   -----------   ------------------   -------------
INITIAL CAPITALIZATION OF
  THE COMPANY (8/29/96)
  $0.001 PAR VALUE..........  10,396,072   $10,396    $     (396)  $        --       $      --         $    10,000

  Net loss..................          --        --                     (95,458)                            (95,458)
                              ----------   -------    ----------   -----------       ---------         -----------

BALANCE AT DECEMBER 31,
  1996......................  10,396,072    10,396          (396)      (95,458)             --             (85,458)

  Net loss..................          --        --                  (1,334,934)                         (1,334,934)
                              ----------   -------    ----------   -----------       ---------         -----------

BALANCE AT DECEMBER 31,
  1997......................  10,396,072    10,396          (396)   (1,430,392)             --          (1,420,392)

  Capital contribution......          --        --       925,000                                           925,000

  Net loss..................          --        --                    (697,359)                           (697,359)
                              ----------   -------    ----------   -----------       ---------         -----------

BALANCE AT DECEMBER 31,
  1998......................  10,396,072    10,396       924,604    (2,127,751)             --          (1,192,751)

  Issuance of common
    stock...................     100,008       100        82,697                                            83,697

  Capital contribution......     540,000       540       894,600                                           900,000

  Net loss..................          --        --                    (981,349)                           (981,349)

Net changes in unrealized
  appreciation on available-
  for-sale securities.......          --        --                                     277,085             277,085
                              ----------   -------    ----------   -----------       ---------         -----------

BALANCE AT DECEMBER 31,
  1999......................  11,036,080    11,036     1,908,697    (3,109,100)        277,085            (913,318)

  Net loss..................          --        --                    (833,362)                           (833,362)

Net changes in unrealized
  appreciation on available-
  for-sale securities.......          --        --                                    (277,085)           (277,085)
                              ----------   -------    ----------   -----------       ---------         -----------

BALANCE AT OCTOBER 31,
  2000......................  11,036,080   $11,036    $1,908,697   $(3,942,462)      $      --         $(2,023,765)
                              ==========   =======    ==========   ===========       =========         ===========



        The accompanying notes are an integral part of these statements.

                           SPEED RELEASE LOCK COMPANY



                          A DEVELOPMENT STAGE COMPANY



                            STATEMENTS OF CASH FLOWS



                 FOR THE TEN MONTHS ENDED OCTOBER 31, 2000 AND
                 CUMULATIVE FROM INCEPTION 8/29/96 TO 10/31/00



                     (SEE ACCOUNTANT'S COMPILATION REPORT)



                                                                           CUMULATIVE
                                                                              FROM
                                                              TEN MONTHS    INCEPTION
                                                                ENDED      8/29/96 TO
                                                               10/31/00     10/31/00
                                                              ----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................................  $(833,362)   $(3,942,462)
  Adjustments to reconcile net loss to net cash provided by
    operating activities
      Depreciation and amortization.........................     27,644        103,435
      Loss on sale or disposition of assets.................     83,697        100,680
      Decrease in accounts receivable.......................      5,151             --
      Decrease (increase) in inventories....................     64,705         (8,566)
      Decrease (increase) in other assets...................      4,801        (92,769)
      (Decrease) increase in accounts payable...............    (12,734)        48,932
      Increase in accrued interest payable..................     84,360        321,560
      Increase in accrued expenses..........................     74,604        183,359
                                                              ---------    -----------
        Total adjustments...................................    332,228        656,631
                                                              ---------    -----------
      Net cash used in operating activities.................   (501,134)    (3,285,831)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of premises and equipment.......................         --        (79,177)
  Proceeds from sale of assets..............................         --          2,650
                                                              ---------    -----------
      Net cash used in investing activities.................         --        (76,527)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from shareholder note............................    520,742      3,306,586
  Payments to reduce shareholder debt.......................         --       (218,365)
  Proceeds from the sale of stock...........................         --         10,000
  Payments to reduce capital lease obligation...............     (6,739)       (31,949)
  Proceeds from long term debt..............................         --        340,000
  Payments to reduce long term debt.........................    (10,833)       (40,000)
                                                              ---------    -----------
      Net cash provided by financing activities.............    503,170      3,366,272
                                                              ---------    -----------

INCREASE IN CASH AND CASH EQUIVALENTS.......................      2,036          3,914
  Cash and cash equivalents at beginning of year............      1,878             --
                                                              ---------    -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $   3,914    $     3,914
                                                              =========    ===========

Supplemental cash flow information
  Interest paid.............................................  $  15,761    $   143,460
  Note payable transferred to capital.......................         --      1,825,000
  Stock exchange............................................         --         83,697
  Equipment acquired by capital lease obligation............         --         33,752
  Impairment of securities..................................    419,826        419,826



        The accompanying notes are an integral part of these statements.

                           SPEED RELEASE LOCK COMPANY



                          A DEVELOPMENT STAGE COMPANY



              SELECTED INFORMATION--SUBSTANTIALLY ALL DISCLOSURES
     REQUIRED BY GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ARE NOT INCLUDED



                 FOR THE TEN MONTHS ENDED OCTOBER 31, 2000 AND
                 CUMULATIVE FROM INCEPTION 8/29/96 TO 10/31/00



NOTE 1--SUBSEQUENT EVENTS



    On January 5, 2001, the Company amended its Certificate of Incorporation which increased its authorized common stock from 25,000,000 shares to 50,000,000 shares and effected a one-for-ten reverse common stock split. In the amendment, the par value of the common stock remained $.001 per share.



    The Company merged its operations with Mixson Corp. and PPCT Products, LLC on January 31, 2001, with the Company being the surviving corporate entity. The shareholders of Mixson and members of PPCT exchanged all outstanding shares and membership interests for consideration amounting to 90% of the outstanding shares of the Company.



NOTE 2--EARNINGS PER SHARE



    The loss per share of common stock outstanding (EPS) is computed based on the weighted average number of shares outstanding as retroactively restated to reflect the reverse stock split and the shares issued with respect to the merger. Pro forma EPS and restated weighted average shares for the ten months ended October 31, 2000, and cumulative from inception 8/29/96 to 10/31/00 are, as follows:



                                                               TEN MONTHS ENDED OCTOBER 31, 2000
                                                            ---------------------------------------
                                                                            WEIGHTED
                                                                NET          AVERAGE
                                                               LOSS          SHARES       PER SHARE
                                                            (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                                            -----------   -------------   ---------
Pro forma net loss........................................   $(833,362)
                                                             ---------
BASIC EPS
  Loss available to common stockholders...................    (833,362)     11,036,080     $(.076)
                                                                                           ======
EFFECT OF DILUTIVE SECURITIES.............................          --              --
                                                             ---------      ----------
DILUTED EPS
  Loss available to common shareholders...................   $(833,363)     11,036,080     $(.076)
                                                             =========      ==========     ======



                                                            CUMULATIVE FROM INCEPTION 8/29/96 TO
                                                                          10/31/00
                                                           ---------------------------------------
                                                                           WEIGHTED
                                                               NET          AVERAGE
                                                              LOSS          SHARES       PER SHARE
                                                           (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                                           -----------   -------------   ---------
Pro forma net loss.......................................  $(3,942,462)
                                                           -----------
BASIC EPS
  Loss available to common stockholders..................   (3,942,462)    10,577,311     $(.373)
                                                                                          ======
EFFECT OF DILUTIVE SECURITIES............................           --             --
                                                           -----------     ----------
DILUTED EPS
  Loss available to common shareholders..................  $(3,942,462)    10,577,311     $(.373)
                                                           ===========     ==========     ======

                         BERKOVITS, LAGO & COMPANY, LLP
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS



                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
Mixson Corp.
Hialeah, Florida



    We have audited the accompanying balance sheets of Mixson Corp. as of April 30, 2000 and 1999, and the related statements of operations, stockholders' equity and cash flows for the three years ended April 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mixson Corp. as of April 30, 2000 and 1999, and the results of its operations and its cash flows for the three years ended April 30, 2000 in conformity with generally accepted accounting principles.



    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company's dependence on outside financing, lack of existing commitments from lenders to provide necessary financing, lack of sufficient working capital, increased competitive pressures, and reoccuring losses from operations raise substantial doubts about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Berkovits, Lago & Company, LLP


August 4, 2000


        8211 WEST BROWARD BOULEVARD. SUITE 340.PLANTATION, FLORIDA 33324
       (954) 475-3199. (305) 944-9326. (800) 689-6521. FAX (954) 472-2308
                            E-MAIL:berkcpa @aol.com

                                  MIXSON CORP.



                                 BALANCE SHEETS



                                                                    APRIL 30,
                                                              ---------------------
                                                                2000        1999
                                                              ---------   ---------
                                      ASSETS

Current assets:
  Cash......................................................  $   6,002   $  11,432
  Accounts receivable, net..................................     60,484     128,447
  Note receivable--affiliated company.......................     50,000      50,000
  Due from affiliated company...............................         --      69,111
  Inventory.................................................    396,913     404,180
  Prepaid expenses..........................................     15,622       9,765
                                                              ---------   ---------
    Total current assets....................................    529,021     672,935
Property and equipment, net.................................     50,651      60,757
Other assets:
  Due from stockholders.....................................     22,500      22,500
  Deposits..................................................     14,859      18,676
                                                              ---------   ---------
    Total other assets......................................     37,359      41,176
                                                              ---------   ---------
    Total assets............................................  $ 617,031   $ 774,868
                                                              =========   =========

                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses.....................  $ 202,864   $ 171,807
  Due to affiliated company.................................     43,537          --
  Notes payable.............................................    218,319     280,122
  Current portion of capital lease obligations..............      2,747       5,081
                                                              ---------   ---------
    Total current liabilities...............................    467,467     457,010
Long term liabilities:
  Capital lease obligations.................................         --       2,747
                                                              ---------   ---------
    Total long term liabilities.............................         --       2,747
Stockholders' Equity:
  Common stock, $2.50 par value; 4000 shares authorized,
    issued and outstanding..................................     10,000      10,000
  Paid-in capital...........................................    933,452     933,452
  Accumulated deficit.......................................   (367,813)   (202,266)
                                                              ---------   ---------
                                                                575,639     741,186
Less: Treasury stock, 3,800 shares of common stock at
  cost......................................................   (426,075)   (426,075)
                                                              ---------   ---------
    Total stockholders' equity..............................    149,564     315,111
                                                              ---------   ---------
    Total liabilities and stockholders' equity..............  $ 617,031   $ 774,868
                                                              =========   =========



   The accompanying notes are an integral part of these financial statements.
    The auditors' report should be read in conjunction with these financial statements

                                  MIXSON CORP.



                            STATEMENTS OF OPERATIONS



                   YEARS ENDED APRIL 30, 2000, 1999 AND 1998



                                                              2000         1999         1998
                                                            ---------   ----------   ----------
Sales, net................................................  $ 990,903   $1,044,659   $1,529,323
Cost of sales.............................................    773,227      721,953      947,613
                                                            ---------   ----------   ----------
Gross profit on sales.....................................    217,676      322,706      581,710
General and administrative expense........................    361,572      649,679      509,278
                                                            ---------   ----------   ----------
Operating income (loss)...................................   (143,896)    (326,973)      72,432
                                                            ---------   ----------   ----------
Other income (expense):
  Interest income.........................................      3,513           --          404
  Interest expense........................................    (29,664)     (40,078)     (43,867)
  Rental income...........................................      4,500           --           --
                                                            ---------   ----------   ----------
    Total other income (expense)..........................    (21,651)     (40,078)     (43,463)
                                                            ---------   ----------   ----------
Income (loss) before provision for income taxes...........   (165,547)    (367,051)      28,969
Income tax provision (benefit)............................         --       (3,435)       7,749
                                                            ---------   ----------   ----------
Net income (loss).........................................  $(165,547)  $ (363,616)  $   21,220
                                                            =========   ==========   ==========
Basic (loss) income per common share......................  $  (41.39)  $   (90.90)  $     5.31
                                                            =========   ==========   ==========
Weighted average common shares used for computing basic
  (loss) income per share.................................      4,000        4,000        4,000
                                                            =========   ==========   ==========



   The accompanying notes are an integral part of these financial statements.
    The auditors' report should be read in conjunction with these financial statements

                                  MIXSON CORP.



                       STATEMENTS OF STOCKHOLDERS' EQUITY



                   YEARS ENDED APRIL 30, 2000, 1999 AND 1998



                                    COMMON STOCK                  RETAINED                     TOTAL
                                 -------------------   PAID-IN    EARNINGS    TREASURY     STOCKHOLDERS'
                                  SHARES     AMOUNT    CAPITAL    (DEFICIT)     STOCK     EQUITY (DEFICIT)
                                 --------   --------   --------   ---------   ---------   ----------------
Balance--May 1, 1997...........    4000     $10,000    $258,452   $ 140,130   $(426,075)     $ (17,493)
Capital contribution...........      --          --      75,000          --          --         75,000
Net income.....................      --          --          --      21,220          --         21,220
                                   ----     -------    --------   ---------   ---------      ---------
Balance--April 30, 1998........    4000      10,000     333,452     161,350    (426,075)        78,727
Capital contribution...........      --          --     600,000          --          --        600,000
Net loss.......................      --          --          --    (363,616)         --       (363,616)
                                   ----     -------    --------   ---------   ---------      ---------
Balance--April 30, 1999........    4000      10,000     933,452    (202,266)   (426,075)       315,111
Net loss.......................      --          --          --    (165,547)         --       (165,547)
                                   ----     -------    --------   ---------   ---------      ---------
Balance--April 30, 2000........    4000     $10,000    $933,452   $(367,813)  $(426,075)     $ 149,564
                                   ====     =======    ========   =========   =========      =========



   The accompanying notes are an integral part of these financial statements.
    The auditors' report should be read in conjunction with these financial statements

                                  MIXSON CORP.



                            STATEMENTS OF CASH FLOWS



                   YEARS ENDED APRIL 30, 2000, 1999 AND 1998



                                                                2000        1999        1998
                                                              ---------   ---------   --------
Cash flows from operating activities:
  Net income (loss).........................................  $(165,547)  $(363,616)  $ 21,220
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Deferred tax (benefit) provision........................         --      (1,150)      (575)
    Depreciation and amortization...........................     18,493      25,074     23,203
  Change in assets and liabilities:
    (Increase) decrease in accounts receivable..............     67,963      20,872    (65,175)
    Decrease in taxes receivable............................         --       3,432      7,501
    (Increase) decrease in inventory........................      7,267     (25,972)   (10,076)
    (Increase) decrease in prepaid expense..................     (5,857)     (6,592)     3,916
    (Increase) decrease due to/ from affiliated company.....    112,648     (69,111)        --
    (Increase) decrease in deposits.........................      3,817         508        435
    Increase (decrease) in accounts payable and accrued
      expense...............................................     31,057      (7,852)   (23,778)
    Increase (decrease) in income taxes payable.............         --      (4,900)     4,900
                                                              ---------   ---------   --------
      Net cash provided by (used in) operating activities...     69,841    (429,309)   (38,429)
                                                              ---------   ---------   --------
Cash flows from investing activities:
  Purchase of equipment.....................................     (8,387)    (16,484)   (14,078)
  Note receivable from affiliated company...................         --     (50,000)        --
                                                              ---------   ---------   --------
      Net cash used in investing activities.................     (8,387)    (66,484)   (14,078)
                                                              ---------   ---------   --------
Cash flows from financing activities:
  Principal payments of note payable........................    (61,803)    (38,903)   (32,274)
  Increase in loan from stockholders........................         --          --     50,000
  Payments on loan from stockholder.........................                (50,000)        --
  Principal payment's on capital leases.....................     (5,081)    (13,853)   (11,679)
  Capital contributions.....................................         --     600,000     50,000
                                                              ---------   ---------   --------
      Net cash provided by financing activities.............    (66,884)    497,244     56,047
                                                              ---------   ---------   --------
Increase (decrease) in cash.................................     (5,430)      1,451      3,540
Cash at beginning of year...................................     11,432       9,981      6,441
                                                              ---------   ---------   --------
Cash at end of year.........................................  $   6,002   $  11,432   $  9,981
                                                              =========   =========   ========
Supplemental disclosures of cash flows information:
  Interest paid.............................................  $   7,669   $  15,079   $ 41,867
                                                              =========   =========   ========
Supplemental disclosure of non-cash investing and financing
  activities:
  In 1998 the Company entered into capital leases for
    equipment in the amount of $13,661.
  In 1998, $25,000 due to stockholder was reclassified to
    additional paid-in capital.



   The accompanying notes are an integral part of these financial statements.
    The auditors' report should be read in conjunction with these financial statements

                                  MIXSON CORP.



                         NOTES TO FINANCIAL STATEMENTS



NOTE 1:  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



OPERATIONS



    The Company is a Florida corporation, duly organized under applicable laws and statutes, and is engaged in the manufacturing of leather and nylon products used principally by law enforcement personnel.



ACCOUNTS RECEIVABLE



    Bad debts are accounted for by the allowance method. As of April 30, 2000 and 1999, the Company considers the accounts receivable to be fully collectible.



INVENTORY



    Inventory is valued at the lower of cost or market using the average cost method.



PROPERTY AND EQUIPMENT



    Property and equipment are stated at cost. The Company follows the practice of charging expenditures for additional or major replacements to the asset accounts. When assets are retired or otherwise disposed, the cost or other basis thereof, and the related accumulated depreciation are eliminated from the respective accounts with any gain or loss being recognized in that period.



    The Company provides for depreciation using the straight-line method of depreciation for machinery and equipment with useful lives of five and seven years.



INCOME TAXES



    The Company accounts for its income taxes using Financial Accounting Standard No. 109, "Accounting for Income Taxes", which requires the establishment of a deferred tax asset or liability for the recognition of future deductible or taxable amounts and operating loss and tax credit carryforwards. Deferred tax expense or benefit is recognized as a result of the changes in the assets and liabilities during the year.



USE OF ESTIMATES



    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



DISCLOSURE OF FAIR VALUE OF FINANCIAL INSTRUMENTS



    The Company's financial instruments consist mainly of accounts receivable, accounts payable, and notes payable. The carrying amounts of accounts receivable, accounts payable and notes payable approximate fair value.

                                  MIXSON CORP.

NOTE 1:  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


CONCENTRATION OF CREDIT RISK



    Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company is a manufacturer of leather and nylon products. Its customers consist of distributors, dealers and municipalities.



NOTE 2:  GOING CONCERN



    The accompanying financial statements have been presented in accordance with generally accepted accounting principles, which assumes the continuity of the Company as a going concern. However, during the year ending April 30, 2000 and April 30, 1999, the Company experienced, and continues to experience, certain going concern and liquidity problems. The Company has incurred net losses of $165,547 and $363,616 for the years ending April 30, 2000 and April 30, 1999. This condition raises substantial doubt to the ability of the Company to continue as a going concern.



    The Management's plans with regard to this matter are summarized in Note 11 Subsequent Events. The eventual outcome of the success of management's plans cannot be ascertained with any degree of certainty. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.



NOTE 3:  PROPERTY AND EQUIPMENT



    Property and equipment consisted of the following as of April 30, 2000 and 1999.



                                                            2000       1999
                                                          --------   --------
Machinery and equipment.................................  $137,463   $130,323
Computer equipment......................................    25,070     23,823
Leasehold improvements..................................     4,184      4,184
                                                          --------   --------
                                                           166,717    158,330
Less accumulated depreciation and amortization..........   116,066     97,573
                                                          --------   --------
                                                          $ 50,651   $ 60,757
                                                          ========   ========



    Depreciation expense for the years ended December 31, 2000, 1999 and 1998 was $18,493, $25,074 and $23,203, respectively.



NOTE 4.  INVENTORY



    Inventory at April 30, 2000 and 1999 consists of the following:



                                                            2000       1999
                                                          --------   --------
Raw materials...........................................  $135,067   $137,612
Work in Process.........................................   112,329    125,698
Finished Goods..........................................   149,517    140,870
                                                          --------   --------
                                                          $396,913   $404,180
                                                          ========   ========

                                  MIXSON CORP.

NOTE 5: RELATED PARTY TRANSACTIONS



DUE FROM A AFFILIATED COMPANY



    The Company has entered into a management agreement with PPCT Products, LLC
(PPCT) which has the same common members as Mixson Corp.stockholders. Under this agreement, the Company provides warehousing, accounting, sales and administrative services in addition to the use of its facilities to PPCT Products, LLC. The agreement provides that the fee for these services be calculated at 4% of PPCT sales and in addition all direct expenses will be reimbursed to the company as well as an allocation of the Company's fixed expenses. The amount paid by PPCT to the Company for the years ended April 30, 2000 and 1999 was $172,818 and $69,111 respectively.



NOTE RECEIVABLE



                                                                2000       1999
                                                              --------   --------
Due from affiliated company, note was due April 30, 2000
  however it was revised with the due date extended to April
  30, 2001 with interest at 14% per annum paid quarterly....  $50,000    $50,000
                                                              =======    =======



DUE FROM STOCKHOLDERS



    Advances from stockholders are non-interest bearing with no formal terms for repayment.



NOTE 6:  NOTES PAYABLE



                                                                2000       1999
                                                              --------   --------
Note payable to bank on revolving line of credit which
  provided for aggregate borrowings of up to $250,000
  limited to 80% of eligible accounts receivable plus 50% of inventory. Interest at prime plus 2% was payable monthly.
  Principal and accrued interest due July 5, 1998 was not
  paid. The loan was then deemed in default. A loan workout
  agreement was made August 2, 1999, which called for a
  principal payment of $7,500 and monthly payments
  thereafter of $2400 starting July 21, 1999 with a balloon
  payment due June 21, 2000. The terms of the note have been extended with a balloon payment now due December 21, 2000.
  The loan is secured by substantially all the assets of the
  Company and guaranteed by the stockholders................  $218,319   $249,819

Note payable to bank with interest at 10.75%. Payments of
  $3,479 including interest was payable monthly through
  February 2000. Secured by substantially all the assets of
  the Company and guaranteed by the stockholders............        --     30,303
                                                              --------   --------

                                                              $218,319   $280,122
                                                              ========   ========



NOTE 7:  MAJOR CUSTOMERS



    Sales to three customers were approximately $440,000 and comprised approximately 44% of total sales. These sales were to distributors of Mixson Corp. products who then sell a substantial portion of these products under contracts which specify Mixson Corp. as the manufacturer of the goods sold. Therefore, in

                                  MIXSON CORP.

NOTE 7:  MAJOR CUSTOMERS (CONTINUED)


the event these customers were no longer Mixson Corp. distributors, these contracts could be fulfilled by other Mixson Corp. distributors.



NOTE 8:  OBLIGATIONS UNDER CAPITAL LEASES



    The Company acquired equipment under the provisions of long-term capital leases. For financial reporting purposes, minimum lease payments relating to the equipment have been capitalized. The leases expire in 2001. The leased property under capital lease as of April 30, 2000 and 1999 has a cost of $13,661 and accumulated depreciation of $6,374 in 2000 and $3,642 in 1999, respectively and is included in property and equipment.



    The future minimum lease payments under the capital leases and the net present value of the future minimum lease payments at April 30, 2000 are as follows:



Total minimum lease payments................................   $2,966
Amount representing interest................................     (219)
                                                               ------
  Present Value of Net Minimum Lease Payments...............   $2,747
                                                               ======



NOTE 9:  COMMITMENTS



LEASES



    The Company has a non-cancelable operating lease for facilities and offices, which expires in December 2001. The lease has a renewal option for an additional five years. The Company leases vehicles and equipment under various operating leases.



    Future minimum annual rental commitments under these leases at April 30, 2000 are approximately as follows:



                                                              OPERATING
YEAR ENDED APRIL 30,                                           LEASES
--------------------                                          ---------
2001........................................................  $109,300
2002........................................................    69,300
2003........................................................     7,800
                                                              --------
Total minimum lease payments................................  $186,400
                                                              ========



    Rent expense for the years ended December 31, 2000, 1999 and 1998 was $104,113, $98,249 and $96,263, respectively.



    The Company subleased a portion of its leased facility under an operating lease that commenced on February 1, 2000 and terminates on December 14, 2001. Rental income for the year ended April 30, 2000 was $4,500.



LITIGATION



    From time to time in the normal course of business, various legal claims arise. In the opinion of management these claims will have no effect on the Company's financial statements.

                                  MIXSON CORP.

NOTE 10:  INCOME TAXES



    The Company accounts for income taxes in accordance with SFAS 109. Under SFAS 109, deferred tax assets or liabilities are computed based on the differences between the financial statement and income tax basis of assets and liabilities as measured by currently enacted tax laws and rates. Deferred income tax expenses and benefits are based on charges in the deferred assets and liabilities from period to period.



    The effect of temporary differences which give rise to a significant portion of deferred taxes is as follows as of



                                                              APRIL 30,
                                                         --------------------
                                                           2000       1999
                                                         --------   ---------
Deferred tax assets (liabilities):
  Inventory costs not yet deductible for tax
    purposes...........................................  $ 28,057   $  37,094
  Net operating loss carryforwards.....................    61,252     134,538
  Property basis differences...........................    (7,286)     (8,699)
                                                         --------   ---------
  Subtotal.............................................    82,023     162,933
  Less: valuation allowance............................   (82,023)   (162,933)
                                                         --------   ---------
  Net deferred taxes...................................  $     --   $      --
                                                         ========   =========



    A reconciliation to the tax (benefit) provision at the Federal statutory rate is presented below:



                                                   2000       1999        1998
                                                 --------   ---------   --------
Tax (benefit) provision at statutory rate......  $(56,286)  $(124,797)   $8,324
State tax (benefit) provision, net of federal
  taxes........................................    (4,966)    (11,012)       --
Change in valuation allowance..................    61,252     132,374      (575)
                                                 --------   ---------    ------
Income tax provision (benefit).................  $     --   $  (3,435)   $7,749
                                                 ========   =========    ======



    At April 30, 2000, the Company had, for tax purposes, unused net operating loss carryforwards of approximately $489,000 which will begin expiring in 2019. As it is uncertain whether the Company will realize the full benefit from these carryforwards, the Company has recorded a valuation allowance equal to the amount of the deferred tax asset.



NOTE 11:  SUBSEQUENT EVENTS



    During July 2000, Mixson Corp., PPCT Products, LLC (affiliated company) (collectively, "seller") and Speed Release Lock Company ("Purchaser)" entered into discussions with respect to the proposed acquisition by the purchaser of the business of the seller in exchange for all the outstanding capital stock of seller. The purchasers' consideration for the seller shares will consist of shares of common stock of purchaser in an amount equal to 90% of total issued and outstanding shares of purchaser. This transaction will in effect be deemed a reverse acquisition whereby Mixson Corp. will be the new entity, consolidating PPCT Products, LLC and Speed Release Lock Company. In connection with this proposed acquisition, the company expects to raise capital through a proposed public offering of securities. As of this date no registration document relating to this proposed offering has been filed and management cannot determine at this time the eventual outcome of this proposed offering.

                                  MIXSON CORP.



                                 BALANCE SHEETS



                                  (UNAUDITED)



                                                              OCTOBER 31, 2000    OCTOBER 31, 1999
                                                              -----------------   -----------------
                                              ASSETS
Current assets:
  Cash......................................................      $  59,132           $      --
  Accounts receivable--net..................................         51,472              78,751
  Receivables--other........................................            758                  --
  Note receivable--affiliated company.......................         50,000              50,000
  Inventory.................................................        451,080             311,986
  Prepaid assets............................................         15,856               8,679
                                                                  ---------           ---------
    Total current assets....................................        628,298             449,416

Property and equipment, net.................................         43,764              55,967

Other assets:
  Due from stockholders.....................................         22,500              22,500
  Deposits..................................................         18,859              17,639
                                                                  ---------           ---------
    Total other assets......................................         41,359              40,139
                                                                  ---------           ---------
    Total assets............................................      $ 713,421           $ 545,522
                                                                  =========           =========

                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................      $ 249,568           $ 169,068
  Due to affiliated company.................................        124,880              34,042
  Current portion of capital lease obligations..............             --               2,406
  Notes payable.............................................        268,619             247,033
                                                                  ---------           ---------
    Total current liabilities...............................        643,067             452,549
                                                                  ---------           ---------
Stockholders' equity
  Common stock, $2.50 par value; 4000 shares authorized,
    issued and outstanding..................................         10,000              10,000
  Paid-in capital in excess of par value....................        933,452             933,452
  Accumulated deficit.......................................       (447,023)           (424,404)
                                                                  ---------           ---------
                                                                    496,429             519,048

  Less: Treasury stock, 3,800 shares of common stock at
    cost....................................................       (426,075)           (426,075)
                                                                  ---------           ---------
    Total stockholders' equity..............................         70,354              92,973
                                                                  ---------           ---------
    Total liabilities and stockholders' equity..............      $ 713,421           $ 545,522
                                                                  =========           =========

                                  MIXSON CORP.



                            STATEMENTS OF OPERATIONS



                                  (UNAUDITED)



                                             FOR THE             FOR THE             FOR THE             FOR THE
                                          THREE MONTHS         SIX MONTHS         THREE MONTHS         SIX MONTHS
                                              ENDED               ENDED               ENDED               ENDED
                                        OCTOBER 31, 2000    OCTOBER 31, 2000    OCTOBER 31, 1999    OCTOBER 31, 1999
                                        -----------------   -----------------   -----------------   -----------------
Sales, net...........................       $306,275            $534,954            $ 223,589           $ 461,434

Cost of sales........................        176,076             338,826              160,983             332,231
                                            --------            --------            ---------           ---------
Gross profit on sales................        130,199             196,128               62,606             129,203

General and administrative expense...        124,983             271,134              168,796             341,011
                                            --------            --------            ---------           ---------
Operating income (loss)..............          5,216             (75,006)            (106,190)           (211,808)
                                            --------            --------            ---------           ---------
Other income (expense):
  Interest expense...................         (7,268)            (13,204)              (2,169)            (10,330)
  Rental income......................             --               9,000                   --                  --
                                            --------            --------            ---------           ---------
    Total other income (expense).....         (7,268)             (4,204)              (2,169)            (10,330)
                                            --------            --------            ---------           ---------
Income (loss) before income taxes....         (2,052)            (79,210)            (108,359)           (222,138)
Income tax provision (benefit).......             --                  --                   --                  --
                                            --------            --------            ---------           ---------
Net income (loss)....................       $ (2,052)           $(79,210)           $(108,359)          $(222,138)
                                            ========            ========            =========           =========

                                  MIXSON CORP.



                            STATEMENTS OF CASH FLOWS



                                  (UNAUDITED)



                                           FOR THE THREE        FOR THE SIX        FOR THE THREE        FOR THE SIX
                                           MONTHS ENDED        MONTHS ENDED        MONTHS ENDED        MONTHS ENDED
                                         OCTOBER 31, 2000    OCTOBER 31, 2000    OCTOBER 31, 1999    OCTOBER 31, 1999
                                         -----------------   -----------------   -----------------   -----------------
Cash flows from operating activities:
  Net income (loss)....................       $ (2,052)          $(79,210)           $(108,359)          $(222,138)
  Adjustments to reconcile net income
    (loss) cash provided by operating
    activities:
    Depreciation and amortization......          2,202              8,249                4,538               8,986
  Change in assets and liabilities:
    (Increase) decrease in accounts
      receivable.......................          4,231              8,254               28,776              49,696
    (Increase) in inventory............        (29,386)           (54,167)              34,922              92,194
    (Increase) decrease in prepaid
      assets...........................         (1,835)              (234)               1,643               1,086
    (Increase) decrease in deposits....         (3,500)            (4,000)               1,500               1,037
    Increase (decrease) in accounts
      payable and accrued
      liabilities......................         (6,621)            46,704               17,950              (2,739)
                                              --------           --------            ---------           ---------
      Net cash provided by (used in)
        operating activities...........        (36,961)           (74,404)             (19,030)            (71,878)
                                              --------           --------            ---------           ---------
Cash flows from investing activities:
  Purchase and adjustments of
    equipment..........................          1,206             (1,362)              (1,875)             (4,196)
                                              --------           --------            ---------           ---------
      Net cash used in investing
        activities.....................          1,206             (1,362)              (1,875)             (4,196)
                                              --------           --------            ---------           ---------
Cash flows from financing activities:
  Principal payments on capital
    lease..............................         (2,747)            (2,747)              (1,673)             (5,422)
  Principal payments on note payable...         (7,200)            (7,200)             (23,557)            (33,089)
  Increase in loan from affiliated
    company............................         34,652             81,343               43,297             103,153
  Increase in note payable.............         57,500             57,500                   --                  --
                                              --------           --------            ---------           ---------
      Net cash provided by financing
        activities.....................         82,205            128,896               18,068              64,642
                                              --------           --------            ---------           ---------
Increase (decrease) in cash............         46,450             53,130               (2,837)            (11,432)
Cash at beginning of period............         12,682              6,002                2,837              11,432
                                              --------           --------            ---------           ---------
Cash at end of period..................       $ 59,132           $ 59,132            $      --           $      --
                                              ========           ========            =========           =========
Supplemental disclosures of cash flows
  information:
  Interest paid........................       $  4,793           $  4,793            $      --           $   1,171
                                              ========           ========            =========           =========

                                  MIXSON CORP.



                       STATEMENTS OF STOCKHOLDERS' EQUITY



                                  (UNAUDITED)



                                                         PAID-IN
                                     COMMON STOCK       CAPITAL IN                                 TOTAL
                                  -------------------   EXCESS OF    ACCUMULATED   TREASURY    STOCKHOLDERS'
                                   SHARES     AMOUNT    PAR VALUE      DEFICIT       STOCK        EQUITY
                                  --------   --------   ----------   -----------   ---------   -------------
Balance--May 1, 1999............   4,000     $10,000     $933,452     $(202,266)   $(426,075)    $ 315,111
Net loss........................                                       (113,779)                  (113,779)
                                   -----     -------     --------     ---------    ---------     ---------
Balance--July 31, 1999..........   4,000      10,000      933,452      (316,045)    (426,075)      201,332
Net loss........................                                       (108,359)                  (108,359)
                                   -----     -------     --------     ---------    ---------     ---------
Balance--October 31, 1999.......   4,000     $10,000     $933,452     $(424,404)   $(426,075)    $  92,973
                                   =====     =======     ========     =========    =========     =========
Balance--May 1, 2000............   4,000     $10,000     $933,452     $(367,813)   $(426,075)    $ 149,564
Net loss........................      --          --           --       (77,158)          --       (77,158)
                                   -----     -------     --------     ---------    ---------     ---------
Balance--July 31, 2000..........   4,000      10,000      933,452      (444,971)    (426,075)       72,406
Net loss........................                                         (2,052)                    (2,052)
                                   -----     -------     --------     ---------    ---------     ---------
Balance--October 31, 2000.......   4,000     $10,000     $933,452     $(447,023)   $(426,075)    $  70,354
                                   =====     =======     ========     =========    =========     =========

                         BERKOVITS, LAGO & COMPANY, LLP
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS



                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
PPCT Products, LLC
Hialeah, Florida



    We have audited the accompanying balance sheets of PPCT Products, LLC as of April 30, 2000 and December 31, 1999, and the related statements of operations, changes in members' deficit and cash flows for the four months ended April 30, 2000 and for the period January 19, 1999 (date of inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PPCT Products, LLC as of April 30, 2000 and December 31, 1999, and the results of its operations and its cash flows for the four months ended April 30, 2000 and for the period
January 19, 1999 (date of inception) to December 31, 1999 in conformity with generally accepted accounting principles.



    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company's dependence on outside financing, lack of existing commitments from lenders to provide necessary financing, lack of sufficient working capital, and reoccurring losses from operations raise substantial doubts about its ability to continue as a going concern. Management's plans concerning rise matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Berkovits, Lago & Company, LLP


August 4, 2000


       8211 WEST BROWARD BOULEVARD. SUITE 340. PLANTATION, FLORIDA 33324
       (954) 475-3199- (305) 944-9326. (800) 689-6531. FAX (954) 472-2308
                            E-MAIL: berkcpa@aol.com

                               PPCT PRODUCTS, LLC



                                 BALANCE SHEETS



                                                              APRIL 30, 2000    DECEMBER 31, 1999
                                                              ---------------   ------------------
                                              ASSETS

Current assets:
  Cash......................................................     $   3,008           $   1,766
  Accounts receivable, net..................................         9,404              74,293
  Inventory.................................................         2,475               6,673
  Prepaid expenses..........................................         2,888               3,715
  Due from affiliated company...............................        44,295                  --
                                                                 ---------           ---------
    Total current assets....................................        62,070              86,447

Property and equipment, net.................................        48,419              45,089

Intangible assets, net of accumulated amortization of
  $14,439 and $10,589.......................................       145,116             148,966
                                                                 ---------           ---------
    Total assets............................................     $ 255,605           $ 280,502
                                                                 =========           =========

                                 LIABILITIES AND MEMBERS' DEFICIT

Current liabilities:
  Accounts payable and accrued expenses.....................     $  47,416           $  57,286
  Due to affiliated company.................................            --               9,255
  Note payable bank.........................................       245,000             185,000
  Notes payable.............................................       200,000             200,000
                                                                 ---------           ---------
    Total current liabilities...............................       492,416             451,541

Members' deficit............................................      (236,811)           (171,039)
                                                                 ---------           ---------
    Total Liabilities and Members' Deficit..................     $ 255,605           $ 280,502
                                                                 =========           =========



   The accompanying notes are an integral part of these financial statements.
    The auditors' report should be read in conjunction with these financial statements.

                               PPCT PRODUCTS, LLC



                            STATEMENTS OF OPERATIONS



                                                                                     JANUARY 19, 1999
                                                            FOR THE FOUR MONTHS     (DATE OF INCEPTION)
                                                           ENDED APRIL 30, 2000    TO DECEMBER 31, 1999
                                                           ---------------------   ---------------------
Sales, net...............................................          $ 52,200              $ 589,571

Cost of sales............................................            18,968                214,550
                                                                   --------              ---------

Gross profit.............................................            33,232                375,021

Selling, general and administrative expenses.............            81,799                483,559
                                                                   --------              ---------

Operating loss...........................................           (48,567)              (108,538)
Other expenses:
  Interest expense.......................................           (17,205)               (63,501)
                                                                   --------              ---------
    Total other expenses.................................           (17,205)               (63,501)
                                                                   --------              ---------
Net loss.................................................          $(65,772)             $(172,039)
                                                                   ========              =========



   The accompanying notes are an integral part of these financial statements.
    The auditors' report should be read in conjunction with these financial statements.

                               PPCT PRODUCTS, LLC



                    STATEMENT OF CHANGES IN MEMBERS' DEFICIT



                                                               GERALD
                                            JOSEPH ROTMIL     O'CONNELL     HOLSTER, LLC     TOTAL
                                            -------------   -------------   ------------   ---------
January 20, 1999,
Members' Capital Contribution.............     $    375       $    375        $    250     $   1,000

Net loss..................................      (64,515)       (64,515)        (43,009)     (172,039)
                                               --------       --------        --------     ---------

Balance--December 31, 1999................      (64,140)       (64,140)        (42,759)     (171,039)

Net loss..................................      (24,665)       (24,665)        (16,442)      (65,772)
                                               --------       --------        --------     ---------

Balance--April 30, 2000...................     $(88,805)      $(88,805)       $(59,201)    $(236,811)
                                               ========       ========        ========     =========



   The accompanying notes are an integral part of these financial statements.
    The auditors' report should be read in conjunction with these financial statements.

                               PPCT PRODUCTS, LLC



                            STATEMENTS OF CASH FLOWS



                                                                                     JANUARY 19, 1999
                                                            FOR THE FOUR MONTHS     (DATE OF INCEPTION)
                                                           ENDED APRIL 30, 2000    TO DECEMBER 31, 1999
                                                           ---------------------   ---------------------
Cash flows from operating activities:
  Net loss...............................................          $(65,772)             $(172,039)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization........................             6,485                 17,333
  Change in assets and liabilities:
    (Increase) decrease in accounts receivable...........            64,889                (73,293)
    (Increase) decrease in inventory.....................             4,198                 (6,673)
    (Increase) decrease in due to/from affiliated
      company............................................           (53,550)                 9,255
    (Increase) decrease in prepaid assets................               827                 (3,715)
    (Increase) in intangible assets......................                --                 (6,855)
    Increase (decrease) in accounts payable and in
      accrued liabilities................................            (9,870)                57,286
                                                                   --------              ---------
      Net cash used in operating activities..............           (52,793)              (178,701)
                                                                   --------              ---------

Cash flows from investing activities:
  Purchase of equipment..................................            (5,965)               (51,833)
  Purchase of patents....................................                --               (152,700)
                                                                   --------              ---------
      Net cash used in investing activities..............            (5,965)              (204,533)
                                                                   --------              ---------

Cash flows from financing activities:
  Net borrowings under line-of-credit agreement..........            60,000                185,000
  Borrowings from members................................                --                200,000
                                                                   --------              ---------
      Net cash provided by financing activities..........            60,000                385,000
                                                                   --------              ---------

Net Increase in cash.....................................             1,242                  1,766

Cash at beginning of period..............................             1,766                     --
                                                                   --------              ---------

Cash at end of period....................................          $  3,008              $   1,766
                                                                   ========              =========

Supplemental disclosures of cash flows information:

  Interest paid..........................................          $ 21,290              $  54,588
                                                                   ========              =========



   The accompanying notes are an integral part of these financial statements.
    The auditors' report should be read in conjunction with these financial statements.

                               PPCT PRODUCTS, LLC



                         NOTES TO FINANCIAL STATEMENTS



NOTE 1.  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



OPERATIONS



    The Company is a Florida Limited Liability Company, duly organized under applicable laws and statutes, and is engaged in the manufacture of a telescoping baton used principally by law enforcement personnel.



ACCOUNTS RECEIVABLE



    Bad debts are accounted for by the allowance method. As of April 30, 2000 and 1999, the Company considers the accounts receivable to be fully collectible.



INVENTORY



    Inventory which consists of finished goods, is valued at the lower of cost or market using the average cost method.



PROPERTY AND EQUIPMENT



    Property and equipment are stated at cost. The Company follows the practice of charging expenditures for additions or major replacements to the asset accounts. When assets are retired or otherwise disposed, the cost or other basis thereof, and the related accumulated depreciation are eliminated from the respective accounts with any gain or loss being recognized in that period.



    The Company provides for depreciation using the straight-line method of depreciation for machinery and equipment and furniture and fixtures with useful lives of five and seven years.



INCOME TAXES



    No provision for federal or state income taxes has been made in the financial statements since the Company's profit and losses are reported on the individual members' tax return.



INTANGIBLE ASSETS



    Intangible assets consist principally of patents and organization costs. The Company amortizes the patent costs over fifteen years using the straight-line method. In addition organization costs are being amortized over a sixty-month period.



USE OF ESTIMATES



    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



DISCLOSURE OF FAIR VALUE OF FINANCIAL INSTRUMENTS



    The Company's financial instruments consist mainly of accounts receivable, accounts payable and notes payable. The carrying amounts of accounts receivable, concentration of credit risk, accounts payable and notes payable approximate fair value.

                               PPCT PRODUCTS, LLC

NOTE 1.  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


CONCENTRATION OF CREDIT RISK



    Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company is a distributor of a telescoping baton. Its customers consist of distributors, dealers and municipalities.



NOTE 2.  GOING CONCERN



    The accompanying financial statements have been presented in accordance with generally accepted accounting principles, which assumes the continuity of the Company as a going concern. However, during the period ending April 30, 2000 and December 31, 1999, the Company experienced, and continues to experience, certain going concern and liquidity problems. The Company has incurred net losses of $65,772 and $172,039 for the periods ending April 30, 2000 and December 31, 1999. This condition raises substantial doubt to the ability of the Company to continue as a going concern.



    The Management's plans with regard to this matter are summarized in Note 8, Subsequent Events. The eventual outcome of the success of management's plans cannot be ascertained with any degree of certainly. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainly.



NOTE 3.  PROPERTY AND EQUIPMENT



    The following is a summary of property and equipment:



                                                              APRIL 30, 2000   DECEMBER 31, 1999
                                                              --------------   -----------------
Machinery and equipment.....................................      $55,965           $50,000
Furniture and fixtures......................................        1,833             1,833
                                                                  -------           -------
                                                                   57,798            51,833
Less accumulated depreciation...............................       (9,379)           (6,744)
                                                                  -------           -------
                                                                  $48,419           $45,089
                                                                  =======           =======



    Depreciation expense was $2,635 for 2000 and $6,744 for 1999.



NOTE 4.  NOTES PAYABLE



                                                              APRIL 30, 2000    DECEMBER 31, 1999
                                                              ---------------   ------------------
Note payable to bank on revolving line of credit which
  provides for aggregate borrowings of up to $250,000.
  Interest at prime plus 2.5% is payable monthly. Principal
  is due October 20, 2000. Secured by substantially all the
  assets of the Company and by a certificate of deposit
  hypothecated by a member in the amount of $150,000........     $245,000            $185,000
                                                                 ========            ========

                               PPCT PRODUCTS, LLC

NOTE 4.  NOTES PAYABLE (CONTINUED)


    The company was indebted to two of its members and an affiliated company with whom the company shares common ownership.



                                                              APRIL 30, 2000    DECEMBER 31, 1999
                                                              ---------------   ------------------
Due to members, notes were due April 30, 2000, however, they were revised with the due date extended to April 30, 2001, with interest at 14% per annum paid quarterly. The notes
  are guaranteed by the affiliated company, Mixson Corp.....     $150,000            $150,000

Due to affiliated company, note was due April 30, 2000,
  however it was revised with the due date extended to
  April 30, 2001, with interest at 14% per annum paid
  quarterly.................................................       50,000              50,000
                                                                 --------            --------
                                                                 $200,000            $200,000
                                                                 ========            ========



NOTE 5.  RELATED PARTY TRANSACTIONS



    The Company has entered into a management agreement with Mixson Corp. (Mixson) which has the same common stockholders as PPCT Products, LLC members. Under this agreement Mixson provides warehousing, accounting, sales and administrative services in addition to the use of its facilities to the Company. The agreement provides that the fee for these services be calculated at 4% of PPCT sales and in addition all direct expenses will be reimbursed to Mixson as well as an allocation of Mixson's fixed expenses. The amount paid by the Company to Mixson for the periods April 30, 2000 and December 31, 1999 was $56,556 and $143,977 respectively.



NOTE 6.  MAJOR CUSTOMERS



    For the year ended December 31, 1999, sales to one customer was approximately $460,000 which comprised approximately 78% of total sales. The loss of this customer could have a detrimental effect on the Company's future operations.



NOTE 7.  COMMITMENT



    The Company in November 1999 entered into an agreement for the exclusive manufacturing rights for a baton. To obtain this agreement, the Company paid legal fees approximately $117,000, during the year ended December 31, 1999. The agreement called for the Company to pay past royalties amounting to $50,000 and pay future royalties based on 10% of sales on a quarterly basis.



NOTE 8.  SUBSEQUENT EVENTS



    During July 2000, Mixson Corp., PPCT Products, LLC (affiliated company) (collectively "seller") and Speed Release Lock Company ("Purchaser") entered into discussion with respect to the proposed acquisition by the purchaser of the business of the seller in exchange for all of the outstanding capital stock of seller. The purchasers' consideration for the seller shares will consist of common stock of purchaser in an amount equal to 90% of total issued and outstanding shares of purchaser. This transaction will in effect be deemed a reverse acquisition hereby Mixson Corp. will be the new entity, consolidating PPCT Products, LLC and Speed Release Lock Company. In connection with this proposed acquisition, the company expects to raise capital through a proposed public offering of securities. As of this date no registration document relating to this proposed offering has been filed and management cannot determine at this time the eventual outcome of this proposed offering.

                               PPCT PRODUCTS, LLC



                                 BALANCE SHEETS



                                  (UNAUDITED)



                                                              OCTOBER 31, 2000   OCTOBER 31, 1999
                                                              ----------------   ----------------
                                             ASSETS
Current assets:
  Cash......................................................      $   4,288          $ 66,141
  Accounts receivable.......................................         18,853             1,938
  Receivable--other.........................................          1,000                --
  Inventory.................................................          6,948             1,896
  Prepaid assets............................................          1,930                --
  Due from affiliated company...............................        124,880            90,032
                                                                  ---------          --------
    Total current assets....................................        157,899           160,007
Property and equipment, net.................................         44,281            42,853

Other assets:
  Intangible assets, net of accumulated amortization of
    $20,215 and $7,634......................................        139,340           150,663
Deposits....................................................             --             7,500
                                                                  ---------          --------
    Total other assets......................................        139,340           158,163
                                                                  ---------          --------
    Total assets............................................      $ 341,520          $361,023
                                                                  =========          ========

                      LIABILITIES AND MEMBERS' CAPITAL (CAPITAL DEFICIENCY)
Current liabilities:
  Accounts payable and accrued expenses.....................      $  63,361          $107,315
  Note payable bank.........................................        250,000            60,000
  Notes payable-members.....................................        325,000           200,000
                                                                  ---------          --------
    Total current liabilities...............................        638,361           367,315
  Members' Capital (Deficiency).............................       (296,841)           (6,292)
                                                                  ---------          --------
    Total liabilities and Members' Capital (Deficiency).....      $ 341,520          $361,023
                                                                  =========          ========

                               PPCT PRODUCTS, LLC



                            STATEMENTS OF OPERATIONS



                                  (UNAUDITED)



                                           FOR THE THREE       FOR THE SIX       FOR THE THREE       FOR THE SIX
                                            MONTHS ENDED       MONTHS ENDED       MONTHS ENDED       MONTHS ENDED
                                          OCTOBER 31, 2000   OCTOBER 31, 2000   OCTOBER 31, 1999   OCTOBER 31, 1999
                                          ----------------   ----------------   ----------------   ----------------
Revenue.................................      $ 45,383           $127,085           $ 33,794           $451,462
Cost of sales...........................        16,319             44,191             14,633            163,526
                                              --------           --------           --------           --------
Gross profit............................        29,064             82,894             19,161            287,936
Selling, general and administrative
  expenses..............................        47,794            109,758             79,140            211,750
                                              --------           --------           --------           --------
Operating income (loss).................       (18,730)           (26,864)           (59,979)            76,186
Other expenses:
  Interest expense......................       (16,771)           (33,166)            (6,672)           (45,265)
                                              --------           --------           --------           --------
    Total other expenses................       (16,771)           (33,166)            (6,672)           (45,265)
                                              --------           --------           --------           --------
Net income (loss).......................      $(35,501)          $(60,030)          $(66,651)          $ 30,921
                                              ========           ========           ========           ========

                               PPCT PRODUCTS, LLC



                            STATEMENTS OF CASH FLOWS



                                  (UNAUDITED)



                                           FOR THE THREE       FOR THE SIX       FOR THE THREE       FOR THE SIX
                                            MONTHS ENDED       MONTHS ENDED       MONTHS ENDED       MONTHS ENDED
                                          OCTOBER 31, 2000   OCTOBER 31, 2000   OCTOBER 31, 1999   OCTOBER 31, 1999
                                          ----------------   ----------------   ----------------   ----------------
Cash flows from operating acitivites:
  Net income (loss).....................      $(35,501)          $ (60,030)         $(66,651)          $  30,921
  Adjustments to reconcile net loss to
    net cash used in operating
    activities:
    Depreciation and amortization.......         4,957               9,914             5,107               9,438
  Change in assets and liabilities:
    (Increase) decrease in accounts
      receivable........................       (14,522)             (9,449)            3,061              19,180
    (Increase) in receivable-other......        (1,000)             (1,000)               --                  --
    (Increase) due from affiliated
      company...........................       (32,894)            (80,585)          (44,714)           (104,009)
    (Increase) decrease in inventory....          (307)             (4,473)            2,419               6,480
    Decrease in prepaid assets..........           511                 958                --                  --
    (Increase) in intangible assets.....            --                  --            (5,597)             (5,597)
    Increase (decrease) in accounts
      payable...........................         7,845              15,945            70,575              49,554
                                              --------           ---------          --------           ---------
      Net cash used in operating
        activities......................       (70,911)           (128,720)          (35,800)              5,967
                                              --------           ---------          --------           ---------
Cash flows from financing activities:
  Net borrowings under line-of-credit
    agreement...........................            --               5,000            60,000              60,000
  Borrowings from members...............        75,000             125,000                --                  --
                                              --------           ---------          --------           ---------
      Net cash provided by financing
        activities......................        75,000             130,000            60,000              60,000
                                              --------           ---------          --------           ---------
Net (decrease) increase in cash.........         4,089               1,280            24,200              65,967
Cash at beginning of period.............           199               3,008            41,941                 174
                                              --------           ---------          --------           ---------
Cash at end of period...................      $  4,288           $   4,288          $ 66,141           $  66,141
                                              ========           =========          ========           =========
Supplemental disclosures of cash flows
  information:
  Interest paid.........................      $  3,359           $  14,502          $  6,672           $  45,265
                                              ========           =========          ========           =========

                               PPCT PRODUCTS, LLC



             STATEMENT OF CHANGES IN MEMBERS' CAPITAL (DEFICIENCY)



                                  (UNAUDITED)



                                                               GERALD
                                            JOSEPH ROTMIL     O'CONNELL     HOLSTER, LLC     TOTAL
                                            -------------   -------------   ------------   ---------
January 20, 1999,
Members' Capital Contribution.............    $     375       $     375       $    250     $   1,000

Net loss..................................      (64,515)        (64,515)       (43,009)     (172,039)
                                              ---------       ---------       --------     ---------
Balance--December 31, 1999................      (64,515)        (64,140)       (42,759)     (171,039)

Net loss..................................      (24,665)        (24,665)       (16,442)      (65,772)
                                              ---------       ---------       --------     ---------
Balance--April 30, 2000...................      (88,805)        (88,805)       (59,442)     (236,811)

Net loss..................................       (9,199)         (9,199)        (6,131)      (24,529)
                                              ---------       ---------       --------     ---------
Balance--July 31, 2000....................      (98,004)        (98,004)       (65,332)      261,340

Net loss..................................      (13,313)        (13,313)        (8,875)      (35,501)
                                              ---------       ---------       --------     ---------
Balance--October 31, 2000.................    $(111,317)      $(111,317)      $(74,207)    $(296,841)
                                              =========       =========       ========     =========

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered:


SEC Registration Fee........................................  $  2,022
Transfer Agent Fee..........................................     5,000
Blue Sky Fees and Expenses..................................    25,000
Accounting Fees and Expenses................................    50,000
Legal Fees and Expenses.....................................   200,000
Printing and Engraving Expenses.............................    85,000
Miscellaneous...............................................     7,978
                                                              --------
    Total...................................................  $375,000
                                                              ========


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


    Article XI of the Registrant's Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law ("DGCL").


    Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action (I.E. one by or in right of the corporation), indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such persons shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses, despite such adjudication or liability.

    Section 102(b)(7) of the DGCL permits a corporation organized under Delaware law to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director subject to certain limitations. Article X of the Registrant's Certificate of Incorporation includes the following provision:

    No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation; PROVIDED, HOWEVER, that the foregoing is not intended to eliminate or limit the liability of a director of the Corporation for (i) any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a violation of Section 174 of the Delaware General Corporation Law, or
    (iv) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 10 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

    The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, fiduciary or agent of the Registrant against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Registrant would have the power to indemnify against such liability under the provisions of the Certificate of Incorporation or the Bylaws of the Registrant.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES


    - In October 1999, Speed Release Lock Company, a Texas corporation ("Speed Release--Texas"), issued 2,778 shares of its common stock to TTI Industries, Incorporated in exchange for 447,576 shares of TTI's common stock.



    - In November 1999, Speed Release--Texas, issued 15,000 shares of its common stock to Steve Bedowitz, its principal stockholder, in exchange for his cancellation of $900,000 of indebtedness owed to him by that company.



    - Speed Release Lock Company, a Delaware corporation, ("Speed Release--Delaware") was organized in March 2000, and merged with Speed Release--Texas, in March 2000. As a result of the merger, each share of common stock of Speed Release--Texas was converted into 360 shares of common stock of Speed Release--Delaware, with the result that 10,000,080 shares of common stock of Speed Release--Delaware, were issued to the former shareholders of Speed Release--Texas.



    - In December, 2000, Speed Release--Delaware issued 1,035,999 shares of its common stock to Steve Bedowitz, its principal stockholder, in exchange for his cancellation of $1,553,998 of principal and interest on indebtedness owed to him by Speed Release--Delaware.



    - Speed Release--Delaware merged with Mixson Corp., a Florida corporation, in December 2000. As a result of this merger, all of the issued and outstanding common stock held by three shareholders of Mixson Corp. were converted into an aggregate of 7,022,258 shares of Speed Release--Delaware common stock.



    - Speed Release--Delaware acquired all of the membership interest in PPCT Products, LLC, a Florida limited liability company, in December 2000, in exchange for issuing 2,910,214 shares of common stock of Speed Release--Delaware to the three members of PPCT Products, LLC.


    Each of these issuances was effected in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


    (a) Exhibits



       EXHIBIT                                                                          PAGE
       NUMBER           DESCRIPTION OF EXHIBIT                                          NO.
---------------------   ----------------------                                        --------
         2.1            Agreement and Plan of Merger, dated March 28, 2000, by and between Speed Release Lock Company, a Texas corporation,
                          and Speed Release Lock Company, a Delaware corporation(1)

         2.2            Agreement, by and among Speed Release Lock Company, a
                          Delaware corporation, Mixson Corp., a Florida corporation, and PPCT Products, LLC, a Florida limited liability
                          company, dated November 30, 2000

       EXHIBIT                                                                          PAGE
       NUMBER           DESCRIPTION OF EXHIBIT                                          NO.
---------------------   ----------------------                                        --------
         2.3            Certificate of Merger of Mixson Corp., a Florida
                          corporation, with Speed Release Lock Company, a Delaware
                          corporation, dated January 29, 2001

         3.1            Certificate of Incorporation(1)

         3.2            Amendment to Certificate of Incorporation, effective
                          January 5, 2001

         3.3            Bylaws(1)

         4.1            Specimen Certificate for Shares of Common Stock

         5.1            Form of Opinion of Baker & McKenzie

        10.1            Promissory Note executed by Speed Release Lock Company on
                          February 8, 2000 and held by North Dallas Bank & Trust
                          Co.(1)

        10.2            Escrow Agreement, dated as of             , 2000, between
                          Mixson Corporation and Chase Bank of Texas, N.A., as
                          escrow agent(2)

        10.3            Promissory Note, dated April 30, 2000, in the principal
                          amount of $50,0000 payable to Mixson Corp. by PPCT
                          Products, LLC

        10.4            Promissory Note, dated June 6, 2000, in the principal amount of $50,000 payable to Gerald F. O'Connell by PPCT
                          Products, LLC

        10.5            Promissory Note, dated August 21, 2000, in the principal
                          amount of $37,500 payable to Gerald F. O'Connell by PPCT
                          Products, LLC

        10.6            Promissory Note, dated April 30, 2000, in the principal
                          amount of $75,000 payable to Gerald F. O'Connell by PPCT
                          Products, LLC

        10.7            Promissory Note, dated August 22, 2000, in the principal
                          amount of $37,500 payable to Marc E. Bercoon by PPCT
                          Products, LLC

        10.8            Promissory Note, dated April 30, 2000, in the principal
                          amount of $75,000 payable to Holster, LLC by PPCT
                          Products, LLC

        10.9            Promissory Note, dated October 29, 2000, in the principal
                          amount of $250,000 payable to SouthTrust Bank, NA by PPCT
                          Products, LLC

        10.10           Commercial Security Agreement dated October 29, 2000 by PPCT
                          Products, LLC in favor of SouthTrust Bank, NA

        10.11           Commercial Guaranty, dated October 29, 2000, by Joseph
                          Rotmil in favor of SouthTrust Bank, NA

        10.12           Commercial Guaranty, dated October 29, 2000, by Gerald
                          O'Connell in favor of SouthTrust Bank, NA

        10.13           Commercial Guaranty, dated October 29, 1999, by Mixson Corp.
                          in favor of SouthTrust Bank, NA

        10.14           Commercial Guaranty, dated October 29, 1999, by Holster, LLC in favor of SouthTrust Bank, NA

        10.15           Loan Workout Agreement, dated August 2, 1999, by and among
                          Mixson Corp., Eastern National Bank, Joseph Rotmil and
                          Gerald O'Connell

        10.16           Television Marketing Agreement, dated November 1, 2000, by and between American Media Group, Inc. and PPCT
                          Products, LLC(2)

        10.17           Television Marketing Agreement, dated November 8, 2000, by and between American Media Group, Inc. and Mixson
                          Corporation(2)

       EXHIBIT                                                                          PAGE
       NUMBER           DESCRIPTION OF EXHIBIT                                          NO.
---------------------   ----------------------                                        --------
        10.18           Promissory Note, dated September 26, 2000, in the principal amount of $50,0000 payable to Steve Bedowitz by Mixson
                          Corporation

        10.19           Form of Amended and Restated Promissory Note in the
                          principal amount of $150,0000 payable to Steve Bedowitz by
                          Mixson Corporation

        23.1            Consent of Baker & McKenzie (included in Exhibit 5.1)

        23.2            Consent of Davis, Kinard & Co., P.C.

        23.3            Consent of Berkovits, Lago & Company, LLP

        24.1            Powers of Attorney (contained on page S-1)


------------------------


(1) Previously filed.



(2) To be filed by amendment.


    (b) Financial Statement Schedules

    Schedules have been omitted because the information required to be set forth therein is not applicable or is included elsewhere in the Financial Statements or the notes thereto.

ITEM 17.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against these kind of liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this type of indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of this issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-1 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on March 2, 2001.



                                                       MIXSON CORPORATION

                                                       By:             /s/ JOSEPH A. ROTMIL
                                                            -----------------------------------------
                                                                         Joseph A. Rotmil
                                                                            PRESIDENT


                               POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Mixson Corporation, a Delaware corporation, which is filing a Registration Statement on Form S-1 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Joel Held or Lawrence B. Mandala, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and in any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and to each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons, in the capacities indicated below, on the dates stated.


                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                                                       President and Director
                /s/ JOSEPH A. ROTMIL                     (Principal Executive and
     -------------------------------------------         Principal Financial and      March 2, 2001
                  Joseph A. Rotmil                       Accounting Officer)

                 /s/ STEVE BEDOWITZ
     -------------------------------------------       Director                       March 2, 2001
                   Steve Bedowitz

                  /s/ MARC BERCOON
     -------------------------------------------       Director                       March 2, 2001
                    Marc Bercoon

                /s/ GERALD O'CONNELL
     -------------------------------------------       Director                       March 2, 2001
                  Gerald O'Connell

                                 EXHIBIT INDEX


       EXHIBIT                                                                          PAGE
       NUMBER           DESCRIPTION OF EXHIBIT                                          NO.
---------------------   ----------------------                                        --------
         2.1            Agreement and Plan of Merger, dated March 28, 2000, by and between Speed Release Lock Company, a Texas corporation,
                          and Speed Release Lock Company, a Delaware corporation(1)

         2.2            Agreement, by and among Speed Release Lock Company, a
                          Delaware corporation, Mixson Corp., a Florida corporation, and PPCT Products, LLC, a Florida limited liability
                          company, dated November 30, 2000

         2.3            Certificate of Merger of Mixson Corp., a Florida
                          corporation, with and into Speed Release Lock Company, a Delaware corporation, dated January 29, 2001

         3.1            Certificate of Incorporation(1)

         3.2            Amendment to Certificate of Incorporation, effective
                          January 5, 2001

         3.3            Bylaws(1)

         4.1            Specimen Certificate for Shares of Common Stock

         5.1            Form of Opinion of Baker & McKenzie

        10.1            Promissory Note executed by Speed Release Lock Company on
                          February 8, 2000 and held by North Dallas Bank & Trust
                          Co.(1)

        10.2            Escrow Agreement, dated as of             , 2000, between
                          Mixson Corporation and Chase Bank of Texas, N.A., as
                          escrow agent(2)

        10.3            Promissory Note, dated April 30, 2000, in the principal
                          amount of $50,0000 payable to Mixson Corp. by PPCT
                          Products, LLC

        10.4            Promissory Note, dated June 6, 2000, in the principal amount of $50,000 payable to Gerald F. O'Connell by PPCT
                          Products, LLC

        10.5            Promissory Note, dated August 21, 2000, in the principal
                          amount of $37,500 payable to Gerald F. O'Connell by PPCT
                          Products, LLC

        10.6            Promissory Note, dated April 30, 2000, in the principal
                          amount of $75,000 payable to Gerald F. O'Connell by PPCT
                          Products, LLC

        10.7            Promissory Note, dated August 22, 2000, in the principal
                          amount of $37,500 payable to Marc E. Bercoon by PPCT
                          Products, LLC

        10.8            Promissory Note, dated April 30, 2000, in the principal
                          amount of $75,000 payable to Holster, LLC by PPCT
                          Products, LLC

        10.9            Promissory Note, dated October 29, 2000, in the principal
                          amount of $250,000 payable to SouthTrust Bank, NA by PPCT
                          Products, LLC

        10.10           Commercial Security Agreement dated October 29, 2000 by PPCT
                          Products, LLC in favor of SouthTrust Bank, NA

        10.11           Commercial Guaranty, dated October 29, 2000, by Joseph
                          Rotmil in favor of SouthTrust Bank, NA

        10.12           Commercial Guaranty, dated October 29, 2000, by Gerald
                          O'Connell in favor of SouthTrust Bank, NA

        10.13           Commercial Guaranty, dated October 29, 1999, by Mixson Corp.
                          in favor of SouthTrust Bank, NA

        10.14           Commercial Guaranty, dated October 29, 1999, by Holster, LLC in favor of SouthTrust Bank, NA

       EXHIBIT                                                                          PAGE
       NUMBER           DESCRIPTION OF EXHIBIT                                          NO.
---------------------   ----------------------                                        --------
        10.15           Loan Workout Agreement, dated August 2, 1999, by and among
                          Mixson Corp., Eastern National Bank, Joseph Rotmil and
                          Gerald O'Connell

        10.16           Television Marketing Agreement, dated November 1, 2000, by and between American Media Group, Inc. and PPCT
                          Products, LLC(2)

        10.17           Television Marketing Agreement, dated November 8, 2000, by and between American Media Group, Inc. and Mixson
                          Corporation(2)

        10.18           Promissory Note, dated September 26, 2000, in the principal amount of $50,0000 payable to Steve Bedowitz by Mixson
                          Corporation

        10.19           Form of Amended and Restated Promissory Note in the
                          principal amount of $150,0000 payable to Steve Bedowitz by
                          Mixson Corporation

        23.1            Consent of Baker & McKenzie (included in Exhibit 5.1)

        23.2            Consent of Davis, Kinard & Co., P.C.

        23.3            Consent of Berkovits, Lago & Company, LLP

        24.1            Powers of Attorney (contained on page S-1)


------------------------


(1) Previously filed.



(2) To be filed by amendment.